Exhibit 99.2

** Notes to Financial Statements were originally prepared and filed on a combined basis with Entergy Corporation, Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc., and System Energy Resources, Inc. in such registrants’ Annual Report on Form 10-K for the year ended December 31, 2013.

ENTERGY CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

The accompanying consolidated financial statements include the accounts of Entergy Corporation and its subsidiaries.  As required by generally accepted accounting principles in the United States of America, all intercompany transactions have been eliminated in the consolidated financial statements.  Entergy’s Registrant Subsidiaries (Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy) also include their separate financial statements in this Form 10-K.  The Registrant Subsidiaries and many other Entergy subsidiaries maintain accounts in accordance with FERC and other regulatory guidelines.

Use of Estimates in the Preparation of Financial Statements

In conformity with generally accepted accounting principles in the United States of America, the preparation of Entergy Corporation’s consolidated financial statements and the separate financial statements of the Registrant Subsidiaries requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities.  Adjustments to the reported amounts of assets and liabilities may be necessary in the future to the extent that future estimates or actual results are different from the estimates used.

Revenues and Fuel Costs

Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, and Entergy Texas generate, transmit, and distribute electric power primarily to retail customers in Arkansas, Louisiana, Louisiana, Mississippi, and Texas, respectively.  Entergy Gulf States Louisiana also distributes natural gas to retail customers in and around Baton Rouge, Louisiana.  Entergy New Orleans sells both electric power and natural gas to retail customers in the City of New Orleans, except for Algiers, where Entergy Louisiana is the electric power supplier.  The Entergy Wholesale Commodities segment derives almost all of its revenue from sales of electric power generated by plants owned by subsidiaries in that segment.

Entergy recognizes revenue from electric power and natural gas sales when power or gas is delivered to customers.  To the extent that deliveries have occurred but a bill has not been issued, Entergy’s Utility operating companies accrue an estimate of the revenues for energy delivered since the latest billings.  The Utility operating companies calculate the estimate based upon several factors including billings through the last billing cycle in a month, actual generation in the month, historical line loss factors, and prices in effect in Entergy’s Utility operating companies’ various jurisdictions.  Changes are made to the inputs in the estimate as needed to reflect changes in billing practices.  Each month the estimated unbilled revenue amounts are recorded as revenue and unbilled accounts receivable, and the prior month’s estimate is reversed.  Therefore, changes in price and volume differences resulting from factors such as weather affect the calculation of unbilled revenues from one period to the next, and may result in variability in reported revenues from one period to the next as prior estimates are reversed and new estimates recorded.

Entergy records revenue from sales under rates implemented subject to refund less estimated amounts accrued for probable refunds when Entergy believes it is probable that revenues will be refunded to customers based upon the status of the rate proceeding as of the date the financial statements are prepared.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy’s Utility operating companies’ rate schedules include either fuel adjustment clauses or fixed fuel factors, which allow either current recovery in billings to customers or deferral of fuel costs until the costs are billed to customers.  Where the fuel component of revenues is billed based on a pre-determined fuel cost (fixed fuel factor), the fuel factor remains in effect until changed as part of a general rate case, fuel reconciliation, or fixed fuel factor filing. System Energy’s operating revenues are intended to recover from Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans operating expenses and capital costs attributable to Grand Gulf.  The capital costs are computed by allowing a return on System Energy’s common equity funds allocable to its net investment in Grand Gulf, plus System Energy’s effective interest cost for its debt allocable to its investment in Grand Gulf.

Accounting for MISO transactions

In December 2013, Entergy joined MISO, a regional transmission organization that maintains functional control over the combined transmission systems of its members and manages one of the largest energy markets in the U.S. In the MISO market, Entergy offers its generation and bids its load into the market on an hourly basis. MISO settles these hourly offers and bids based on locational marginal prices, which is pricing for energy at a given location based on a market clearing price that takes into account physical limitations on the transmission system, generation, and demand throughout the MISO region. MISO evaluates the market participants’ energy offers and demand bids to economically and reliably dispatch the entire MISO system. Entergy accounts for these hourly offers and bids, on a net basis, in operating revenues when in a net selling position and in operating expenses when in a net purchasing position.

Property, Plant, and Equipment

Property, plant, and equipment is stated at original cost.  Depreciation is computed on the straight-line basis at rates based on the applicable estimated service lives of the various classes of property. For the Registrant Subsidiaries, the original cost of plant retired or removed, less salvage, is charged to accumulated depreciation.  Normal maintenance, repairs, and minor replacement costs are charged to operating expenses.  Substantially all of the Registrant Subsidiaries’ plant is subject to mortgage liens.

Electric plant includes the portions of Grand Gulf and Waterford 3 that have been sold and leased back.  For financial reporting purposes, these sale and leaseback arrangements are reflected as financing transactions.

Net property, plant, and equipment for Entergy (including property under capital lease and associated accumulated amortization) by business segment and functional category, as of December 31, 2013 and 2012, is shown below:

2013	Entergy	Utility	Entergy Wholesale Commodities	Parent & Other
	(In Millions)
Production
Nuclear	$9,667	$6,601	$3,066	$—
Other	2,836	2,465	371	—
Transmission	3,929	3,894	35	—
Distribution	6,716	6,716	—	—
Other	1,652	1,475	174	3
Construction work in progress	1,515	1,217	298	—
Nuclear fuel	1,567	855	712	—
Property, plant, and equipment - net	$27,882	$23,223	$4,656	$3

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Entergy	Utility	Entergy Wholesale Commodities	Parent & Other
	(In Millions)
Production
Nuclear	$9,588	$6,624	$2,964	$—
Other	2,878	2,493	385	—
Transmission	3,654	3,619	35	—
Distribution	6,561	6,561	—	—
Other	1,654	1,416	235	3
Construction work in progress	1,366	973	392	1
Nuclear fuel	1,598	907	691	—
Property, plant, and equipment - net	$27,299	$22,593	$4,702	$4

Depreciation rates on average depreciable property for Entergy approximated 2.6% in 2013, 2.5% in 2012, and 2.6% in 2011.  Included in these rates are the depreciation rates on average depreciable Utility property of 2.5% in 2013, 2.4% in 2012, and 2.5% 2011, and the depreciation rates on average depreciable Entergy Wholesale Commodities property of 4.1% in 2013, 3.5% in 2012, and 3.9% in 2011.

Entergy amortizes nuclear fuel using a units-of-production method.  Nuclear fuel amortization is included in fuel expense in the income statements.

“Non-utility property - at cost (less accumulated depreciation)” for Entergy is reported net of accumulated depreciation of $203.0 million and $230.4 million as of December 31, 2013 and 2012, respectively.

Construction expenditures included in accounts payable is $166 million and $267 million at December 31, 2013 and 2012, respectively.

Net property, plant, and equipment for the Registrant Subsidiaries (including property under capital lease and associated accumulated amortization) by company and functional category, as of December 31, 2013 and 2012, is shown below:

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Millions)
Production
Nuclear	$1,047	$1,422	$2,202	$—	$—	$—	$1,930
Other	609	271	684	537	(7)	371	—
Transmission	1,086	646	770	638	31	673	49
Distribution	1,831	950	1,420	1,096	340	1,079	—
Other	192	184	292	197	181	106	17
Construction work in progress	209	105	673	37	29	95	29
Nuclear fuel	322	197	147	—	—	—	189
Property, plant, and equipment - net	$5,296	$3,775	$6,188	$2,505	$574	$2,324	$2,214

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Millions)
Production
Nuclear	$1,073	$1,428	$2,180	$—	$—	$—	$1,943
Other	621	286	680	545	(11)	371	—
Transmission	1,034	573	734	581	27	642	28
Distribution	1,747	939	1,454	1,065	331	1,025	—
Other	115	187	289	201	182	106	17
Construction work in progress	206	125	405	63	11	90	40
Nuclear fuel	304	147	204	—	—	—	253
Property, plant, and equipment - net	$5,100	$3,685	$5,946	$2,455	$540	$2,234	$2,281

Depreciation rates on average depreciable property for the Registrant Subsidiaries are shown below:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
2013	2.5%	1.8%	2.5%	2.6%	3.0%	2.5%	2.8%
2012	2.5%	1.8%	2.4%	2.6%	3.0%	2.4%	2.8%
2011	2.6%	1.8%	2.5%	2.6%	3.0%	2.2%	2.8%

Non-utility property - at cost (less accumulated depreciation) for Entergy Gulf States Louisiana is reported net of accumulated depreciation of $146 million and $142 million as of December 31, 2013 and 2012, respectively.  Non-utility property - at cost (less accumulated depreciation) for Entergy Louisiana is reported net of accumulated depreciation of $3.0 million and $2.8 million as of December 31, 2013 and 2012, respectively.  Non-utility property - at cost (less accumulated depreciation) for Entergy Texas is reported net of accumulated depreciation of $10.4 million and $10.0 million as of December 31, 2013 and 2012, respectively.

As of December 31, 2013, construction expenditures included in accounts payable are $61.9 million for Entergy Arkansas, $13.1 million for Entergy Gulf States Louisiana, $31.1 million for Entergy Louisiana, $2.8 million for Entergy Mississippi, $1.7 million for Entergy New Orleans, $10.9 million for Entergy Texas, and $6.7 million for System Energy.  As of December 31, 2012, construction expenditures included in accounts payable are $56.3 million for Entergy Arkansas, $9.7 million for Entergy Gulf States Louisiana, $110.4 million for Entergy Louisiana, $4.8 million for Entergy Mississippi, $1.9 million for Entergy New Orleans, $8.6 million for Entergy Texas, and $13.5 million for System Energy.

Jointly-Owned Generating Stations

Certain Entergy subsidiaries jointly own electric generating facilities with affiliates or third parties.  The investments and expenses associated with these generating stations are recorded by the Entergy subsidiaries to the extent of their respective undivided ownership interests.  As of December 31, 2013, the subsidiaries’ investment and accumulated depreciation in each of these generating stations were as follows:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Generating Stations		Fuel-Type	Total Megawatt Capability (a)	Ownership		Investment	Accumulated Depreciation
						(In Millions)
Utility business:
Entergy Arkansas -
Independence	Unit 1	Coal	838	31.50%		$129	$97
	Common Facilities	Coal		15.75%		$33	$25
White Bluff	Units 1 and 2	Coal	1,637	57.00%		$502	$348
Ouachita (b)	Common Facilities	Gas		66.67%		$169	$144
Entergy Gulf States Louisiana -
Roy S. Nelson	Unit 6	Coal	551	40.25%		$255	$176
Roy S. Nelson	Unit 6 Common Facilities	Coal		15.92%		$8	$3
Big Cajun 2	Unit 3	Coal	603	24.15%		$143	$102
Ouachita (b)	Common Facilities	Gas		33.33%		$87	$73
Entergy Louisiana -
Acadia	Common Facilities	Gas		50.00%		$19	$—
Entergy Mississippi -
Independence	Units 1 and 2 and Common Facilities	Coal	1,679	25.00%		$250	$144
Entergy Texas -
Roy S. Nelson	Unit 6	Coal	551	29.75%		$183	$113
Roy S. Nelson	Unit 6 Common Facilities	Coal		11.77%		$6	$2
Big Cajun 2	Unit 3	Coal	603	17.85%		$107	$71
System Energy -
Grand Gulf	Unit 1	Nuclear	1,413	90.00%	(c)	$4,696	$2,699
Entergy Wholesale Commodities:
Independence	Unit 2	Coal	841	14.37%		$69	$44
Independence	Common Facilities	Coal		7.18%		$16	$11
Roy S. Nelson	Unit 6	Coal	551	10.9%		$105	$55
Roy S. Nelson	Unit 6 Common Facilities	Coal		4.31%		$2	$1

(a)
“Total Megawatt Capability” is the dependable load carrying capability as demonstrated under actual operating conditions based on the primary fuel (assuming no curtailments) that each station was designed to utilize.

(b)
Ouachita Units 1 and 2 are owned 100% by Entergy Arkansas and Ouachita Unit 3 is owned 100% by Entergy Gulf States Louisiana.  The investment and accumulated depreciation numbers above are only for the common facilities and not for the generating units.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(c)	Includes a leasehold interest held by System Energy. System Energy’s Grand Gulf lease obligations are discussed in Note 10 to the financial statements.

Nuclear Refueling Outage Costs

Nuclear refueling outage costs are deferred during the outage and amortized over the estimated period to the next outage because these refueling outage expenses are incurred to prepare the units to operate for the next operating cycle without having to be taken off line.

Allowance for Funds Used During Construction (AFUDC)

AFUDC represents the approximate net composite interest cost of borrowed funds and a reasonable return on the equity funds used for construction by the Registrant Subsidiaries.  AFUDC increases both the plant balance and earnings and is realized in cash through depreciation provisions included in the rates charged to customers.

Income Taxes

Entergy Corporation and the majority of its subsidiaries file a United States consolidated federal income tax return.  Each tax-paying entity records income taxes as if it were a separate taxpayer and consolidating adjustments are allocated to the tax filing entities in accordance with Entergy’s intercompany income tax allocation agreement.  Deferred income taxes are recorded for all temporary differences between the book and tax basis of assets and liabilities, and for certain credits available for carryforward.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates in the period in which the tax or rate was enacted.

Investment tax credits are deferred and amortized based upon the average useful life of the related property, in accordance with ratemaking treatment.

Earnings per Share

The following table presents Entergy’s basic and diluted earnings per share calculation included on the consolidated statements of income:

	For the Years Ended December 31,
	2013		2012		2011
	(In Millions, Except Per Share Data)
		$/share		$/share		$/share
Net income attributable to Entergy Corporation	$711.9		$846.7		$1,346.4
Basic earnings per average common share	178.2	$3.99	177.3	$4.77	177.4	$7.59
Average dilutive effect of:
Stock options	0.1	—	0.3	(0.01)	1.0	(0.04)
Other equity plans	0.3	—	0.1	—	—	—
Diluted earnings per average common shares	178.6	$3.99	177.7	$4.76	178.4	$7.55

The calculation of diluted earnings per share excluded 8,866,542 options outstanding at December 31, 2013, 7,164,319 options outstanding at December 31, 2012, and 5,712,604 options outstanding at December 31, 2011 that

Entergy Corporation and Subsidiaries
Notes to Financial Statements

could potentially dilute basic earnings per share in the future.  Those options were not included in the calculation of diluted earnings per share because the exercise price of those options exceeded the average market price for the year.

Stock-based Compensation Plans

Entergy grants stock options, restricted stock, performance units, and restricted liability awards to key employees of the Entergy subsidiaries under its Equity Ownership Plans, which are shareholder-approved stock-based compensation plans.  These plans are described more fully in Note 12 to the financial statements.  The cost of the stock-based compensation is charged to income over the vesting period.  Awards under Entergy’s plans generally vest over 3 years.

Accounting for the Effects of Regulation

Entergy’s Utility operating companies and System Energy are rate-regulated enterprises whose rates meet three criteria specified in accounting standards.  The Utility operating companies and System Energy have rates that (i) are approved by a body (its regulator) empowered to set rates that bind customers; (ii) are cost-based; and (iii) can be charged to and collected from customers.  These criteria may also be applied to separable portions of a utility’s business, such as the generation or transmission functions, or to specific classes of customers.  Because the Utility operating companies and System Energy meet these criteria, each of them capitalizes costs that would otherwise be charged to expense if the rate actions of its regulator make it probable that those costs will be recovered in future revenue.  Such capitalized costs are reflected as regulatory assets in the accompanying financial statements.  When an enterprise concludes that recovery of a regulatory asset is no longer probable, the regulatory asset must be removed from the entity’s balance sheet.

An enterprise that ceases to meet the three criteria for all or part of its operations should report that event in its financial statements.  In general, the enterprise no longer meeting the criteria should eliminate from its balance sheet all regulatory assets and liabilities related to the applicable operations.  Additionally, if it is determined that a regulated enterprise is no longer recovering all of its costs, it is possible that an impairment may exist that could require further write-offs of plant assets.

Entergy Gulf States Louisiana does not apply regulatory accounting standards to the Louisiana retail deregulated portion of River Bend, the 30% interest in River Bend formerly owned by Cajun, and its steam business, where specific cost recovery is not provided for in tariff rates.  The Louisiana retail deregulated portion of River Bend is operated under a deregulated asset plan representing a portion (approximately 15%) of River Bend plant costs, generation, revenues, and expenses established under a 1992 LPSC order.  The plan allows Entergy Gulf States Louisiana to sell the electricity from the deregulated assets to Louisiana retail customers at 4.6 cents per kWh or off-system at higher prices, with certain provisions for sharing incremental revenue above 4.6 cents per kWh between customers and shareholders.

Regulatory Asset for Income Taxes

Accounting standards for income taxes provide that a regulatory asset be recorded if it is probable that the currently determinable future increase in regulatory income tax expense will be recovered from customers through future rates. The primary source of Entergy's regulatory asset for income taxes is book depreciation of AFUDC equity that has been capitalized to property, plant, and equipment but for which there is no corresponding tax basis. AFUDC equity is a component of property, plant, and equipment that is included in rate base when the plant is placed in service.

Cash and Cash Equivalents

Entergy considers all unrestricted highly liquid debt instruments with an original or remaining maturity of three months or less at date of purchase to be cash equivalents.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects Entergy’s best estimate of losses on the accounts receivable balances.  The allowance is based on accounts receivable agings, historical experience, and other currently available evidence.  Utility operating company customer accounts receivable are written off consistent with approved regulatory requirements.

Investments

Entergy records decommissioning trust funds on the balance sheet at their fair value.  Because of the ability of the Registrant Subsidiaries to recover decommissioning costs in rates and in accordance with the regulatory treatment for decommissioning trust funds, the Registrant Subsidiaries record an offsetting amount in other regulatory liabilities/assets to the unrealized gains/(losses) on investment securities.  For the portion of River Bend that is not rate-regulated, Entergy Gulf States Louisiana has recorded an offsetting amount in other deferred credits to the unrealized gains/(losses).  Decommissioning trust funds for Pilgrim, Indian Point 2, Vermont Yankee, and Palisades do not meet the criteria for regulatory accounting treatment.  Accordingly, unrealized gains recorded on the assets in these trust funds are recognized in the accumulated other comprehensive income component of equity because these assets are classified as available for sale.  Unrealized losses (where cost exceeds fair market value) on the assets in these trust funds are also recorded in the accumulated other comprehensive income component of equity unless the unrealized loss is other than temporary and therefore recorded in earnings.  The assessment of whether an investment in a debt security has suffered an other-than-temporary impairment is based on whether Entergy has the intent to sell or more likely than not will be required to sell the debt security before recovery of its amortized costs.  Further, if Entergy does not expect to recover the entire amortized cost basis of the debt security, an other-than-temporary impairment is considered to have occurred and it is measured by the present value of cash flows expected to be collected less the amortized cost basis (credit loss).  The assessment of whether an investment in an equity security has suffered an other-than-temporary impairment is based on a number of factors including, first, whether Entergy has the ability and intent to hold the investment to recover its value, the duration and severity of any losses, and, then, whether it is expected that the investment will recover its value within a reasonable period of time.  Entergy’s trusts are managed by third parties who operate in accordance with agreements that define investment guidelines and place restrictions on the purchases and sales of investments.  See Note 17 to the financial statements for details on the decommissioning trust funds.

Equity Method Investments

Entergy owns investments that are accounted for under the equity method of accounting because Entergy’s ownership level results in significant influence, but not control, over the investee and its operations.  Entergy records its share of earnings or losses of the investee based on the change during the period in the estimated liquidation value of the investment, assuming that the investee’s assets were to be liquidated at book value.  In accordance with this method, earnings are allocated to owners or members based on what each partner would receive from its capital account if, hypothetically, liquidation were to occur at the balance sheet date and amounts distributed were based on recorded book values.  Entergy discontinues the recognition of losses on equity investments when its share of losses equals or exceeds its carrying amount for an investee plus any advances made or commitments to provide additional financial support.  See Note 14 to the financial statements for additional information regarding Entergy’s equity method investments.

Derivative Financial Instruments and Commodity Derivatives

The accounting standards for derivative instruments and hedging activities require that all derivatives be recognized at fair value on the balance sheet, either as assets or liabilities, unless they meet various exceptions including the normal purchase, normal sales criteria.  The changes in the fair value of recognized derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Contracts for commodities that will be physically delivered in quantities expected to be used or sold in the ordinary course of business, including certain purchases and sales of power and fuel, meet the normal purchase, normal sales criteria and are not recognized on the balance sheet.  Revenues and expenses from these contracts are reported on a gross basis in the appropriate revenue and expense categories as the commodities are received or delivered.

For other contracts for commodities in which Entergy is hedging the variability of cash flows related to a variable-rate asset, liability, or forecasted transactions that qualify as cash flow hedges, the changes in the fair value of such derivative instruments are reported in other comprehensive income.  To qualify for hedge accounting, the relationship between the hedging instrument and the hedged item must be documented to include the risk management objective and strategy and, at inception and on an ongoing basis, the effectiveness of the hedge in offsetting the changes in the cash flows of the item being hedged.  Gains or losses accumulated in other comprehensive income are reclassified to earnings in the periods when the underlying transactions actually occur.  The ineffective portions of all hedges are recognized in current-period earnings.

Entergy has determined that contracts to purchase uranium do not meet the definition of a derivative under the accounting standards for derivative instruments because they do not provide for net settlement and the uranium markets are not sufficiently liquid to conclude that forward contracts are readily convertible to cash.  If the uranium markets do become sufficiently liquid in the future and Entergy begins to account for uranium purchase contracts as derivative instruments, the fair value of these contracts would be accounted for consistent with Entergy’s other derivative instruments.

Fair Values

The estimated fair values of Entergy’s financial instruments and derivatives are determined using bid prices, market quotes, and financial modeling.  Considerable judgment is required in developing the estimates of fair value.  Therefore, estimates are not necessarily indicative of the amounts that Entergy could realize in a current market exchange.  Gains or losses realized on financial instruments held by regulated businesses may be reflected in future rates and therefore do not accrue to the benefit or detriment of stockholders.  Entergy considers the carrying amounts of most financial instruments classified as current assets and liabilities to be a reasonable estimate of their fair value because of the short maturity of these instruments.  See Note 16 to the financial statements for further discussion of fair value.

Impairment of Long-Lived Assets

Entergy periodically reviews long-lived assets held in all of its business segments whenever events or changes in circumstances indicate that recoverability of these assets is uncertain.  Generally, the determination of recoverability is based on the undiscounted net cash flows expected to result from such operations and assets.  Projected net cash flows depend on the future operating costs associated with the assets, the efficiency and availability of the assets and generating units, and the future market and price for energy over the remaining life of the assets.

Two nuclear power plants in the Entergy Wholesale Commodities business segment (Indian Point 2 and Indian Point 3) have applications pending for renewed NRC licenses.  Various parties have expressed opposition to renewal of the licenses.  Under federal law, nuclear power plants may continue to operate beyond their original license expiration dates while their timely filed renewal applications are pending NRC approval.  On September 28, 2013, Indian Point 2 reached the expiration date of its original NRC operating license and entered into the period of extended operation under the timely renewal rule. If the NRC does not renew the operating license for either of these plants, the plant’s operating life could be shortened, reducing its projected net cash flows and impairing its value as an asset.

In March 2011 the NRC renewed Vermont Yankee’s operating license for an additional 20 years.  The renewed operating license expires in March 2032. Vermont Yankee also is operating under a Certificate of Public Good from the State of Vermont that was scheduled to expire in March 2012, but has an application pending before the Vermont Public Service Board (VPSB) for a renewed Certificate of Public Good.  In April 2011, Entergy Nuclear Vermont

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Yankee and Entergy Nuclear Operations, the owner and operator respectively of Vermont Yankee, filed suit in the United States District Court for the District of Vermont.  The suit challenged certain conditions imposed by Vermont upon Vermont Yankee’s continued operation and storage of spent nuclear fuel, including the requirement to obtain not only a new Certificate of Public Good, but also approval by Vermont’s General Assembly.  In January 2012 the court decided that the Atomic Energy Act preempted Vermont's laws prohibiting the issuance of a new Certificate of Public Good without further authorization by Vermont's legislature. Vermont appealed that decision to the U.S. Court of Appeals for the Second Circuit, which affirmed that decision in August 2013.

In January 2012, after the federal district court had issued its decision, Entergy filed a motion requesting that the VPSB grant, based on the existing record in its Certificate of Public Good proceeding that had begun in 2008 but was suspended due to the applicable laws being challenged in the federal court litigation, Vermont Yankee’s pending application for a new Certificate of Public Good.  Entergy subsequently filed another motion asking the VPSB to declare that title 3, section 814(b) of the Vermont statutes (3 V.S.A. § 814(b)) authorized Vermont Yankee to operate while the Certificate of Public Good proceeding was pending because Entergy had timely filed a petition for a new Certificate of Public Good that had not yet been decided.  In March 2012 the VPSB issued orders denying Entergy’s motion with respect to 3 V.S.A. § 814(b) but stating that the order did not require Vermont Yankee to cease operations, denying Entergy’s motion to issue a new Certificate of Public Good based on the existing record, determining to open a new docket and to create a new record to decide Vermont Yankee’s request for a new Certificate of Public Good (without prejudice to any rights that Entergy might have under 3 V.S.A. § 814(b)), and directing Entergy to file an amended Certificate of Public Good petition that identified the specific approvals it was seeking in light of the district court’s decision.  In April 2012, Entergy filed its amended Certificate of Public Good petition.

In November 2012 the VPSB denied a motion by Entergy to amend provisions in the 2002 and 2006 VPSB orders respectively approving Entergy’s acquisition of Vermont Yankee and Vermont Yankee’s construction of a spent nuclear fuel storage facility.  In its March 2012 orders, the VPSB had found that these provisions contained conditions respectively precluding the operation of Vermont Yankee after March 21, 2012 absent issuance of a new or renewed certificate of public good and limiting the amount of spent nuclear fuel stored at the site, in each case without explicitly addressing whether those conditions were subject to 3 V.S.A. § 814(b).  In January 2013 the VPSB issued an order closing the old Certificate of Public Good docket (the one superseded by Entergy’s April 2012 amended petition) in which the VPSB’s March and November 2012 orders had been issued, making an appeal from those orders ripe.  Entergy appealed those VPSB orders to the Vermont Supreme Court.  That appeal remains pending.

In June 2013 the VPSB completed hearings on Entergy’s amended petition for a Certificate of Public Good to continuing operating Vermont Yankee. In August 2013, Entergy announced that it planned to close Vermont Yankee at the end of 2014 and that same day filed a second amended petition seeking authorization to operate the plant only until that date. In December 2013, Entergy and Vermont entered into a settlement agreement, with an accompanying memorandum of understanding that was filed with the VPSB, under which Vermont agreed to support Entergy’s request to operate Vermont Yankee until the end of 2014. The settlement agreement provides for Entergy to make $10 million in economic transition payments, $5 million in clean energy development support, and a transitional $5 million payment to Vermont. Entergy will also set aside a new $25 million fund to ensure the Vermont Yankee site is restored after decommissioning. These terms are contingent upon the VPSB’s issuance by March 31, 2014 of a Certificate of Public Good authorizing Vermont Yankee’s operation through 2014 and otherwise conforming to the terms of the settlement agreement. The settlement agreement also provides for the dismissal or discontinuation of other litigation between Entergy and Vermont; in the case of Entergy’s appeal of the VPSB’s March and November 2012 orders, such dismissal is contingent upon the VPSB’s issuance of such a Certificate of Public Good. The VPSB has scheduled additional proceedings and further hearings on the memorandum of understanding.

Impairment

Because of the uncertainty regarding the continued operation of Vermont Yankee, Entergy tested the recoverability of the plant and related assets in each quarter since the first quarter 2010.  The determination of recoverability is based on the probability-weighted undiscounted net cash flows expected to be generated by the plant

Entergy Corporation and Subsidiaries
Notes to Financial Statements

and related assets.  Projected net cash flows primarily depend on the status of the pending legal and state regulatory matters, as well as projections of future revenues and expenses over the remaining life of the plant.  Prior to the first quarter 2012, the probability-weighted undiscounted net cash flows exceeded the carrying value of the Vermont Yankee plant and related assets.  The decline, however, in the overall energy market and the projected forward prices of power as of March 31, 2012, which are significant inputs in the determination of net cash flows, resulted in the probability-weighted undiscounted future cash flows being less than the asset group’s carrying value.  Entergy performed a fair value analysis based on the income approach, a discounted cash flow method, to determine the amount of impairment. The estimated fair value of the plant and related assets at March 31, 2012 was $162.0 million, while the carrying value was $517.5 million.  Therefore, the assets were written down to their fair value and an impairment charge of $355.5 million ($223.5 million after-tax) was recognized.  The impairment charge was recorded as a separate line item in Entergy’s consolidated statement of income for 2012, and is included within the results of the Entergy Wholesale Commodities segment.

The estimate of fair value was based on the price that Entergy would expect to receive in a hypothetical sale of the Vermont Yankee plant and related assets to a market participant on March 31, 2012. In order to determine this price, Entergy used significant observable inputs, including quoted forward power and gas prices, where available. Significant unobservable inputs, such as projected long-term pre-tax operating margins (cash basis), and estimated weighted average costs of capital were also used in the estimation of fair value. In addition, Entergy made certain assumptions regarding future tax deductions associated with the plant and related assets. Based on the use of significant unobservable inputs, the fair value measurement for the entirety of the asset group, and for each type of asset within the asset group, is classified as Level 3 in the fair value hierarchy discussed in Note 16 to the financial statements.

The following table sets forth a description of significant unobservable inputs used in the valuation of the Vermont Yankee plant and related assets as of March 31, 2012:

Significant Unobservable Inputs	Range	Weighted Average

Weighted average cost of capital	7.5%-8.0%	7.8%
Long-term pre-tax operating margin (cash basis)	6.1%-7.8%	7.2%

On August 27, 2013, Entergy announced its plan to close and decommission Vermont Yankee. Vermont Yankee is expected to cease power production in the fourth quarter 2014 after its current fuel cycle. This decision was approved by the Board in August 2013, although the exact date of shutdown was not determined. The decision to shut down the plant was primarily due to sustained low natural gas and wholesale energy prices, the high cost structure of the plant, and lack of a market structure that adequately compensates merchant nuclear plants for their environmental and fuel diversity benefits in the region in which the plant operates.

As a result of the decision to shut down the plant, Entergy recognized non-cash impairment and other related charges of $291.5 million ($183.7 million after-tax) during the third quarter 2013 to write down the carrying value of Vermont Yankee and related assets to their fair values. Entergy performed a fair value analysis based on the income approach, a discounted cash flow method, to determine the amount of impairment. The estimated fair value of the plant and related assets was $62 million, while the carrying value was $349 million. The carrying value of $349 million reflects the effect of a $58 million increase in Vermont Yankee’s estimated decommissioning cost liability and the related asset retirement cost asset. The increase in the estimated decommissioning cost liability resulted from the change in expectation regarding the timing of decommissioning cash flows due to the decision to cease operations. Impairment and other related charges are recorded as a separate line item in Entergy’s consolidated statements of income for 2013 and this impairment charge is included within the results of the Entergy Wholesale Commodities segment.

The estimate of fair value was based on the price that Entergy would expect to receive in a hypothetical sale of the Vermont Yankee plant and related assets to a market participant.  In order to determine this price, Entergy used

Entergy Corporation and Subsidiaries
Notes to Financial Statements

significant observable inputs, including quoted forward power and gas prices, where available.  Significant unobservable inputs, such as projected long-term pre-tax operating margins (cash basis), and estimated weighted average costs of capital were also used in the estimation of fair value.  In addition, Entergy made certain assumptions regarding future tax deductions associated with the plant and related assets.  Based on the use of significant unobservable inputs, the fair value measurement for the entirety of the asset group, and for each type of asset within the asset group, is classified as Level 3 in the fair value hierarchy discussed in Note 16 to the financial statements.

The following table sets forth a description of significant unobservable inputs used in the valuation of the Vermont Yankee plant and related assets as of July 31, 2013:

Significant Unobservable Inputs	Amount

Weighted average cost of capital	7.5%
Long-term pre-tax operating margin (cash basis)	7.0%

Entergy’s Accounting Policy group, which reports to the Chief Accounting Officer, was primarily responsible for determining the valuation of the Vermont Yankee plant and related assets, in consultation with external advisors.  Accounting Policy obtained and reviewed information from other Entergy departments with expertise on the various inputs and assumptions that were necessary to calculate the fair value of the asset group.

As a result of the settlement agreement entered into by Entergy and Vermont regarding the remaining operation and decommissioning of Vermont Yankee discussed above, Entergy reassessed its assumptions regarding the timing of decommissioning cash flows for Vermont Yankee. The reassessment resulted in a $27.2 million increase in the decommissioning cost liability and a corresponding impairment charge, recorded in December 2013. Impairment charges are recorded as a separate line item in Entergy’s consolidated statements of income for 2013 and this impairment charge is included within the results of the Entergy Wholesale Commodities segment.

In addition to the impairment charge and depreciation of the remaining plant balance by the end of 2014, Entergy expects to record additional charges through the end of 2014 totaling approximately $50 million to $55 million related to severance and employee retention costs relating to the shutdown of Vermont Yankee.

River Bend AFUDC

The River Bend AFUDC gross-up is a regulatory asset that represents the incremental difference imputed by the LPSC between the AFUDC actually recorded by Entergy Gulf States Louisiana on a net-of-tax basis during the construction of River Bend and what the AFUDC would have been on a pre-tax basis.  The imputed amount was only calculated on that portion of River Bend that the LPSC allowed in rate base and is being amortized through August 2025.

Reacquired Debt

The premiums and costs associated with reacquired debt of Entergy’s Utility operating companies and System Energy (except that portion allocable to the deregulated operations of Entergy Gulf States Louisiana) are included in regulatory assets and are being amortized over the life of the related new issuances, or over the life of the original debt issuance if the debt is not refinanced, in accordance with ratemaking treatment.

Taxes Imposed on Revenue-Producing Transactions

Governmental authorities assess taxes that are both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, including, but not limited to, sales, use, value added, and some excise taxes.  Entergy presents these taxes on a net basis, excluding them from revenues, unless required to report them differently by a regulatory authority.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Presentation of Preferred Stock without Sinking Fund

Accounting standards regarding non-controlling interests and the classification and measurement of redeemable securities require the classification of preferred securities between liabilities and shareholders’ equity on the balance sheet if the holders of those securities have protective rights that allow them to gain control of the board of directors in certain circumstances.  These rights would have the effect of giving the holders the ability to potentially redeem their securities, even if the likelihood of occurrence of these circumstances is considered remote.  The Entergy Arkansas, Entergy Mississippi, and Entergy New Orleans articles of incorporation provide, generally, that the holders of each company’s preferred securities may elect a majority of the respective company’s board of directors if dividends are not paid for a year, until such time as the dividends in arrears are paid.  Therefore, Entergy Arkansas, Entergy Mississippi, and Entergy New Orleans present their preferred securities outstanding between liabilities and shareholders’ equity on the balance sheet.  Entergy Gulf States Louisiana and Entergy Louisiana, both organized as limited liability companies, have outstanding preferred securities with similar protective rights with respect to unpaid dividends, but provide for the election of board members that would not constitute a majority of the board; and their preferred securities are therefore classified for all periods presented as a component of members’ equity.

The outstanding preferred securities of Entergy Arkansas, Entergy Mississippi, Entergy New Orleans, and Entergy Finance Holding (an Entergy Wholesale Commodities subsidiary), whose preferred holders also have protective rights, are similarly presented between liabilities and equity on Entergy’s consolidated balance sheets and the outstanding preferred securities of Entergy Gulf States Louisiana and Entergy Louisiana are presented within total equity in Entergy’s consolidated balance sheets.  The preferred dividends or distributions paid by all subsidiaries are reflected for all periods presented outside of consolidated net income.

New Accounting Pronouncements

The accounting standard-setting process, including projects between the FASB and the International Accounting Standards Board (IASB) to converge U.S. GAAP and International Financial Reporting Standards, is ongoing and the FASB and the IASB are each currently working on several projects that have not yet resulted in final pronouncements.  Final pronouncements that result from these projects could have a material effect on Entergy’s future net income, financial position, or cash flows.

NOTE 2.  RATE AND REGULATORY MATTERS (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Regulatory Assets

Other Regulatory Assets

Regulatory assets represent probable future revenues associated with costs that Entergy expects to recover from customers through the regulatory ratemaking process under which the Utility business operates.  In addition to the regulatory assets that are specifically disclosed on the face of the balance sheets, the tables below provide detail of “Other regulatory assets” that are included on Entergy’s and the Registrant Subsidiaries’ balance sheets as of December 31, 2013 and 2012:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy

	2013	2012
	(In Millions)
Asset retirement obligation - recovery dependent upon timing of decommissioning (Note 9) (b)	$447.6	$422.6
Deferred capacity (Note 2 – Retail Rate Proceedings – Filings with the LPSC)	1.2	6.8
Grand Gulf fuel - non-current and power management rider - recovered through rate riders when rates are redetermined periodically (Note 2 – Fuel and purchased power cost recovery)	56.8	35.1
New nuclear generation development costs (Note 2) (c)	115.2	56.8
Gas hedging costs - recovered through fuel rates	—	8.3
Pension & postretirement costs (Note 11 – Qualified Pension Plans, Other Postretirement Benefits, and Non-Qualified Pension Plans) (b)	1,723.1	2,866.3
Provision for storm damages, including hurricane costs - recovered through securitization, insurance proceeds, and retail rates (Note 2 – Storm Cost Recovery Filings with Retail Regulators)	786.8	970.8
Removal costs - recovered through depreciation rates (Note 9) (b)	188.9	155.7
River Bend AFUDC - recovered through August 2025 (Note 1 – River Bend AFUDC)	20.5	22.4
Spindletop gas storage facility - recovered through December 2032 (a)	27.8	29.4
Transition to competition costs - recovered over a 15-year period through February 2021	74.4	82.1
Little Gypsy costs – recovered through securitization (Note 5 – Entergy Louisiana Securitization Bonds - Little Gypsy)	160.6	177.6
Incremental ice storm costs - recovered through 2032	9.5	10.0
Michoud plant maintenance – recovered over a 7-year period through September 2018	9.1	11.0
MISO costs - recovery through retail rates	74.7	23.8
Human capital management costs - recovery through retail rate mechanisms (Note 13)	45.0	—
Unamortized loss on reacquired debt - recovered over term of debt	83.0	95.9
Other	69.2	51.3
Total	$3,893.4	$5,025.9

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Arkansas

	2013	2012
	(In Millions)
Asset retirement obligation - recovery dependent upon timing of decommissioning (Note 9) (b)	$225.9	$210.2
Incremental ice storm costs - recovered through 2032	9.5	10.0
Pension & postretirement costs (Note 11 – Qualified Pension Plans, Other Postretirement Benefits, and Non-Qualified Pension Plans) (b)	517.1	831.2
Grand Gulf fuel - non-current - recovered through rate riders when rates are redetermined periodically (Note 2 – Fuel and purchased power cost recovery)	23.5	17.3
Provision for storm damages - recovered either through securitization or retail rates (Note 2 - Storm Cost Recovery Filings with Retail Regulators)	115.2	115.2
Removal costs - recovered through depreciation rates (Note 9) (b)	18.6	—
MISO costs - recovery through retail rates through 2018 (c)	30.9	1.1
Human capital management costs - recovery through retail rates through June 2017 (Note 13) (c)	22.0	—
Energy efficiency costs - recovered through rate riders when rates are redetermined periodically	12.5	2.4
Transmission facility operation and maintenance costs - recovered in base rates through 2033	8.7	—
Unamortized loss on reacquired debt - recovered over term of debt	28.8	31.5
Other	1.7	2.7
Entergy Arkansas Total	$1,014.4	$1,221.6

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Gulf States Louisiana

	2013	2012
	(In Millions)
Asset retirement obligation - recovery dependent upon timing of decommissioning (Note 9) (b)	$11.0	$6.1
Gas hedging costs - recovered through fuel rates	—	2.6
Pension & postretirement costs (Note 11 – Qualified Pension Plans and Non-Qualified Pension Plans) (b)	194.2	300.5
Provision for storm damages, including hurricane costs - recovered through retail rates and securitization (Note 2 - Storm Cost Recovery Filings with Retail Regulators)	—	18.9
Deferred capacity (Note 2 – Retail Rate Proceedings – Filings with the LPSC)	1.2	6.8
River Bend AFUDC - recovered through August 2025 (Note 1 – River Bend AFUDC)	20.5	22.4
New nuclear generation development costs - recovery through formula rate plan over eight years beginning in December 2014 (Note 2) (c)	29.5	—
Spindletop gas storage facility - recovered through December 2032 (a)	27.8	29.4
MISO costs - recovery through the MISO cost recovery mechanism beginning December 2014 through November 2017	15.3	9.0
Human capital management costs - recovery through formula rate plan beginning December 2014 through November 2017 (Note 13)	10.0	—
Unamortized loss on reacquired debt - recovered over term of debt	8.3	9.9
Other	3.7	4.1
Entergy Gulf States Louisiana Total	$321.5	$409.7

Entergy Louisiana

	2013	2012
	(In Millions)
Asset retirement obligation - recovery dependent upon timing of decommissioning (Note 9) (b)	$139.2	$136.9
Gas hedging costs - recovered through fuel rates	—	3.4
Pension & postretirement costs (Note 11 – Qualified Pension Plans and Non-Qualified Pension Plans) (b)	318.4	475.6
Little Gypsy costs – recovered through securitization (Note 5 – Entergy Louisiana Securitization Bonds - Little Gypsy)	160.6	177.6
Provision for storm damages, including hurricane costs - recovered through retail rates and securitization (Note 2 - Storm Cost Recovery Filings with Retail Regulators)	3.4	74.5
New nuclear generation development costs - recovery through formula rate plan over eight years beginning in December 2014 (Note 2) (c)	29.5	—
MISO costs - recovery through the MISO cost recovery mechanism beginning December 2014 through November 2017	20.8	11.8
Human capital management costs - recovery through formula rate plan beginning December 2014 through November 2017 (Note 13)	13.0	—
Unamortized loss on reacquired debt - recovered over term of debt	15.2	17.6
Other	15.4	16.2
Entergy Louisiana Total	$715.5	$913.6

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Mississippi

	2013	2012
	(In Millions)
Asset retirement obligation - recovery dependent upon timing of decommissioning (Note 9) (b)	$5.9	$5.6
Gas hedging costs - recovered through fuel rates	—	2.2
Removal costs - recovered through depreciation rates (Note 9) (b)	64.3	57.4
Grand Gulf fuel - non-current and power management rider- recovered through rate riders when rates are redetermined periodically (Note 2 – Fuel and purchased power cost recovery)	33.3	17.8
New nuclear generation development costs (Note 2) (c)	56.2	56.8
Pension & postretirement costs (Note 11 – Qualified Pension Plans, Other Postretirement Benefits, and Non-Qualified Pension Plans) (b)	135.3	234.6
Provision for storm damages - recovered through retail rates (Note 2 - Storm Cost Recovery Filings with Retail Regulators)	—	9.2
Unamortized loss on reacquired debt - recovered over term of debt	8.9	9.6
Other	14.6	8.3
Entergy Mississippi Total	$318.5	$401.5

Entergy New Orleans

	2013	2012
	(In Millions)
Asset retirement obligation - recovery dependent upon timing of decommissioning (Note 9) (b)	$3.7	$3.6
Removal costs - recovered through depreciation rates (Note 9) (b)	34.9	29.9
Pension & postretirement costs (Note 11 – Qualified Pension Plans, Other Postretirement Benefits, and Non-Qualified Pension Plans) (b)	76.8	134.6
Provision for storm damages, including hurricane costs - recovered through insurance proceeds and retail rates (Note 2 - Storm Cost Recovery Filings with Retail Regulators)	4.6	15.1
Michoud plant maintenance – recovered over a 7-year period through September 2018	9.1	11.0
Unamortized loss on reacquired debt - recovered over term of debt	2.0	2.3
Other	6.1	5.5
Entergy New Orleans Total	$137.2	$202.0

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Texas

	2013	2012
	(In Millions)
Asset retirement obligation - recovery dependent upon timing of decommissioning (Note 9) (b)	$1.1	$1.2
Removal costs - recovered through depreciation rates (Note 9) (b)	15.1	11.5
Pension & postretirement costs (Note 11 – Qualified Pension Plans, Other Postretirement Benefits, and Non-Qualified Pension Plans) (b)	143.0	258.8
Provision for storm damages, including hurricane costs - recovered through securitization, insurance proceeds, and retail rates (Note 2 - Storm Cost Recovery Filings with Retail Regulators)	663.6	737.9
Transition to competition costs - recovered over a 15-year period through February 2021	74.4	82.1
Unamortized loss on reacquired debt - recovered over term of debt	7.7	9.4
Other	14.3	13.6
Entergy Texas Total	$919.2	$1,114.5

System Energy

	2013	2012
	(In Millions)
Asset retirement obligation - recovery dependent upon timing of decommissioning (Note 9) (b)	$60.8	$58.9
Removal costs - recovered through depreciation rates (Note 9) (b)	56.0	56.8
Pension & postretirement costs (Note 11 – Qualified Pension Plans and Other Postretirement Benefits) (b)	132.9	198.2
Unamortized loss on reacquired debt - recovered over term of debt	12.0	15.6
Other	—	0.6
System Energy Total	$261.7	$330.1

(a)
The jurisdictional split order assigned the regulatory asset to Entergy Texas.  The regulatory asset, however, is being recovered and amortized at Entergy Gulf States Louisiana.  As a result, a billing occurs monthly over the same term as the recovery and receipts will be submitted to Entergy Texas.  Entergy Texas has recorded a receivable from Entergy Gulf States Louisiana and Entergy Gulf States Louisiana has recorded a corresponding payable.

(b)	Does not earn a return on investment, but is offset by related liabilities.

(c)	Does not earn a return on investment.

Fuel and purchased power cost recovery

Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and Entergy Texas are allowed to recover fuel and purchased power costs through fuel mechanisms included in electric and gas rates that are recorded as fuel cost recovery revenues.  The difference between revenues collected and the current fuel and purchased power costs is generally recorded as “Deferred fuel costs” on the Utility operating companies’ financial statements.  The table below shows the amount of deferred fuel costs as of December 31, 2013 and 2012 that Entergy expects to recover (or return to customers) through fuel mechanisms, subject to subsequent regulatory review.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	2013	2012
	(In Millions)
Entergy Arkansas	$68.7	$97.3
Entergy Gulf States Louisiana (a)	$109.7	$99.2
Entergy Louisiana (a)	$37.6	$94.6
Entergy Mississippi	$38.1	$26.5
Entergy New Orleans (a)	($19.1)	$1.9
Entergy Texas	($4.1)	($93.3)

(a)
2013 and 2012 include $100.1 million for Entergy Gulf States Louisiana, $68 million for Entergy Louisiana, and $4.1 million for Entergy New Orleans of fuel, purchased power, and capacity costs, which do not currently earn a return on investment and whose recovery periods are indeterminate but are expected to be over a period greater than twelve months.

Entergy Arkansas

Production Cost Allocation Rider

The APSC approved a production cost allocation rider for recovery from customers of the retail portion of the costs allocated to Entergy Arkansas as a result of the System Agreement proceedings, which are discussed in the “System Agreement Cost Equalization Proceedings” section below.  These costs cause an increase in Entergy Arkansas’s deferred fuel cost balance because Entergy Arkansas pays the costs over seven months but collects them from customers over twelve months.

Energy Cost Recovery Rider

Entergy Arkansas’s retail rates include an energy cost recovery rider to recover fuel and purchased energy costs in monthly customer bills.  The rider utilizes the prior calendar-year energy costs and projected energy sales for the twelve-month period commencing on April 1 of each year to develop an energy cost rate, which is redetermined annually and includes a true-up adjustment reflecting the over- or under-recovery, including carrying charges, of the energy costs for the prior calendar year.  The energy cost recovery rider tariff also allows an interim rate request depending upon the level of over- or under-recovery of fuel and purchased energy costs.

In October 2005 the APSC initiated an investigation into Entergy Arkansas's interim energy cost recovery rate.  The investigation focused on Entergy Arkansas's 1) gas contracting, portfolio, and hedging practices; 2) wholesale purchases during the period; 3) management of the coal inventory at its coal generation plants; and 4) response to the contractual failure of the railroads to provide coal deliveries.  In March 2006 the APSC extended its investigation to cover the costs included in Entergy Arkansas’s March 2006 annual energy cost rate filing, and a hearing was held in the APSC investigation in October 2006.

In January 2007 the APSC issued an order in its review of the energy cost rate.  The APSC found that Entergy Arkansas failed to maintain an adequate coal inventory level going into the summer of 2005 and that Entergy Arkansas should be responsible for any incremental energy costs that resulted from two outages caused by employee and contractor error.  The coal plant generation curtailments were caused by railroad delivery problems and Entergy Arkansas has since resolved litigation with the railroad regarding the delivery problems.  The APSC staff was directed to perform an analysis with Entergy Arkansas’s assistance to determine the additional fuel and purchased energy costs associated with these findings and file the analysis within sixty days of the order.  After a final determination of the costs is made by the APSC, Entergy Arkansas will be directed to refund that amount with interest to its customers as a credit on the energy cost recovery rider.  Entergy Arkansas requested rehearing of the order.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

In February 2010 the APSC denied Entergy Arkansas’s request for rehearing, and held a hearing in September 2010 to determine the amount of damages, if any, that should be assessed against Entergy Arkansas.  A decision is pending.  Entergy Arkansas expects the amount of damages, if any, to have an immaterial effect on its results of operations, financial position, or cash flows.

The APSC also established a separate docket to consider the resolved railroad litigation, and in February 2010 it established a procedural schedule that concluded with testimony through September 2010.  The testimony has been filed, and the APSC will decide the case based on the record in the proceeding.

In January 2014, Entergy Arkansas filed a motion with the APSC relating to its upcoming March 2014 calculation of its revised energy cost rate. In that motion, Entergy Arkansas requested that the APSC authorize Entergy Arkansas to exclude $65.9 million of deferred fuel and purchased energy costs incurred in 2013 from the calculation of its 2014 revised energy cost rate. The $65.9 million is an estimate of the incremental fuel and replacement energy costs that Entergy Arkansas incurred as a result of the ANO stator incident. Entergy Arkansas requested that the APSC authorize Entergy Arkansas to retain that amount in its deferred fuel balance, with recovery to be reviewed in a later period after more information is available regarding various claims associated with the ANO stator incident. The APSC approved Entergy Arkansas's request in February 2014. See the “ANO Damage and Outage” section in Note 8 to the financial statements for further discussion of the ANO stator incident.

Entergy Gulf States Louisiana and Entergy Louisiana

Entergy Gulf States Louisiana and Entergy Louisiana recover electric fuel and purchased power costs for the billing month based upon the level of such costs incurred two months prior to the billing month. Entergy Gulf States Louisiana’s purchased gas adjustments include estimates for the billing month adjusted by a surcharge or credit that arises from an annual reconciliation of fuel costs incurred with fuel cost revenues billed to customers, including carrying charges.

In January 2003 the LPSC authorized its staff to initiate a proceeding to audit the fuel adjustment clause filings of Entergy Gulf States Louisiana and its affiliates.  The audit included a review of the reasonableness of charges flowed by Entergy Gulf States Louisiana through its fuel adjustment clause for the period 1995 through 2004.  Entergy Gulf States Louisiana and the LPSC Staff reached a settlement to resolve the audit that required Entergy Gulf States Louisiana to refund $18 million to customers, including the realignment to base rates of $2 million of SO2 costs.  The ALJ held a stipulation hearing and in November 2011 the LPSC issued an order approving the settlement.  The refund was made in the November 2011 billing cycle.  Entergy Gulf States Louisiana had previously recorded provisions for the estimated outcome of this proceeding.

In December 2011 the LPSC authorized its staff to initiate another proceeding to audit the fuel adjustment clause filings of Entergy Gulf States Louisiana and its affiliates.  The audit includes a review of the reasonableness of charges flowed by Entergy Gulf States Louisiana through its fuel adjustment clause for the period 2005 through 2009.  Discovery is in progress, but a procedural schedule has not been established.

In April 2010 the LPSC authorized its staff to initiate an audit of Entergy Louisiana’s fuel adjustment clause filings.  The audit includes a review of the reasonableness of charges flowed through the fuel adjustment clause by Entergy Louisiana for the period from 2005 through 2009.  The LPSC Staff issued its audit report in January 2013.  The LPSC staff recommended that Entergy Louisiana refund approximately $1.9 million, plus interest, to customers and realign the recovery of approximately $1.0 million from Entergy Louisiana’s fuel adjustment clause to base rates.  The recommended refund was made by Entergy Louisiana in May 2013 in the form of a credit to customers through its fuel adjustment clause filing. Two parties intervened in the proceeding. A procedural schedule was established for the identification of issues by the intervenors and for Entergy Louisiana to submit comments regarding the LPSC Staff report and any issues raised by intervenors. One intervenor is seeking further proceedings regarding certain issues it raised in its comments on the LPSC Staff report. Entergy Louisiana has filed responses to both the LPSC Staff report and the issues raised by the intervenor. As required by the procedural schedule, a joint status report was submitted in

Entergy Corporation and Subsidiaries
Notes to Financial Statements

October 2013 by the parties. A status conference was held in December 2013. Discovery is in progress, but a procedural schedule has not been established.

Entergy Mississippi

Entergy Mississippi’s rate schedules include an energy cost recovery rider that, effective January 1, 2013, is adjusted annually to reflect accumulated over- or under-recoveries.  Entergy Mississippi’s fuel cost recoveries are subject to annual audits conducted pursuant to the authority of the MPSC.

Mississippi Attorney General Complaint

The Mississippi attorney general filed a complaint in state court in December 2008 against Entergy Corporation, Entergy Mississippi, Entergy Services, and Entergy Power alleging, among other things, violations of Mississippi statutes, fraud, and breach of good faith and fair dealing, and requesting an accounting and restitution.  The complaint is wide ranging and relates to tariffs and procedures under which Entergy Mississippi purchases power not generated in Mississippi to meet electricity demand.  Entergy believes the complaint is unfounded.  In December 2008 the defendant Entergy companies removed the attorney general’s lawsuit to U.S. District Court in Jackson, Mississippi.  The Mississippi attorney general moved to remand the matter to state court.  In August 2012 the District Court issued an opinion denying the Attorney General’s motion for remand, finding that the District Court has subject matter jurisdiction under the Class Action Fairness Act.

The defendant Entergy companies answered the complaint and filed a counterclaim for relief based upon the Mississippi Public Utilities Act and the Federal Power Act.  In May 2009 the defendant Entergy companies filed a motion for judgment on the pleadings asserting grounds of federal preemption, the exclusive jurisdiction of the MPSC, and factual errors in the attorney general’s complaint.  In September 2012 the District Court heard oral argument on Entergy’s motion for judgment on the pleadings.  The District Court’s ruling on the motion for judgment on the pleadings is pending.

In January 2014 the U.S. Supreme Court issued a decision in which it held that cases brought by attorneys general as the sole plaintiff to enforce state laws were not subject to the federal law that allowed federal courts to hear those cases as “mass action” lawsuits. One day later the Attorney General renewed its motion to remand the Entergy case back to state court, citing the U.S. Supreme Court’s decision. The defendant Entergy companies have responded to that motion and the District Court held oral argument on the motion to remand in February 2014. Entergy also has asserted federal question jurisdiction as a basis for the district court having jurisdiction and also has pending the motion for judgment on the pleadings.

Entergy New Orleans

Entergy New Orleans’s electric rate schedules include a fuel adjustment tariff designed to reflect no more than targeted fuel and purchased power costs, adjusted by a surcharge or credit for deferred fuel expense arising from the monthly reconciliation of actual fuel and purchased power costs incurred with fuel cost revenues billed to customers, including carrying charges.

Entergy New Orleans’s gas rate schedules include a purchased gas adjustment to reflect estimated gas costs for the billing month, adjusted by a surcharge or credit similar to that included in the electric fuel adjustment clause, including carrying charges.

Entergy Texas

Entergy Texas’s rate schedules include a fixed fuel factor to recover fuel and purchased power costs, including interest, not recovered in base rates.  Semi-annual revisions of the fixed fuel factor are made in March and September

Entergy Corporation and Subsidiaries
Notes to Financial Statements

based on the market price of natural gas and changes in fuel mix.  The amounts collected under Entergy Texas’s fixed fuel factor and any interim surcharge or refund are subject to fuel reconciliation proceedings before the PUCT.

In December 2010, Entergy Texas filed with the PUCT a request to refund fuel cost recovery over-collections through October 2010.  Pursuant to a stipulation among the parties that was approved by the PUCT in March 2011, Entergy Texas refunded over-collections through November 2010 of approximately $73 million, including interest through the refund period.  The refund was made for most customers over a three-month period that began with the February 2011 billing cycle.

In December 2011, Entergy Texas filed with the PUCT a request to refund approximately $43 million, including interest, of fuel cost recovery over-collections through October 2011.  Entergy Texas and the parties to the proceeding reached an agreement that Entergy Texas would refund $67 million, including interest and additional over-recoveries through December 2011, over a three-month period.  Entergy Texas and the parties requested that interim rates consistent with the settlement be approved effective with the March 2012 billing month, and the PUCT approved the application in March 2012.  Entergy Texas completed this refund to customers in May 2012.

In October 2012, Entergy Texas filed with the PUCT a request to refund approximately $78 million, including interest, of fuel cost recovery over-collections through September 2012.  Entergy Texas requested that the refund be implemented over a six-month period effective with the January 2013 billing month.  Entergy Texas and the parties to the proceeding reached an agreement that Entergy Texas would refund $84 million, including interest and additional over-recoveries through October 2012, to most customers over a three-month period beginning January 2013.  The PUCT approved the stipulation in January 2013. Entergy Texas completed this refund to customers in March 2013.

In July 2012, Entergy Texas filed with the PUCT an application to credit its customers approximately $37.5 million, including interest, resulting from the FERC’s October 2011 order in the System Agreement rough production cost equalization proceeding which is discussed below in “System Agreement Cost Equalization Proceedings.”  In September 2012 the parties submitted a stipulation resolving the proceeding.  The stipulation provided that most Entergy Texas customers would be credited over a four-month period beginning October 2012.  The credits were initiated with the October 2012 billing month on an interim basis, and the PUCT subsequently approved the stipulation, also in October 2012.

At the PUCT's April 2013 open meeting, the PUCT Commissioners discussed their view that a purchased power capacity rider was good public policy. The PUCT issued an order in May 2013 adopting the rule allowing for a purchased power capacity rider, subject to an offsetting adjustment for load growth. The rule, as adopted, also includes a process for obtaining pre-approval by the PUCT of purchased power agreements. Entergy Texas has not exercised the option to recover its capacity costs under the new rider mechanism due to the pending base rate case filed with the PUCT in September 2013, but will continue to evaluate the benefits of utilizing the new rider to recover future capacity costs.

Retail Rate Proceedings

Filings with the APSC (Entergy Arkansas)

Retail Rates

2013 Base Rate Filing

In March 2013, Entergy Arkansas filed with the APSC for a general change in rates, charges, and tariffs. The filing assumed Entergy Arkansas's transition to MISO in December 2013, and requested a rate increase of $174 million, including $49 million of revenue being transferred from collection in riders to base rates. The filing also proposed a new transmission rider and a capacity cost recovery rider. The filing requested a 10.4% return on common equity. In September 2013, Entergy Arkansas filed testimony reflecting an updated rate increase request of $145 million, with

Entergy Corporation and Subsidiaries
Notes to Financial Statements

no change to its requested return on common equity of 10.4%. Hearings in the proceeding began in October 2013, and in December 2013 the APSC issued an order. The order authorizes a base rate increase of $81 million and includes an authorized return on common equity of 9.3%. The order allows Entergy Arkansas to amortize its human capital management costs over a three-and-a-half year period, but also orders Entergy Arkansas to file a detailed report of the Arkansas-specific costs, savings and final payroll changes upon conclusion of the human capital management initiative. The substance of the report will be addressed in Entergy Arkansas's next base rate filing. New rates will be implemented in the first billing cycle of March 2014 and are effective as of January 2014. Additionally, in January 2014, Entergy Arkansas filed a petition for rehearing or clarification of several aspects of the APSC’s order, including the 9.3% authorized return on common equity. In February 2014 the APSC granted Entergy Arkansas's petition for the purpose of further consideration.

Filings with the LPSC

Retail Rates - Electric

(Entergy Gulf States Louisiana)

In May 2011, Entergy Gulf States Louisiana made a special formula rate plan rate implementation filing with the LPSC that implemented effective with the May 2011 billing cycle a $5.1 million rate decrease to reflect adjustments in accordance with a previous LPSC order relating to the acquisition of Unit 2 of the Acadia Energy Center by Entergy Louisiana.  As a result of the closing of the acquisition and termination of the pre-acquisition power purchase agreement with Acadia, Entergy Gulf States Louisiana’s allocation of capacity related to this unit ended, resulting in a reduction in the additional capacity revenue requirement.

In May 2011, Entergy Gulf States Louisiana made its formula rate plan filing with the LPSC for the 2010 test year.  The filing reflected an 11.11% earned return on common equity, which was within the allowed earnings bandwidth, indicating no cost of service rate change was necessary under the formula rate plan.  The filing also reflected a $22.8 million rate decrease for incremental capacity costs.  Entergy Gulf States Louisiana and the LPSC Staff subsequently filed a joint report that also stated that no cost of service rate change was necessary under the formula rate plan, and the LPSC approved it in October 2011.

In November 2011 the LPSC approved a one-year extension of Entergy Gulf States Louisiana’s formula rate plan.  In May 2012, Entergy Gulf States Louisiana made its formula rate plan filing with the LPSC for the 2011 test year.  The filing reflected an 11.94% earned return on common equity, which was above the earnings bandwidth and indicated a $6.5 million cost of service rate decrease was necessary under the formula rate plan.  The filing also reflected a $22.9 million rate decrease for the incremental capacity rider.  Subsequently, in August 2012, Entergy Gulf States Louisiana submitted a revised filing that reflected an earned return on common equity of 11.86%, which indicated a $5.7 million cost of service rate decrease was necessary under the formula rate plan.  The revised filing also indicated that a reduction of $20.3 million should be reflected in the incremental capacity rider.  The rate reductions were implemented, subject to refund, effective for bills rendered the first billing cycle of September 2012.  Subsequently, in December 2012, Entergy Gulf States Louisiana submitted a revised evaluation report that reflected expected retail jurisdictional cost of $16.9 million for the first-year capacity charges for the purchase from Entergy Louisiana of one-third of Acadia Unit 2 capacity and energy.  This rate change was implemented effective with the first billing cycle of January 2013.  The 2011 test year filings, as revised, were approved by the LPSC in February 2013. In April 2013, Entergy Gulf States Louisiana submitted a revised evaluation report increasing the incremental capacity rider by approximately $7.3 million to reflect the cost of an additional capacity contract.

In connection with its decision to extend the formula rate plan to the 2011 test year, the LPSC required that a base rate case be filed by Entergy Gulf States Louisiana, and the required filing was made on February 15, 2013. The filing anticipated Entergy Gulf States Louisiana's integration into MISO. In the filing Entergy Gulf States Louisiana requested, among other relief:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

•	authorization to increase the revenue it collects from customers by approximately $24 million;

•	an authorized return on common equity of 10.4%;

•	authorization to increase depreciation rates embedded in the proposed revenue requirement; and,

•
authorization to implement a three-year formula rate plan with a midpoint return on common equity of 10.4%, plus or minus 75 basis points (the deadband), that would provide a means for the annual re-setting of rates (commencing with calendar year 2013 as its first test year), that would include a mechanism to recover incremental transmission revenue requirement on the basis of a forward-looking test year as compared to the initial base year of 2014 with an annual true-up, that would retain the primary aspects of the prior formula rate plan, including a 60% to customers/40% to Entergy Gulf States Louisiana sharing mechanism for earnings outside the deadband, and a capacity rider mechanism that would permit recovery of incremental capacity additions approved by the LPSC.

Following a hearing before an ALJ and the ALJ's issuance of a Report of Proceedings, in December 2013 the LPSC approved an unopposed settlement of the proceeding. Major terms of the settlement include approval of a three-year formula rate plan (effective for test years 2014-2016) modeled after the formula rate plan in effect for Entergy Gulf States Louisiana for 2011, including the following: (1) a midpoint return on equity of 9.95% plus or minus 80 basis points, with 60/40 sharing of earnings outside of the bandwidth; (2) recovery outside of the sharing mechanism for the non-fuel MISO-related costs, additional capacity revenue requirement, extraordinary items, such as the Ninemile 6 project, and certain special recovery items; (3) three-year amortization of costs to achieve savings associated with the human capital management initiative, with savings to be reflected as they are realized in subsequent years; (4) eight-year amortization of costs incurred in connection with potential development of a new nuclear unit at River Bend, without carrying costs, beginning December 2014, provided, however, that amortization of these costs shall not result in a future rate increase; (5) no change in rates related to test year 2013, except with respect to recovery of the non-fuel MISO-related costs and any changes to the additional capacity revenue requirement; and (6) no increase in rates related to test year 2014, except for those items eligible for recovery outside of the earnings sharing mechanism. Existing depreciation rates will not change. Implementation of rate changes for items recoverable outside of the earnings sharing mechanism will occur in December 2014.

(Entergy Louisiana)

In May 2011, Entergy Louisiana made a special formula rate plan rate implementation filing with the LPSC that implemented, effective with the May 2011 billing cycle, a $43.1 million net rate increase to reflect adjustments in accordance with a previous LPSC order relating to the acquisition of Unit 2 of the Acadia Energy Center.  The net rate increase represented the decrease in the additional capacity revenue requirement resulting from the termination of the power purchase agreement with Acadia and the increase in the revenue requirement resulting from the ownership of the Acadia facility.  In August 2011, Entergy Louisiana made a filing to correct the May 2011 filing and decrease the rate by $1.1 million.

In May 2011, Entergy Louisiana made its formula rate plan filing with the LPSC for the 2010 test year.  The filing reflected an 11.07% earned return on common equity, which is just outside of the allowed earnings bandwidth and results in no cost of service rate change under the formula rate plan.  The filing also reflected a very slight ($9 thousand) rate increase for incremental capacity costs.  Entergy Louisiana and the LPSC Staff subsequently filed a joint report that reflected an 11.07% earned return and resulted in no cost of service rate change under the formula rate plan, and the LPSC approved the joint report in October 2011.

In November 2011 the LPSC approved a one-year extension of Entergy Louisiana’s formula rate plan.  In May 2012, Entergy Louisiana made its formula rate plan filing with the LPSC for the 2011 test year.  The filing reflected a 9.63% earned return on common equity, which is within the earnings bandwidth and resulted in no cost of service rate change under the formula rate plan.  The filing also reflected an $18.1 million rate increase for the incremental capacity rider.  In August 2012, Entergy Louisiana submitted a revised filing that reflected an earned return on common equity of 10.38%, which is still within the earnings bandwidth, resulting in no cost of service rate change.  The revised filing also indicated that an increase of $15.9 million should be reflected in the incremental capacity rider.  The rate change

Entergy Corporation and Subsidiaries
Notes to Financial Statements

was implemented, subject to refund, effective for bills rendered the first billing cycle of September 2012.  Subsequently, in December 2012, Entergy Louisiana submitted a revised evaluation report that reflected two items: 1) a $17 million reduction for the first-year capacity charges for the purchase by Entergy Gulf States Louisiana from Entergy Louisiana of one-third of Acadia Unit 2 capacity and energy, and 2) an $88 million increase for the first-year retail revenue requirement associated with the Waterford 3 replacement steam generator project, which was in-service in December 2012.  These rate changes were implemented, subject to refund, effective with the first billing cycle of January 2013.  In April 2013, Entergy Louisiana and the LPSC staff filed a joint report resolving the 2011 test year formula rate plan and recovery related to the Grand Gulf uprate. This report was approved by the LPSC in April 2013. With completion of the Waterford 3 replacement steam generator project, the LPSC is conducting a prudence review in connection with a filing made by Entergy Louisiana in April 2013 with regard to the following aspects of the replacement project: 1) project management; 2) cost controls; 3) success in achieving stated objectives; 4) the costs of the replacement project; and 5) the outage length and replacement power costs. An evidentiary hearing is scheduled for November 2014.

In connection with its decision to extend the formula rate plan to the 2011 test year, the LPSC required that a base rate case be filed by Entergy Louisiana, and the required filing was made on February 15, 2013. The filing anticipated Entergy Louisiana's integration into MISO. In the filing Entergy Louisiana requested, among other relief:

•
authorization to increase the revenue it collects from customers by approximately $145 million (which does not take into account a revenue offset of approximately $2 million resulting from a proposed increase for those customers taking service under the Qualifying Facility Standby Service);

•	an authorized return on common equity of 10.4%;

•	authorization to increase depreciation rates embedded in the proposed revenue requirement; and,

•
authorization to implement a three-year formula rate plan with a midpoint return on common equity of 10.4%, plus or minus 75 basis points (the deadband), that would provide a means for the annual re-setting of rates (commencing with calendar year 2013 as its first test year), that would include a mechanism to recover incremental transmission revenue requirement on the basis of a forward-looking test year as compared to the initial base year of 2014 with an annual true-up, that would retain the primary aspects of the prior formula rate plan, including a 60% to customers/40% to Entergy Louisiana sharing mechanism for earnings outside the deadband, and a capacity rider mechanism that would permit recovery of incremental capacity additions approved by the LPSC.

Following a hearing before an ALJ and the ALJ's issuance of a Report of Proceedings, in December 2013 the LPSC approved an unopposed settlement of the proceeding. The settlement provides for a $10 million rate increase effective with the first billing cycle of December 2014. Major terms of the settlement include approval of a three-year formula rate plan (effective for test years 2014-2016) modeled after the formula rate plan in effect for Entergy Louisiana for 2011, including the following: (1) a midpoint return on equity of 9.95% plus or minus 80 basis points, with 60/40 sharing of earnings outside of the bandwidth; (2) recovery outside of the sharing mechanism for the non-fuel MISO-related costs, additional capacity revenue requirement, extraordinary items, such as the Ninemile 6 project, and certain special recovery items; (3) three-year amortization of costs to achieve savings associated with the human capital management initiative, with savings reflected as they are realized in subsequent years; (4) eight-year amortization of costs incurred in connection with potential development of a new nuclear unit at River Bend, without carrying costs, beginning December 2014, provided, however, that amortization of these costs shall not result in a future rate increase; (5) recovery of non-fuel MISO-related costs and any changes to the additional capacity revenue requirement related to test year 2013 effective with the first billing cycle of December 2014; and (6) a cumulative $30 million cap on cost of service increases over the three-year formula rate plan cycle, except for those items outside of the sharing mechanism. Existing depreciation rates will not change.

Retail Rates - Gas (Entergy Gulf States Louisiana)

In January 2014, Entergy Gulf States Louisiana filed with the LPSC its gas rate stabilization plan for the test year ended September 30, 2013.  The filing showed an earned return on common equity of 5.47%, which results in a $1.5 million rate increase. The rate increase, if approved, will be effective with the first billing cycle of April 2014.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

In January 2013, Entergy Gulf States Louisiana filed with the LPSC its gas rate stabilization plan for the test year ended September 30, 2012.  The filing showed an earned return on common equity of 11.18%, which results in a $43 thousand rate reduction.  In March 2013 the LPSC Staff issued its proposed findings and recommended two adjustments. Entergy Gulf States Louisiana and the LPSC Staff reached agreement regarding the LPSC Staff’s proposed adjustments. As reflected in an unopposed joint report of proceedings filed by Entergy Gulf States Louisiana and the LPSC Staff in May 2013, Entergy Gulf States Louisiana accepted, with modification, the LPSC Staff’s proposed adjustment to property insurance expense and agreed to: (1) a three-year extension of the gas rate stabilization plan with a midpoint return on equity of 9.95%, with a first year midpoint reset; (2) dismissal of a docket initiated by the LPSC to evaluate the allowed return on equity for Entergy Gulf States Louisiana’s gas rate stabilization plan; and (3) presentation to the LPSC by November 2014 by Entergy Gulf States Louisiana and the LPSC Staff of their recommendation for implementation of an infrastructure rider to recover expenditures associated with strategic plant investment. The LPSC approved the agreement in May 2013.

In January 2012, Entergy Gulf States Louisiana filed with the LPSC its gas rate stabilization plan for the test year ended September 30, 2011.  The filing showed an earned return on common equity of 10.48%, which is within the earnings bandwidth of 10.5%, plus or minus fifty basis points.  In April 2012 the LPSC Staff filed its findings, suggesting adjustments that produced an 11.54% earned return on common equity for the test year and a $0.1 million rate reduction.  Entergy Gulf States Louisiana accepted the LPSC Staff’s recommendations, and the rate reduction was effective with the first billing cycle of May 2012.

In January 2011, Entergy Gulf States Louisiana filed with the LPSC its gas rate stabilization plan for the test year ended September 30, 2010.  The filing showed an earned return on common equity of 8.84% and a revenue deficiency of $0.3 million.  In March 2011 the LPSC Staff filed its findings, suggesting an adjustment that produced an 11.76% earned return on common equity for the test year and a $0.2 million rate reduction.  Entergy Gulf States Louisiana implemented the $0.2 million rate reduction effective with the May 2011 billing cycle.

Filings with the MPSC (Entergy Mississippi)

Formula Rate Plan Filings

In September 2009, Entergy Mississippi filed with the MPSC proposed modifications to its formula rate plan rider.  In March 2010 the MPSC issued an order: (1) providing the opportunity for a reset of Entergy Mississippi’s return on common equity to a point within the formula rate plan bandwidth and eliminating the 50/50 sharing that had been in the plan, (2) modifying the performance measurement process, and (3) replacing the revenue change limit of two percent of revenues, which was subject to a $14.5 million revenue adjustment cap, with a limit of four percent of revenues, although any adjustment above two percent requires a hearing before the MPSC.  The MPSC did not approve Entergy Mississippi’s request to use a projected test year for its annual scheduled formula rate plan filing and, therefore, Entergy Mississippi continued to use a historical test year for its annual evaluation reports under the plan.

In March 2011, Entergy Mississippi submitted its formula rate plan 2010 test year filing.  The filing shows an earned return on common equity of 10.65% for the test year, which is within the earnings bandwidth and results in no change in rates.  In November 2011 the MPSC approved a joint stipulation between Entergy Mississippi and the Mississippi Public Utilities Staff that provides for no change in rates.

In March 2012, Entergy Mississippi submitted its formula rate plan filing for the 2011 test year.  The filing shows an earned return on common equity of 10.92% for the test year, which is within the earnings bandwidth and results in no change in rates.  In February 2013 the MPSC approved a joint stipulation between Entergy Mississippi and the Mississippi Public Utilities Staff that provides for no change in rates.

In March 2013, Entergy Mississippi submitted its formula rate plan filing for the 2012 test year. The filing requested a $36.3 million revenue increase to reset Entergy Mississippi's return on common equity to 10.55%, which is a point within the formula rate plan bandwidth. In June 2013, Entergy Mississippi and the Mississippi Public Utilities

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Staff entered into a joint stipulation, in which both parties agreed that the MPSC should approve a $22.3 million rate increase for Entergy Mississippi which, with other adjustments reflected in the stipulation, would have the effect of resetting Entergy Mississippi’s return on common equity to 10.59% when adjusted for performance under the formula rate plan. In August 2013 the MPSC approved the joint stipulation between Entergy Mississippi and the Mississippi Public Utilities Staff authorizing the rate increase effective with September 2013 bills.  Additionally, the MPSC authorized Entergy Mississippi to defer approximately $1.2 million in MISO-related implementation costs incurred in 2012 along with other MISO-related implementation costs incurred in 2013.

Filings with the City Council

(Entergy Louisiana)

In March 2013, Entergy Louisiana filed a rate case for the Algiers area, which is in New Orleans and is regulated by the City Council. Entergy Louisiana is requesting a rate increase of $13 million over three years, including a 10.4% return on common equity and a formula rate plan mechanism identical to its LPSC request. In January 2014, the City Council Advisors filed direct testimony recommending a rate increase of $5.56 million over three years, including an 8.13% return on common equity. Hearings are scheduled for April 2014. New rates are currently expected to become effective in second quarter 2014.

(Entergy New Orleans)

Formula Rate Plan

In April 2009 the City Council approved a three-year formula rate plan for Entergy New Orleans, with terms including an 11.1% benchmark electric return on common equity (ROE) with a +/-40 basis point bandwidth and a 10.75% benchmark gas ROE with a +/-50 basis point bandwidth.  Earnings outside the bandwidth reset to the midpoint benchmark ROE, with rates changing on a prospective basis depending on whether Entergy New Orleans was over- or under-earning.  The formula rate plan also included a recovery mechanism for City Council-approved capacity additions, plus provisions for extraordinary cost changes and force majeure events.

In May 2011, Entergy New Orleans filed its electric and gas formula rate plan evaluation reports for the 2010 test year.  The filings requested a $6.5 million electric rate decrease and a $1.1 million gas rate decrease.  Entergy New Orleans and the City Council’s Advisors reached a settlement that resulted in an $8.5 million incremental electric rate decrease and a $1.6 million gas rate decrease.  The settlement also provided for the deferral of $13.4 million of Michoud plant maintenance expenses incurred in 2010 and the establishment of a regulatory asset that will be amortized over the period October 2011 through September 2018.  The City Council approved the settlement in September 2011.  The new rates were effective with the first billing cycle of October 2011.

In May 2012, Entergy New Orleans filed its electric and gas formula rate plan evaluation reports for the 2011 test year.  Subsequent adjustments agreed upon with the City Council Advisors indicate a $4.9 million electric base revenue increase and a $0.05 million gas base revenue increase as necessary under the formula rate plan.  As part of the original filing, Entergy New Orleans also requested to increase annual funding for its storm reserve by approximately $5.7 million for five years.  On September 26, 2012, Entergy New Orleans made a filing with the City Council that implemented the $4.9 million electric formula rate plan rate increase and the $0.05 million gas formula rate plan rate increase.  The new rates were effective with the first billing cycle in October 2012.  In August 2013 the City Council unanimously approved a settlement of all issues in the formula rate plan proceeding.  Pursuant to the terms of the settlement, Entergy New Orleans implemented an approximately $1.625 million net decrease to the electric rates that were in effect prior to the electric rate increase implemented in October 2012, with no change in gas rates.  Entergy New Orleans refunded to customers approximately $6.0 million over the four-month period from September 2013 through December 2013 to make the electric rate decrease effective as of the first billing cycle of October 2012.  Entergy New Orleans had previously recorded provisions for the majority of the refund to customers, but recorded an additional $1.1 million provision in second quarter 2013 as a result of the settlement. The City Council has not yet acted on

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy New Orleans’s request for an increase in storm reserve funding.  Entergy New Orleans’s formula rate plan ended with the 2011 test year and has not yet been extended.  Entergy New Orleans expects to initiate a rate proceeding prior to the in-service date of the Ninemile 6 generating facility.

A 2008 rate case settlement included $3.1 million per year in electric rates to fund the Energy Smart energy efficiency programs.  In September 2009 the City Council approved the energy efficiency programs filed by Entergy New Orleans.  The rate settlement provides an incentive for Entergy New Orleans to meet or exceed energy savings targets set by the City Council and provides a mechanism for Entergy New Orleans to recover lost contribution to fixed costs associated with the energy savings generated from the energy efficiency programs. In October 2013 the City Council approved the extension of the current Energy Smart program through December 2014. The City Council approved the use of $3.5 million for program costs. In addition, Entergy New Orleans will be allowed to recover its lost contribution to fixed costs and to earn an incentive for meeting program goals.

Filings with the PUCT and Texas Cities (Entergy Texas)

Retail Rates

2009 Rate Case

In December 2009, Entergy Texas filed a rate case requesting a $198.7 million increase reflecting an 11.5% return on common equity based on an adjusted June 2009 test year.  The rate case also included a $2.8 million revenue requirement to provide supplemental funding for the decommissioning trust maintained for the 70% share of River Bend for which Entergy Texas retail customers are partially responsible, in response to an NRC notification of a projected shortfall of decommissioning funding assurance.  Beginning in May 2010, Entergy Texas implemented a $17.5 million interim rate increase, subject to refund.  Intervenors and PUCT Staff filed testimony recommending adjustments that would result in a maximum rate increase, based on the PUCT Staff’s testimony, of $58 million.

The parties filed a settlement in August 2010 intended to resolve the rate case proceeding.  The settlement provided for a $59 million base rate increase for electricity usage beginning August 15, 2010, with an additional increase of $9 million for bills rendered beginning May 2, 2011.  The settlement stipulated an authorized return on equity of 10.125%.  The settlement stated that Entergy Texas’s fuel costs for the period April 2007 through June 2009 are reconciled, with $3.25 million of disallowed costs, which were included in an interim fuel refund.  The settlement also set River Bend decommissioning costs at $2.0 million annually.  Consistent with the settlement, in the third quarter 2010, Entergy Texas amortized $11 million of rate case costs.  The PUCT approved the settlement in December 2010.

2011 Rate Case

In November 2011, Entergy Texas filed a rate case requesting a $112 million base rate increase reflecting a 10.6% return on common equity based on an adjusted June 2011 test year.  The rate case also proposed a purchased power recovery rider.  On January 12, 2012, the PUCT voted not to address the purchased power recovery rider in the current rate case, but the PUCT voted to set a baseline in the rate case proceeding that would be applicable if a purchased power capacity rider is approved in a separate proceeding.  In April 2012 the PUCT Staff filed direct testimony recommending a base rate increase of $66 million and a 9.6% return on common equity.  The PUCT Staff, however, subsequently filed a statement of position in the proceeding indicating that it was still evaluating the position it would ultimately take in the case regarding Entergy Texas’s recovery of purchased power capacity costs and Entergy Texas’s proposal to defer its MISO transition expenses.  In April 2012, Entergy Texas filed rebuttal testimony indicating a revised request for a $105 million base rate increase.  A hearing was held in late-April through early-May 2012.

In September 2012 the PUCT issued an order approving a $28 million rate increase, effective July 2012.  The order includes a finding that “a return on common equity (ROE) of 9.80 percent will allow [Entergy Texas] a reasonable opportunity to earn a reasonable return on invested capital.”  The order also provides for increases in depreciation rates and the annual storm reserve accrual.  The order also reduced Entergy Texas’s proposed purchased power capacity

Entergy Corporation and Subsidiaries
Notes to Financial Statements

costs, stating that they are not known and measurable; reduced Entergy Texas’s regulatory assets associated with Hurricane Rita; excluded from rate recovery capitalized financially-based incentive compensation; included $1.6 million of MISO transition expense in base rates, and reduced Entergy’s Texas’s fuel reconciliation recovery by $4 million because it disagreed with the line-loss factor used in the calculation.  After considering the progress of the proceeding in light of the PUCT order, Entergy Texas recorded in the third quarter 2012 an approximate $24 million charge to recognize that assets associated with Hurricane Rita, financially-based incentive compensation, and fuel recovery are no longer probable of recovery.  Entergy Texas continues to believe that it is entitled to recover these prudently incurred costs, however, and it filed a motion for rehearing regarding these and several other issues in the PUCT’s order on October 4, 2012.  Several other parties have also filed motions for rehearing of the PUCT’s order.  The PUCT subsequently denied rehearing of substantive issues.  Several parties, including Entergy Texas, have appealed the PUCT’s order to the Travis County District Court. A hearing is expected in April 2014.

2013 Rate Case

In September 2013, Entergy Texas filed a rate case requesting a $38.6 million base rate increase reflecting a 10.4% return on common equity based on an adjusted test year ending March 31, 2013. The rate case also proposed (1) a rough production cost equalization adjustment rider recovering Entergy Texas’s payment to Entergy New Orleans to achieve rough production cost equalization based on calendar year 2012 production costs and (2) a rate case expense rider recovering the cost of the 2013 rate case and certain costs associated with previous rate cases. The rate case filing also includes a request to reconcile $0.9 billion of fuel and purchased power costs and fuel revenues covering the period July 2011 through March 2013. The fuel reconciliation also reflects special circumstances fuel cost recovery of approximately $22 million of purchased power capacity costs. If approved, new rates could go into effect as early as April 2014. In January 2014 the PUCT staff filed direct testimony recommending a retail rate reduction of $0.3 million and a 9.2% return on common equity. In February 2014 the ALJs approved a request to abate the procedural schedule indefinitely while settlement discussions continued.

System Agreement Cost Equalization Proceedings

The Utility operating companies historically have engaged in the coordinated planning, construction, and operation of generating and bulk transmission facilities under the terms of the System Agreement, which is a rate schedule that has been approved by the FERC.  Certain of the Utility operating companies’ retail regulators and other parties are pursuing litigation involving the System Agreement at the FERC.  The proceedings include challenges to the allocation of costs as defined by the System Agreement and allegations of imprudence by the Utility operating companies in their execution of their obligations under the System Agreement.

In June 2005, the FERC issued a decision in System Agreement litigation that had been commenced by the LPSC, and essentially affirmed its decision in a December 2005 order on rehearing.  The FERC decision concluded, among other things, that:

•	The System Agreement no longer roughly equalizes total production costs among the Utility operating companies.

•
In order to reach rough production cost equalization, the FERC imposed a bandwidth remedy by which each company’s total annual production costs will have to be within +/- 11% of Entergy System average total annual production costs.

•
In calculating the production costs for this purpose under the FERC’s order, output from the Vidalia hydroelectric power plant will not reflect the actual Vidalia price for the year but is priced at that year’s average price paid by Entergy Louisiana for the exchange of electric energy under Service Schedule MSS-3 of the System Agreement, thereby reducing the amount of Vidalia costs reflected in the comparison of the Utility operating companies’ total production costs.

•	The remedy ordered by FERC in 2005 required no refunds and became effective based on calendar year 2006 production costs and the first reallocation payments were made in 2007.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The FERC’s decision reallocates total production costs of the Utility operating companies whose relative total production costs expressed as a percentage of Entergy System average production costs are outside an upper or lower bandwidth.  Under the current circumstances, this will be accomplished by payments from Utility operating companies whose production costs are more than 11% below Entergy System average production costs to Utility operating companies whose production costs are more than the Entergy System average production cost, with payments going first to those Utility operating companies whose total production costs are farthest above the Entergy System average.

The financial consequences of the FERC’s decision are determined by the total production cost of each Utility operating company, which are affected by the mix of solid fuel and gas-fired generation available to each company and the costs of natural gas and purchased power.  Entergy Louisiana, Entergy Gulf States Louisiana, Entergy Texas, and Entergy Mississippi are more dependent upon gas-fired generation sources than Entergy Arkansas or Entergy New Orleans.  Of these, Entergy Arkansas is the least dependent upon gas-fired generation sources.  Therefore, increases in natural gas prices generally increased the amount by which Entergy Arkansas’s total production costs were below the Entergy System average production costs.

The LPSC, APSC, MPSC, and the Arkansas Electric Energy Consumers appealed the FERC’s December 2005 decision to the United States Court of Appeals for the D.C. Circuit.  Entergy and the City of New Orleans intervened in the various appeals.  The D.C. Circuit issued its decision in April 2008.  The D.C. Circuit concluded that the FERC’s orders had failed to adequately explain both its conclusion that it was prohibited from ordering refunds for the 20-month period from September 13, 2001 - May 2, 2003 and its determination to implement the bandwidth remedy commencing on January 1, 2006, rather than June 1, 2005.  The D.C. Circuit remanded the case to the FERC for further proceedings on these issues.

In October 2011, the FERC issued an order addressing the D.C. Circuit remand on these two issues.  On the first issue, the FERC concluded that it did have the authority to order refunds, but decided that it would exercise its equitable discretion and not require refunds for the 20-month period from September 13, 2001 - May 2, 2003.  Because the ruling on refunds relied on findings in the interruptible load proceeding, which is discussed in a separate section below, the FERC concluded that the refund ruling will be held in abeyance pending the outcome of the rehearing requests in that proceeding.  On the second issue, the FERC reversed its prior decision and ordered that the prospective bandwidth remedy begin on June 1, 2005 (the date of its initial order in the proceeding) rather than January 1, 2006, as it had previously ordered.  Pursuant to the October 2011 order, Entergy was required to calculate the additional bandwidth payments for the period June - December 2005 utilizing the bandwidth formula tariff prescribed by the FERC that was filed in a December 2006 compliance filing and accepted by the FERC in an April 2007 order.  As is the case with bandwidth remedy payments, these payments and receipts will ultimately be paid by Utility operating company customers to other Utility operating company customers.

In December 2011, Entergy filed with the FERC its compliance filing that provides the payments and receipts among the Utility operating companies pursuant to the FERC’s October 2011 order.  The filing shows the following payments/receipts among the Utility operating companies:

Payments (Receipts)
(In Millions)
Entergy Arkansas	$156
Entergy Gulf States Louisiana	($75)
Entergy Louisiana	$—
Entergy Mississippi	($33)
Entergy New Orleans	($5)
Entergy Texas	($43)

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Arkansas made its payment in January 2012.  In February 2012, Entergy Arkansas filed for an interim adjustment to its production cost allocation rider requesting that the $156 million payment be collected from customers over the 22-month period from March 2012 through December 2013.  In March 2012 the APSC issued an order stating that the payment can be recovered from retail customers through the production cost allocation rider, subject to refund.  The LPSC and the APSC have requested rehearing of the FERC’s October 2011 order.  In December 2013 the LPSC filed a petition for a writ of mandamus at the United States Court of Appeals for the D.C. Circuit. In its petition, the LPSC requested that the D.C. Circuit issue an order compelling the FERC to issue a final order on pending rehearing requests. In its response to the LPSC petition, the FERC committed to rule on the pending rehearing request before the end of February. In January 2014 the D.C. Circuit denied the LPSC's petition. The APSC, the LPSC, the PUCT, and other parties intervened in the December 2011 compliance filing proceeding, and the APSC and the LPSC also filed protests.

Calendar Year 2013 Production Costs

The liabilities and assets for the preliminary estimate of the payments and receipts required to implement the FERC’s remedy based on calendar year 2013 production costs were recorded in December 2013, based on certain year-to-date information.  The preliminary estimate was recorded based on the following estimate of the payments/receipts among the Utility operating companies for 2014.

2014 Payments (Receipts)
(In Millions)
Entergy Gulf States Louisiana	$—
Entergy Louisiana	$—
Entergy Mississippi	$—
Entergy New Orleans	($16)
Entergy Texas	$16

The actual payments/receipts for 2014, based on calendar year 2013 production costs, will not be calculated until the Utility operating companies’ 2013 FERC Form 1s have been filed.  Once the calculation is completed, it will be filed at the FERC.  The level of any payments and receipts is significantly affected by a number of factors, including, among others, weather, the price of alternative fuels, the operating characteristics of the Entergy System generating fleet, and multiple factors affecting the calculation of the non-fuel related revenue requirement components of the total production costs, such as plant investment. Entergy Arkansas is no longer a participant in the System Agreement and is not part of the calendar year 2013 production costs calculation.

Rough Production Cost Equalization Rates

Each May since 2007 Entergy has filed with the FERC the rates to implement the FERC’s orders in the System Agreement proceeding.  These filings show the following payments/receipts among the Utility operating companies are necessary to achieve rough production cost equalization as defined by the FERC’s orders:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	Payments (Receipts)
	2007	2008	2009	2010	2011	2012	2013
	(In Millions)
Entergy Arkansas	$252	$252	$390	$41	$77	$41	$—
Entergy Gulf States Louisiana	($120)	($124)	($107)	$—	($12)	$—	$—
Entergy Louisiana	($91)	($36)	($140)	($22)	$—	($41)	$—
Entergy Mississippi	($41)	($20)	($24)	($19)	($40)	$—	$—
Entergy New Orleans	$—	($7)	$—	$—	($25)	$—	($15)
Entergy Texas	($30)	($65)	($119)	$—	$—	$—	$15

The APSC has approved a production cost allocation rider for recovery from customers of the retail portion of the costs allocated to Entergy Arkansas.  Entergy Texas proposed a rough production cost equalization adjustment rider in its September 2013 rate filing, which is pending. Management believes that any changes in the allocation of production costs resulting from the FERC’s decision and related retail proceedings should result in similar rate changes for retail customers, subject to specific circumstances that have caused trapped costs.  See “2007 Rate Filing Based on Calendar Year 2006 Production Costs” below, however, for a discussion of a FERC decision that could result in trapped costs at Entergy Arkansas related to a contract with AmerenUE.

Entergy Arkansas and, for December 2012 and 2013, Entergy Texas, record accounts payable and Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and Entergy Texas record accounts receivable to reflect the rough production cost equalization payments and receipts required to implement the FERC’s remedy.  Entergy Arkansas and, for December 2012 and 2013, Entergy Texas, record a corresponding regulatory asset for the right to collect the payments from customers, and Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and Entergy Texas record corresponding regulatory liabilities for their obligations to pass the receipts on to customers.  The regulatory asset and liabilities are shown as “System Agreement cost equalization” on the respective balance sheets.

2007 Rate Filing Based on Calendar Year 2006 Production Costs

Several parties intervened in the 2007 rate proceeding at the FERC, including the APSC, the MPSC, the Council, and the LPSC, which also filed protests.  The PUCT also intervened.  Intervenor testimony was filed in which the intervenors and also the FERC Staff advocated a number of positions on issues that affect the level of production costs the individual Utility operating companies are permitted to reflect in the bandwidth calculation, including the level of depreciation and decommissioning expense for nuclear facilities.  The effect of the various positions would be to reallocate costs among the Utility operating companies.  The Utility operating companies filed rebuttal testimony explaining why the bandwidth payments are properly recoverable under the AmerenUE contract, and explaining why the positions of FERC Staff and intervenors on the other issues should be rejected.  A hearing in this proceeding concluded in July 2008, and the ALJ issued an initial decision in September 2008.  The ALJ’s initial decision concluded, among other things, that: (1) the decisions to not exercise Entergy Arkansas’s option to purchase the Independence plant in 1996 and 1997 were prudent; (2) Entergy Arkansas properly flowed a portion of the bandwidth payments through to AmerenUE in accordance with the wholesale power contract; and (3) the level of nuclear depreciation and decommissioning expense reflected in the bandwidth calculation should be calculated based on NRC-authorized license life, rather than the nuclear depreciation and decommissioning expense authorized by the retail regulators for purposes of retail ratemaking.  Following briefing by the parties, the matter was submitted to the FERC for decision. On January 11, 2010, the FERC issued its decision both affirming and overturning certain of the ALJ’s rulings, including overturning the decision on nuclear depreciation and decommissioning expense.  The FERC’s conclusion related to the AmerenUE contract does not permit Entergy Arkansas to recover a portion of its bandwidth payment from AmerenUE.  The Utility operating companies requested rehearing of that portion of the decision and requested clarification on certain other portions of the decision.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

AmerenUE argued that its wholesale power contract with Entergy Arkansas, pursuant to which Entergy Arkansas sells power to AmerenUE, does not permit Entergy Arkansas to flow through to AmerenUE any portion of Entergy Arkansas’s bandwidth payment.  The AmerenUE contract expired in August 2009.  In April 2008, AmerenUE filed a complaint with the FERC seeking refunds, plus interest, in the event the FERC ultimately determines that bandwidth payments are not properly recovered under the AmerenUE contract.  In response to the FERC’s decision discussed in the previous paragraph, Entergy Arkansas recorded a regulatory provision in the fourth quarter 2009 for a potential refund to AmerenUE.

In May 2012, the FERC issued an order on rehearing in the proceeding.  The order may result in the reallocation of costs among the Utility operating companies, although there are still FERC decisions pending in other System Agreement proceedings that could affect the rough production cost equalization payments and receipts.  The FERC directed Entergy, within 45 days of the issuance of a pending FERC order on rehearing regarding the functionalization of costs in the 2007 rate filing, to file a comprehensive bandwidth recalculation report showing updated payments and receipts in the 2007 rate filing proceeding.  The May 2012 FERC order also denied Entergy’s request for rehearing regarding the AmerenUE contract and ordered Entergy Arkansas to refund to AmerenUE the rough production cost equalization payments collected from AmerenUE.  Under the terms of the FERC’s order a refund of $30.6 million, including interest, was made in June 2012.  Entergy and the LPSC appealed certain aspects of the FERC’s decisions to the U.S. Court of Appeals for the D.C. Circuit.  On December 7, 2012, the D.C. Circuit dismissed Entergy’s petition for review as premature because Entergy filed a rehearing request of the May 2012 FERC order and that rehearing request is still pending.  The court also ordered that the LPSC’s appeal be held in abeyance and that the parties file motions to govern further proceedings within 30 days of the FERC’s completion of the ongoing "Entergy bandwidth proceedings." On October 16, 2013, the FERC issued two orders related to this proceeding. The first order provided clarification with regard to the derivation of the ratio that should be used to functionalize net operating loss carryforwards for purposes of the annual bandwidth filings. The second order denied Entergy’s request for rehearing of the FERC’s prior determination that interest should be included on recalculated payment and receipt amounts required in this particular proceeding due to the length of time that had passed. Entergy subsequently appealed certain aspects of the FERC’s decisions to the U.S. Court of Appeals for the D.C. Circuit. On January 23, 2014, the D.C. Circuit returned the LPSC’s appeal to the active docket and consolidated it with Entergy’s petition for appellate review. The appeals are pending.

2008 Rate Filing Based on Calendar Year 2007 Production Costs

Several parties intervened in the 2008 rate proceeding at the FERC, including the APSC, the LPSC, and AmerenUE, which also filed protests.  Several other parties, including the MPSC and the City Council, intervened in the proceeding without filing a protest.  In direct testimony filed in January 2009, certain intervenors and the FERC staff advocated a number of positions on issues that affect the level of production costs the individual Utility operating companies are permitted to reflect in the bandwidth calculation, including the level of depreciation and decommissioning expense for the nuclear and fossil-fueled generating facilities.  The effect of these various positions would be to reallocate costs among the Utility operating companies.  In addition, three issues were raised alleging imprudence by the Utility operating companies, including whether the Utility operating companies had properly reflected generating units’ minimum operating levels for purposes of making unit commitment and dispatch decisions, whether Entergy Arkansas’s sales to third parties from its retained share of the Grand Gulf nuclear facility were reasonable, prudent, and non-discriminatory, and whether Entergy Louisiana’s long-term Evangeline gas purchase contract was prudent and reasonable.

The parties reached a partial settlement agreement of certain of the issues initially raised in this proceeding.  The partial settlement agreement was conditioned on the FERC accepting the agreement without modification or condition, which the FERC did in August 2009.  A hearing on the remaining issues in the proceeding was completed in June 2009, and in September 2009 the ALJ issued an initial decision.  The initial decision affirms Entergy’s position in the filing, except for two issues that may result in a reallocation of costs among the Utility operating companies.  In October 2011 the FERC issued an order on the ALJ’s initial decision.  The FERC’s order resulted in a minor reallocation of payments/receipts among the Utility operating companies on one issue in the 2008 rate filing.  Entergy made a compliance filing

Entergy Corporation and Subsidiaries
Notes to Financial Statements

in December 2011 showing the updated payment/receipt amounts.  The LPSC filed a protest in response to the compliance filing.  In January 2013 the FERC issued an order accepting Entergy’s compliance filing.  In the January 2013 order the FERC required Entergy to include interest on the recalculated bandwidth payment and receipt amounts for the period from June 1, 2008 until the date of the Entergy intra-system bill that will reflect the bandwidth recalculation amounts for calendar year 2007.  In February 2013, Entergy filed a request for rehearing of the FERC’s ruling requiring interest. In March 2013 the LPSC filed a petition for review with the U.S. Court of Appeals for the Fifth Circuit seeking appellate review of the FERC’s earlier orders addressing the ALJ’s initial decision. The Fifth Circuit has scheduled the LPSC petition for oral argument in March 2014.

2009 Rate Filing Based on Calendar Year 2008 Production Costs

Several parties intervened in the 2009 rate proceeding at the FERC, including the LPSC and Ameren, which also filed protests.  In July 2009 the FERC accepted Entergy's proposed rates for filing, effective June 1, 2009, subject to refund, and set the proceeding for hearing and settlement procedures.  Settlement procedures were terminated and a hearing before the ALJ was held in April 2010.  In August 2010 the ALJ issued an initial decision.  The initial decision substantially affirms Entergy's position in the filing, except for one issue that may result in some reallocation of costs among the Utility operating companies.  The LPSC, the FERC trial staff, and Entergy submitted briefs on exceptions in the proceeding.  In May 2012 the FERC issued an order affirming the ALJ’s initial decision, or finding certain issues in that decision moot.  Rehearing and clarification of FERC’s order have been requested. In January 2013 the LPSC filed a protest of Entergy’s July 2012 compliance filing submitted in response to the FERC’s May 2012 order. In October 2013 the FERC issued orders denying the LPSC’s rehearing request with respect to the FERC’s May 2012 order and addressing Entergy's compliance filing implementing the FERC’s directives in the May 2012 order. The compliance filing order referred to guidance provided in a separate order issued on that same day in the 2007 rate proceeding with respect to the ratio used to functionalize net operating loss carryforwards for bandwidth purposes and directed Entergy to make an additional compliance filing in the 2009 rate proceeding consistent with the guidance provided in that order. In November 2013 the LPSC sought rehearing of the FERC’s October 2013 order and Entergy submitted its compliance filing implementing the FERC’s directives in the October 2013 order.

Comprehensive Bandwidth Recalculation for 2007, 2008, and 2009 Rate Filing Proceedings

Entergy has committed to file a comprehensive bandwidth recalculation report reflecting the updated payment/receipt amounts in the 2007, 2008, and 2009 rate filing proceedings mentioned above in compliance with the applicable FERC orders. It is probable that these proceedings will result in a reallocation of payments/receipts among the Utility operating companies to achieve production cost equalization as defined by the FERC orders. Based on the progress of the proceedings during the fourth quarter of 2013, Entergy was able to estimate the following range for these payments (receipts) as of December 31, 2013:

	Payments (Receipts)
	Low	High
	(In Millions)
Entergy Arkansas	$30	$40
Entergy Gulf States Louisiana	($15)	($24)
Entergy Louisiana	($17)	($25)
Entergy Mississippi	$15	$25
Entergy New Orleans	($1)	($1)
Entergy Texas	($12)	($15)

The Utility operating companies recorded payables to/receivables from associated companies based on the low end of the estimated range. Any payments required by the Utility operating companies as a result of these rate filings are expected to be recoverable from customers and any receipts are expected to be credited to customers. Therefore, offsetting regulatory assets/liabilities were also recorded. There is still significant uncertainty regarding

Entergy Corporation and Subsidiaries
Notes to Financial Statements

the final outcome of these proceedings. As further progress is made, the estimates of the payments/receipts may change. As is the case with bandwidth remedy, these payments and receipts will ultimately be paid by Utility operating company customers to other Utility operating company customers.

2010 Rate Filing Based on Calendar Year 2009 Production Costs

In May 2010, Entergy filed with the FERC the 2010 rates in accordance with the FERC’s orders in the System Agreement proceeding, and supplemented the filing in September 2010.  Several parties intervened in the proceeding at the FERC, including the LPSC and the City Council, which also filed protests.  In July 2010 the FERC accepted Entergy’s proposed rates for filing, effective June 1, 2010, subject to refund, and set the proceeding for hearing and settlement procedures.  Settlement procedures have been terminated, and the ALJ scheduled hearings to begin in March 2011.  Subsequently, in January 2011 the ALJ issued an order directing the parties and FERC Staff to show cause why this proceeding should not be stayed pending the issuance of FERC decisions in the prior production cost proceedings currently before the FERC on review.  In March 2011 the ALJ issued an order placing this proceeding in abeyance. In October 2013 the FERC issued an order granting clarification and denying rehearing with respect to its October 2011 rehearing order in this proceeding. The FERC clarified that in a bandwidth proceeding parties can challenge erroneous inputs, implementation errors, or prudence of cost inputs, but challenges to the bandwidth formula itself must be raised in a Federal Power Act section 206 complaint or section 205 filing. Subsequently in October 2013 the presiding ALJ lifted the stay order holding in abeyance the hearing previously ordered by the FERC and directing that the remaining issues proceed to a hearing on the merits. The hearing is scheduled for March 2014.

2011 Rate Filing Based on Calendar Year 2010 Production Costs

In May 2011, Entergy filed with the FERC the 2011 rates in accordance with the FERC’s orders in the System Agreement proceeding.  Several parties intervened in the proceeding at the FERC, including the LPSC, which also filed a protest.  In July 2011 the FERC accepted Entergy's proposed rates for filing, effective June 1, 2011, subject to refund, set the proceeding for hearing procedures, and then held those procedures in abeyance pending FERC decisions in the prior production cost proceedings currently before the FERC on review. In January 2014 the LPSC filed a petition for a writ of mandamus at the United States Court of Appeals for the Fifth Circuit. In its petition, the LPSC requested that the Fifth Circuit issue an order compelling the FERC to issue a final order in several proceedings related to the System Agreement, including the 2011 rate filing based on calendar year 2010 production costs and the 2012 and 2013 rate filings discussed below.

2012 Rate Filing Based on Calendar Year 2011 Production Costs

In May 2012, Entergy filed with the FERC the 2012 rates in accordance with the FERC’s orders in the System Agreement proceeding.  Several parties intervened in the proceeding at the FERC, including the LPSC, which also filed a protest.  In August 2012 the FERC accepted Entergy's proposed rates for filing, effective June 2012, subject to refund, set the proceeding for hearing procedures, and then held those procedures in abeyance pending FERC decisions in the prior production cost proceedings currently before the FERC on review.

2013 Rate Filing Based on Calendar Year 2012 Production Costs

In May 2013, Entergy filed with the FERC the 2013 rates in accordance with the FERC’s orders in the System Agreement proceeding. Several parties intervened in the proceeding at the FERC, including the LPSC, which also filed a protest. The City Council intervened and filed comments related to including the outcome of a related FERC proceeding in the 2013 cost equalization calculation. In August 2013 the FERC issued an order accepting the 2013 rates, effective June 1, 2013, subject to refund, set the proceeding for hearing procedures, and then held those procedures in abeyance pending FERC decisions in the prior production cost proceedings currently before the FERC on review.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Interruptible Load Proceeding

In April 2007, the U.S. Court of Appeals for the D.C. Circuit issued its opinion in the LPSC’s appeal of the FERC’s March 2004 and April 2005 orders related to the treatment under the System Agreement of the Utility operating companies’ interruptible loads.  In its opinion the D.C. Circuit concluded that the FERC (1) acted arbitrarily and capriciously by allowing the Utility operating companies to phase-in the effects of the elimination of the interruptible load over a 12-month period of time; (2) failed to adequately explain why refunds could not be ordered under Section 206(c) of the Federal Power Act; and (3) exercised appropriately its discretion to defer addressing the cost of sulfur dioxide allowances until a later time.  The D.C. Circuit remanded the matter to the FERC for a more considered determination on the issue of refunds.  The FERC issued its order on remand in September 2007, in which it directed Entergy to make a compliance filing removing all interruptible load from the computation of peak load responsibility commencing April 1, 2004 and to issue any necessary refunds to reflect this change.  In addition, the order directed the Utility operating companies to make refunds for the period May 1995 through July 1996.  In November 2007 the Utility operating companies filed a refund report describing the refunds to be issued pursuant to the FERC's orders.  The LPSC filed a protest to the refund report in December 2007, and the Utility operating companies filed an answer to the protest in January 2008.  The refunds were made in October 2008 by the Utility operating companies that owed refunds to the Utility operating companies that were due a refund under the decision.  The APSC and the Utility operating companies appealed the FERC decisions to the D.C. Circuit.  Because of its refund obligation to its customers as a result of this proceeding and a related LPSC proceeding, Entergy Louisiana recorded provisions during 2008 of approximately $16 million, including interest, for rate refunds.  The refunds were made in the fourth quarter 2009.

Following the filing of petitioners' initial briefs, the FERC filed a motion requesting the D.C. Circuit hold the appeal of the FERC’s decisions ordering refunds in the interruptible load proceeding in abeyance and remand the record to the FERC.  The D.C. Circuit granted the FERC’s unopposed motion in June 2009.  In December 2009 the FERC established a paper hearing to determine whether the FERC had the authority and, if so, whether it would be appropriate to order refunds resulting from changes in the treatment of interruptible load in the allocation of capacity costs by the Utility operating companies.  In August 2010 the FERC issued an order stating that it has the authority and refunds are appropriate.  The APSC, MPSC, and Entergy requested rehearing of the FERC’s decision.  In June 2011 the FERC issued an order granting rehearing in part and denying rehearing in part, in which the FERC determined to invoke its discretion to deny refunds.  The FERC held that in this case where “the Entergy system as a whole collected the proper level of revenue, but, as was later established, incorrectly allocated peak load responsibility among the various Entergy operating companies….the Commission will apply here our usual practice in such cases, invoking our equitable discretion to not order refunds, notwithstanding our authority to do so.”  The LPSC has requested rehearing of the FERC’s June 2011 decision.  In October 2011 the FERC issued an “Order Establishing Paper Hearing” inviting parties that oppose refunds to file briefs within 30 days addressing the LPSC’s argument that FERC precedent supports refunds under the circumstances present in this proceeding.  Parties that favor refunds were then invited to file reply briefs within 21 days of the date that the initial briefs are due.  Briefs were submitted and the matter is pending.

In September 2010 the FERC had issued an order setting the refund report filed in the proceeding in November 2007 for hearing and settlement judge procedures.  In May 2011, Entergy filed a settlement agreement that resolved all issues relating to the refund report set for hearing.  In June 2011 the settlement judge certified the settlement as uncontested and the settlement agreement is currently pending before the FERC.  In July 2011, Entergy filed an amended/corrected refund report and a motion to defer action on the settlement agreement until after the FERC rules on the LPSC’s rehearing request regarding the June 2011 decision denying refunds.

Prior to the FERC’s June 2011 order on rehearing, Entergy Arkansas filed an application in November 2010 with the APSC for recovery of the refund that it paid.  The APSC denied Entergy Arkansas’s application, and also denied Entergy Arkansas’s petition for rehearing.  If the FERC were to order Entergy Arkansas to pay refunds on rehearing in the interruptible load proceeding the APSC’s decision would trap FERC-approved costs at Entergy Arkansas with no regulatory-approved mechanism to recover them.  In August 2011, Entergy Arkansas filed a complaint in the United States District Court for the Eastern District of Arkansas asking for a declaratory judgment that the rejection of Entergy Arkansas’s application by the APSC is preempted by the Federal Power Act.  The APSC filed a motion to

Entergy Corporation and Subsidiaries
Notes to Financial Statements

dismiss the complaint.  In April 2012 the United States district court dismissed Entergy Arkansas’s complaint without prejudice stating that Entergy Arkansas’s claim is not ripe for adjudication and that Entergy Arkansas did not have standing to bring suit at this time.

In March 2013 the FERC issued an order denying the LPSC's request for rehearing of the FERC's June 2011 order wherein the FERC concluded it would exercise its discretion and not order refunds in the interruptible load proceeding. Based on its review of the LPSC’s request for rehearing and the briefs filed as part of the paper hearing established in October 2011, the FERC affirmed its earlier ruling and declined to order refunds under the circumstances of the case. In May 2013 the LPSC filed a petition for review with the U.S. Court of Appeals for the D.C. Circuit seeking review of FERC prior orders in the Interruptible Load Proceeding that concluded that the FERC would exercise its discretion and not order refunds in the proceeding. The appeal is pending.

Entergy Arkansas Opportunity Sales Proceeding

In June 2009, the LPSC filed a complaint requesting that the FERC determine that certain of Entergy Arkansas’s sales of electric energy to third parties: (a) violated the provisions of the System Agreement that allocate the energy generated by Entergy System resources, (b) imprudently denied the Entergy System and its ultimate consumers the benefits of low-cost Entergy System generating capacity, and (c) violated the provision of the System Agreement that prohibits sales to third parties by individual companies absent an offer of a right-of-first-refusal to other Utility operating companies.   The LPSC’s complaint challenges sales made beginning in 2002 and requests refunds.  On July 20, 2009, the Utility operating companies filed a response to the complaint requesting that the FERC dismiss the complaint on the merits without hearing because the LPSC has failed to meet its burden of showing any violation of the System Agreement and failed to produce any evidence of imprudent action by the Entergy System.  In their response, the Utility operating companies explained that the System Agreement clearly contemplates that the Utility operating companies may make sales to third parties for their own account, subject to the requirement that those sales be included in the load (or load shape) for the applicable Utility operating company.  The response further explains that the FERC already has determined that Entergy Arkansas’s short-term wholesale sales did not trigger the “right-of-first-refusal” provision of the System Agreement.  While the D.C. Circuit recently determined that the “right-of-first-refusal” issue was not properly before the FERC at the time of its earlier decision on the issue, the LPSC has raised no additional claims or facts that would warrant the FERC reaching a different conclusion.

The LPSC filed direct testimony in the proceeding alleging, among other things, (1) that Entergy violated the System Agreement by permitting Entergy Arkansas to make non-requirements sales to non-affiliated third parties rather than making such energy available to the other Utility operating companies’ customers; and (2) that over the period 2000 - 2009, these non-requirements sales caused harm to the Utility operating companies’ customers and these customers should be compensated for this harm by Entergy.  In subsequent testimony, the LPSC modified its original damages claim in favor of quantifying damages by re-running intra-system bills.  The Utility operating companies believe the LPSC's allegations are without merit.  A hearing in the matter was held in August 2010.

In December 2010, the ALJ issued an initial decision.  The ALJ found that the System Agreement allowed for Entergy Arkansas to make the sales to third parties but concluded that the sales should be accounted for in the same manner as joint account sales.  The ALJ concluded that “shareholders” should make refunds of the damages to the Utility operating companies, along with interest.  Entergy disagreed with several aspects of the ALJ’s initial decision and in January 2011 filed with the FERC exceptions to the decision.

The FERC issued a decision in June 2012 and held that, while the System Agreement is ambiguous, it does provide authority for individual Utility operating companies to make opportunity sales for their own account and Entergy Arkansas made and priced these sales in good faith.  The FERC found, however, that the System Agreement does not provide authority for an individual Utility operating company to allocate the energy associated with such opportunity sales as part of its load, but provides a different allocation authority.  The FERC further found that the after-the-fact accounting methodology used to allocate the energy used to supply the sales was inconsistent with the System Agreement.  Quantifying the effect of the FERC’s decision will require re-running intra-system bills for a ten-

Entergy Corporation and Subsidiaries
Notes to Financial Statements

year period, and the FERC in its decision established further hearing procedures to determine the calculation of the effects.  In July 2012, Entergy and the LPSC filed requests for rehearing of the FERC’s June 2012 decision, which are pending with the FERC.

As required by the procedural schedule established in the calculation proceeding, Entergy filed its direct testimony that included a proposed illustrative re-run, consistent with the directives in FERC’s order, of intra-system bills for 2003, 2004, and 2006, the three years with the highest volume of opportunity sales.  Entergy’s proposed illustrative re-run of intra-system bills shows that the potential cost for Entergy Arkansas would be up to $12 million for the years 2003, 2004, and 2006, and the potential benefit would be significantly less than that for each of the other Utility operating companies.  Entergy’s proposed illustrative re-run of the intra-system bills also shows an offsetting potential benefit to Entergy Arkansas for the years 2003, 2004, and 2006 resulting from the effects of the FERC’s order on System Agreement Service Schedules MSS-1, MSS-2, and MSS-3, and the potential offsetting cost would be significantly less than that for each of the other Utility operating companies.  Entergy provided to the LPSC an illustrative intra-system bill recalculation as specified by the LPSC for the years 2003, 2004, and 2006, and the LPSC then filed answering testimony in December 2012.  In its testimony the LPSC claims that the damages that should be paid by Entergy Arkansas to the other Utility operating company’s customers for 2003, 2004, and 2006 are $42 million to Entergy Gulf States, Inc., $7 million to Entergy Louisiana, $23 million to Entergy Mississippi, and $4 million to Entergy New Orleans. The FERC staff and certain intervenors filed direct and answering testimony in February 2013. In April 2013, Entergy filed its rebuttal testimony in that proceeding, including a revised illustrative re-run of the intra-system bills for the years 2003, 2004, and 2006. The revised calculation determines the re-pricing of the opportunity sales based on consideration of moveable resources only and the removal of exchange energy received by Entergy Arkansas, which increases the potential cost for Entergy Arkansas over the three years 2003, 2004, and 2006 by $2.3 million from the potential costs identified in the Utility operating companies’ prior filings in September and October 2012. A hearing was held in May 2013 to quantify the effect of repricing the opportunity sales in accordance with the FERC’s decision.

In August 2013 the presiding judge issued an initial decision. The initial decision concludes that the methodology proposed by the LPSC, rather than the methodologies proposed by Entergy or the FERC Staff, should be used to calculate the payments that Entergy Arkansas is to make to the other Utility operating companies. The initial decision also concludes that the other System Agreement service schedules should not be adjusted and that payments by Entergy Arkansas should not be reflected in the rough production cost equalization bandwidth calculations for the applicable years. The initial decision does recognize that the LPSC’s methodology would result in an inequitable windfall to the other Utility operating companies and, therefore, concludes that any payments by Entergy Arkansas should be reduced by 20%. The Utility operating companies are currently analyzing the effects of the initial decision. The LPSC, APSC, City Council, and FERC staff filed briefs on exceptions and/or briefs opposing exceptions. Entergy filed a brief on exceptions requesting that FERC reverse the initial decision and a brief opposing certain exceptions taken by the LPSC and FERC staff. The FERC’s review of the initial decision is pending. No payments will be made or received by the Utility operating companies until the FERC issues an order reviewing the initial decision and Entergy submits a subsequent filing to comply with that order.

Storm Cost Recovery Filings with Retail Regulators

Entergy Arkansas

Entergy Arkansas December 2012 Winter Storm

In December 2012 a severe winter storm consisting of ice, snow, and high winds caused significant damage to Entergy Arkansas’s distribution lines, equipment, poles, and other facilities.  Total restoration costs for the repair and/or replacement of Entergy Arkansas’s electrical facilities in areas damaged from the winter storm were $63 million, including costs recorded as regulatory assets of approximately $22 million.  In the Entergy Arkansas 2013 rate case, the APSC approved inclusion of the construction spending in rate base and approved an increase in the normal storm cost accrual, which will effectively amortize the regulatory asset over a five-year period.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

 Entergy Gulf States Louisiana and Entergy Louisiana

Hurricane Isaac

In August 2012, Hurricane Isaac caused extensive damage to portions of Entergy's service area in Louisiana, and to a lesser extent in Mississippi and Arkansas.  The storm resulted in widespread power outages, significant damage primarily to distribution infrastructure, and the loss of sales during the power outages.  In January 2013, Entergy Gulf States Louisiana and Entergy Louisiana drew $65 million and $187 million, respectively, from their funded storm reserve escrow accounts.  In April 2013, Entergy Gulf States Louisiana and Entergy Louisiana filed a joint application with the LPSC relating to Hurricane Isaac system restoration costs.  Specifically, Entergy Gulf States Louisiana and Entergy Louisiana requested that the LPSC determine the amount of such costs that were prudently incurred and are, thus, eligible for recovery from customers.  Including carrying costs and additional storm escrow funds, Entergy Gulf States Louisiana is seeking an LPSC determination that $73.8 million in system restoration costs were prudently incurred and Entergy Louisiana is seeking an LPSC determination that $247.7 million in system restoration costs were prudently incurred.  Entergy Gulf States Louisiana and Entergy Louisiana intend to replenish their storm escrow accounts to $90 million and $200 million, respectively, primarily through traditional debt markets and have requested special rate treatment of any borrowings for that purpose.  In May 2013, Entergy Gulf States Louisiana and Entergy Louisiana filed a supplemental application proposing a specific means to finance system restoration costs and related requests. Entergy Gulf States Louisiana and Entergy Louisiana are proposing to finance Hurricane Isaac restoration costs through Louisiana Act 55 financing, which was the same method they used for Hurricanes Katrina, Rita, Gustav, and Ike.

The LPSC Staff filed direct testimony in September 2013 concluding that Hurricane Isaac system restoration costs incurred by Entergy Gulf States Louisiana and Entergy Louisiana were reasonable and prudent, subject to proposed minor adjustments which totaled approximately 1% of each company’s costs. The LPSC Staff also supported the requests to re-establish storm reserves of $90 million for Entergy Gulf States Louisiana and $200 million for Entergy Louisiana. One intervenor filed testimony recommending storm reserve levels of $70 million for Entergy Gulf States Louisiana and $100 million for Entergy Louisiana, but takes no position on the prudence of the Hurricane Isaac system restoration costs. An evidentiary hearing took place in December 2013, and an LPSC decision is expected in 2014.

Hurricane Gustav and Hurricane Ike

In September 2008, Hurricane Gustav and Hurricane Ike caused catastrophic damage to Entergy's service territory.  Entergy Gulf States Louisiana and Entergy Louisiana filed their Hurricane Gustav and Hurricane Ike storm cost recovery case with the LPSC in May 2009.  In September 2009, Entergy Gulf States Louisiana and Entergy Louisiana and the Louisiana Utilities Restoration Corporation (LURC), an instrumentality of the State of Louisiana, filed with the LPSC an application requesting that the LPSC grant financing orders authorizing the financing of Entergy Gulf States Louisiana’s and Entergy Louisiana’s storm costs, storm reserves, and issuance costs pursuant to Act 55 of the Louisiana Regular Session of 2007 (Act 55 financings).  Entergy Gulf States Louisiana’s and Entergy Louisiana’s Hurricane Katrina and Hurricane Rita storm costs were financed primarily by Act 55 financings, as discussed below.  Entergy Gulf States Louisiana and Entergy Louisiana also filed an application requesting LPSC approval for ancillary issues including the mechanism to flow charges and Act 55 financing savings to customers via a Storm Cost Offset rider.

In December 2009, Entergy Gulf States Louisiana and Entergy Louisiana entered into a stipulation agreement with the LPSC Staff that provides for total recoverable costs of approximately $234 million for Entergy Gulf States Louisiana and $394 million for Entergy Louisiana, including carrying costs.  Under this stipulation, Entergy Gulf States Louisiana agrees not to recover $4.4 million and Entergy Louisiana agrees not to recover $7.2 million of their storm restoration spending.  The stipulation also permits replenishing Entergy Gulf States Louisiana's storm reserve in the amount of $90 million and Entergy Louisiana's storm reserve in the amount of $200 million when the Act 55 financings are accomplished.  In March and April 2010, Entergy Gulf States Louisiana, Entergy Louisiana, and other parties to the proceeding filed with the LPSC an uncontested stipulated settlement that includes these terms and also includes

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Gulf States Louisiana’s and Entergy Louisiana's proposals under the Act 55 financings, which includes a commitment to pass on to customers a minimum of $15.5 million and $27.8 million of customer benefits, respectively, through prospective annual rate reductions of $3.1 million and $5.6 million for five years.  A stipulation hearing was held before the ALJ on April 13, 2010.  On April 21, 2010, the LPSC approved the settlement and subsequently issued two financing orders and one ratemaking order intended to facilitate the implementation of the Act 55 financings.  In June 2010 the Louisiana State Bond Commission approved the Act 55 financings.

In July 2010, the Louisiana Local Government Environmental Facilities and Community Development Authority (LCDA) issued $468.9 million in bonds under Act 55.  From the $462.4 million of bond proceeds loaned by the LCDA to the LURC, the LURC deposited $200 million in a restricted escrow account as a storm damage reserve for Entergy Louisiana and transferred $262.4 million directly to Entergy Louisiana.  From the bond proceeds received by Entergy Louisiana from the LURC, Entergy Louisiana used $262.4 million to acquire 2,624,297.11 Class B preferred, non-voting, membership interest units of Entergy Holdings Company LLC, a company wholly-owned and consolidated by Entergy, that carry a 9% annual distribution rate. Distributions are payable quarterly commencing on September 15, 2010, and the membership interests have a liquidation price of $100 per unit. The preferred membership interests are callable at the option of Entergy Holdings Company LLC after ten years under the terms of the LLC agreement.  The terms of the membership interests include certain financial covenants to which Entergy Holdings Company LLC is subject, including the requirement to maintain a net worth of at least $1 billion.

In July 2010, the LCDA issued another $244.1 million in bonds under Act 55.  From the $240.3 million of bond proceeds loaned by the LCDA to the LURC, the LURC deposited $90 million in a restricted escrow account as a storm damage reserve for Entergy Gulf States Louisiana and transferred $150.3 million directly to Entergy Gulf States Louisiana.  From the bond proceeds received by Entergy Gulf States Louisiana from the LURC, Entergy Gulf States Louisiana used $150.3 million to acquire 1,502,643.04 Class B preferred, non-voting, membership interest units of Entergy Holdings Company LLC, a company wholly-owned and consolidated by Entergy, that carry a 9% annual distribution rate.  Distributions are payable quarterly commencing on September 15, 2010, and the membership interests have a liquidation price of $100 per unit.  The preferred membership interests are callable at the option of Entergy Holdings Company LLC after ten years under the terms of the LLC agreement.  The terms of the membership interests include certain financial covenants to which Entergy Holdings Company LLC is subject, including the requirement to maintain a net worth of at least $1 billion.

Entergy, Entergy Gulf States Louisiana, and Entergy Louisiana do not report the bonds on their balance sheets because the bonds are the obligation of the LCDA, and there is no recourse against Entergy, Entergy Gulf States Louisiana or Entergy Louisiana in the event of a bond default.  To service the bonds, Entergy Gulf States Louisiana and Entergy Louisiana collect a system restoration charge on behalf of the LURC, and remit the collections to the bond indenture trustee.  Entergy Gulf States Louisiana and Entergy Louisiana do not report the collections as revenue because they are merely acting as the billing and collection agents for the state.

Hurricane Katrina and Hurricane Rita

In August and September 2005, Hurricanes Katrina and Rita caused catastrophic damage to large portions of the Utility’s service territories in Louisiana, Mississippi, and Texas, including the effect of extensive flooding that resulted from levee breaks in and around the greater New Orleans area.  The storms and flooding resulted in widespread power outages, significant damage to electric distribution, transmission, and generation and gas infrastructure, and the loss of sales and customers due to mandatory evacuations and the destruction of homes and businesses.

In March 2008, Entergy Gulf States Louisiana, Entergy Louisiana, and the Louisiana Utilities Restoration Corporation (LURC), an instrumentality of the State of Louisiana, filed at the LPSC an application requesting that the LPSC grant financing orders authorizing the financing of Entergy Gulf States Louisiana and Entergy Louisiana storm costs, storm reserves, and issuance costs pursuant to Act 55 of the Louisiana Legislature (Act 55 financings).  The Act 55 financings are expected to produce additional customer benefits as compared to traditional securitization.  Entergy Gulf States Louisiana and Entergy Louisiana also filed an application requesting LPSC approval for ancillary issues

Entergy Corporation and Subsidiaries
Notes to Financial Statements

including the mechanism to flow charges and savings to customers via a Storm Cost Offset rider.  On April 8, 2008, the Louisiana Public Facilities Authority (LPFA), which is the issuer of the bonds pursuant to the Act 55 financings, approved requests for the Act 55 financings.  On April 10, 2008, Entergy Gulf States Louisiana and Entergy Louisiana and the LPSC Staff filed with the LPSC an uncontested stipulated settlement that includes Entergy Gulf States Louisiana and Entergy Louisiana’s proposals under the Act 55 financings, which includes a commitment to pass on to customers a minimum of $10 million and $30 million of customer benefits, respectively, through prospective annual rate reductions of $2 million and $6 million for five years.  On April 16, 2008, the LPSC approved the settlement and issued two financing orders and one ratemaking order intended to facilitate implementation of the Act 55 financings.  In May 2008 the Louisiana State Bond Commission granted final approval of the Act 55 financings.

In July 2008, the LPFA issued $687.7 million in bonds under the aforementioned Act 55.  From the $679 million of bond proceeds loaned by the LPFA to the LURC, the LURC deposited $152 million in a restricted escrow account as a storm damage reserve for Entergy Louisiana and transferred $527 million directly to Entergy Louisiana.  From the bond proceeds received by Entergy Louisiana from the LURC, Entergy Louisiana invested $545 million, including $17.8 million that was withdrawn from the restricted escrow account as approved by the April 16, 2008 LPSC orders, in exchange for 5,449,861.85 Class A preferred, non-voting, membership interest units of Entergy Holdings Company LLC, a company wholly-owned and consolidated by Entergy, that carry a 10% annual distribution rate.  Distributions are payable quarterly commencing on September 15, 2008 and have a liquidation price of $100 per unit.  The preferred membership interests are callable at the option of Entergy Holdings Company LLC after ten years under the terms of the LLC agreement.  The terms of the membership interests include certain financial covenants to which Entergy Holdings Company LLC is subject, including the requirement to maintain a net worth of at least $1 billion.

In August 2008, the LPFA issued $278.4 million in bonds under the aforementioned Act 55.  From the $274.7 million of bond proceeds loaned by the LPFA to the LURC, the LURC deposited $87 million in a restricted escrow account as a storm damage reserve for Entergy Gulf States Louisiana and transferred $187.7 million directly to Entergy Gulf States Louisiana.  From the bond proceeds received by Entergy Gulf States Louisiana from the LURC, Entergy Gulf States Louisiana invested $189.4 million, including $1.7 million that was withdrawn from the restricted escrow account as approved by the April 16, 2008 LPSC orders, in exchange for 1,893,918.39 Class A preferred, non-voting, membership interest units of Entergy Holdings Company LLC that carry a 10% annual distribution rate.  Distributions are payable quarterly commencing on September 15, 2008 and have a liquidation price of $100 per unit.  The preferred membership interests are callable at the option of Entergy Holdings Company LLC after ten years under the terms of the LLC agreement.  The terms of the membership interests include certain financial covenants to which Entergy Holdings Company LLC is subject, including the requirement to maintain a net worth of at least $1 billion.  In February 2012, Entergy Gulf States Louisiana sold 500,000 of its Class A preferred membership units in Entergy Holdings Company LLC, a wholly-owned Entergy subsidiary, to a third party in exchange for $51 million plus accrued but unpaid distributions on the units.  The 500,000 preferred membership units are mandatorily redeemable in January 2112.

Entergy, Entergy Gulf States Louisiana, and Entergy Louisiana do not report the bonds on their balance sheets because the bonds are the obligation of the LPFA, and there is no recourse against Entergy, Entergy Gulf States Louisiana or Entergy Louisiana in the event of a bond default.  To service the bonds, Entergy Gulf States Louisiana and Entergy Louisiana collect a system restoration charge on behalf of the LURC, and remit the collections to the bond indenture trustee.  Entergy, Entergy Gulf States Louisiana, and Entergy Louisiana do not report the collections as revenue because they are merely acting as the billing and collection agent for the state.

Entergy Mississippi

On July 1, 2013, Entergy Mississippi and the Mississippi Public Utilities Staff entered into a joint stipulation, wherein both parties agreed that approximately $32 million in storm restoration costs incurred in 2011 and 2012 were prudently incurred and chargeable to the storm damage reserve, while approximately $700,000 in prudently incurred costs were more properly recoverable through the formula rate plan. Entergy Mississippi and the Mississippi Public

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Utilities Staff also agreed that the storm damage accrual should be increased from $750,000 per month to $1.75 million per month. In September 2013 the MPSC approved the joint stipulation with the increase in the storm damage accrual effective with October 2013 bills.

Entergy New Orleans

In October 2006, the City Council approved a rate filing settlement agreement that, among other things, authorized a $75 million storm reserve for damage from future storms, which will be created over a ten-year period through a storm reserve rider that began in March 2007.  These storm reserve funds are held in a restricted escrow account until needed in response to a storm.

In August 2012, Hurricane Isaac caused extensive damage to Entergy New Orleans’s service area. The storm resulted in widespread power outages, significant damage primarily to distribution infrastructure, and the loss of sales during the power outages. Total restoration costs for the repair and/or replacement of Entergy New Orleans’s electric facilities damaged by Hurricane Isaac were $47.3 million. Entergy New Orleans withdrew $17.4 million from the storm reserve escrow account to partially offset these costs. Entergy New Orleans plans to make a filing with the City Council in the first quarter 2014 seeking certification of these costs.

New Nuclear Generation Development Costs

Entergy Gulf States Louisiana and Entergy Louisiana

Entergy Gulf States Louisiana and Entergy Louisiana have been developing and are preserving a project option for new nuclear generation at River Bend.  In March 2010, Entergy Gulf States Louisiana and Entergy Louisiana filed with the LPSC seeking approval to continue the limited development activities necessary to preserve an option to construct a new unit at River Bend.  The testimony and legal briefs of the LPSC staff generally support the request of Entergy Gulf States Louisiana and Entergy Louisiana, although other parties filed briefs, without supporting testimony, in opposition to the request.  At an evidentiary hearing in October 2011, Entergy Gulf States Louisiana, Entergy Louisiana, and the LPSC staff presented testimony in support of certification of activities to preserve an option for a new nuclear plant at River Bend.  The ALJ recommended, however, that the LPSC decline the request of Entergy Gulf States Louisiana and Entergy Louisiana on the basis that the LPSC’s rule on new nuclear development does not apply to activities to preserve an option to develop and on the further grounds that the companies improperly engaged in advanced preparation activities prior to certification.  There has been no suggestion that the planning activities or costs incurred were imprudent.  At its June 28, 2012 meeting the LPSC voted to uphold the ALJ’s decision and directed that Entergy Gulf States Louisiana and Entergy Louisiana be permitted to seek recovery of these costs in their anticipated, upcoming rate case filings, fully reserving the LPSC’s right to determine the recoverability of such costs in rates.  The LPSC approved a settlement of Entergy Gulf States Louisiana's and Entergy Louisiana's rate case filings and approved the extension of the current formula rate plans of Entergy Gulf States Louisiana and Entergy Louisiana and provided for an eight-year amortization of costs incurred in connection with the potential development of a new nuclear unit at River Bend, without carrying costs, beginning in December 2014, provided, however, that amortization of these costs shall not result in a future rate increase. As of December 31, 2013, Entergy Gulf States Louisiana and Entergy Louisiana each have a regulatory asset of $29.5 million on its balance sheet related to these new nuclear generation development costs.

Entergy Mississippi

Pursuant to the Mississippi Baseload Act and the Mississippi Public Utilities Act, Entergy Mississippi has been developing and is preserving a project option for new nuclear generation at Grand Gulf Nuclear Station.  This project is in the early stages, and several issues remain to be addressed over time before significant additional capital would be committed to this project.  In October 2010, Entergy Mississippi filed an application with the MPSC requesting that the MPSC determine that it is in the public interest to preserve the option to construct new nuclear generation at Grand Gulf and that the MPSC approve the deferral of Entergy Mississippi’s costs incurred to date and in the future related

Entergy Corporation and Subsidiaries
Notes to Financial Statements

to this project, including the accrual of AFUDC or similar carrying charges.  In October 2011, Entergy Mississippi and the Mississippi Public Utilities Staff filed with the MPSC a joint stipulation that the MPSC approved in November 2011.  The stipulation states that there should be a deferral of the $57 million of costs incurred through September 2011 in connection with planning, evaluation, monitoring, and other and related generation resource development activities for new nuclear generation at Grand Gulf.  The costs shall be treated as a regulatory asset until the proceeding is resolved.  The Mississippi Public Utilities Staff and Entergy Mississippi also agree that the MPSC should conduct a hearing to consider the relief requested by Entergy Mississippi in its application, including evidence regarding whether costs incurred in connection with planning, evaluation, monitoring, and other and related generation resource development activities for new nuclear generation at Grand Gulf were prudently incurred and are otherwise allowable.  The Mississippi Public Utilities Staff and Entergy Mississippi further agree that such prudently incurred costs shall be recoverable in a manner to be determined by the MPSC.  In the Stipulation, the Mississippi Public Utilities Staff and Entergy Mississippi agree that the development of a nuclear unit project option is consistent with the Mississippi Baseload Act.  The Mississippi Public Utilities Staff and Entergy Mississippi further agree that the deferral of costs incurred in connection with planning, evaluation, monitoring, and other and related generation resource development activities for new nuclear generation at Grand Gulf also is consistent with the Mississippi Baseload Act.  Entergy Mississippi will not accrue carrying charges or continue to accrue AFUDC on the costs, pending the outcome of the proceeding.  Further proceedings before the MPSC have not been scheduled.

Texas Power Price Lawsuit

In August 2003, a lawsuit was filed in the district court of Chambers County, Texas by Texas residents on behalf of a purported class of the Texas retail customers of Entergy Gulf States, Inc. who were billed and paid for electric power from January 1, 1994 to the present.  The named defendants include Entergy Corporation, Entergy Services, Entergy Power, Entergy Power Marketing Corp., and Entergy Arkansas.  Entergy Gulf States, Inc. was not a named defendant, but was alleged to be a co-conspirator.  The court granted the request of Entergy Gulf States, Inc. to intervene in the lawsuit to protect its interests.

Plaintiffs allege that the defendants implemented a “price gouging accounting scheme” to sell to plaintiffs and similarly situated utility customers higher priced power generated by the defendants while rejecting less expensive power offered from off-system suppliers.  In particular, plaintiffs allege that the defendants manipulated and continue to manipulate the dispatch of generation so that power is purchased from affiliated expensive resources instead of buying cheaper off-system power.

Plaintiffs stated in their pleadings that customers in Texas were charged at least $57 million above prevailing market prices for power.  Plaintiffs seek actual, consequential and exemplary damages, costs and attorneys’ fees, and disgorgement of profits.  The plaintiffs’ experts have tendered a report calculating damages in a large range, from $153 million to $972 million in present value, under various scenarios as of the date of the report.  The Entergy defendants have tendered expert reports challenging the assumptions, methodologies, and conclusions of the plaintiffs’ expert reports.

The case is pending in state district court, and in March 2012 the court found that the case met the requirements to be maintained as a class action under Texas law.  On April 30, 2012, the court entered an order certifying the class.  The defendants have appealed the order to the Texas Court of Appeals – First District and oral argument was held in May 2013. The appeal is pending and proceedings in district court are stayed until the appeal is resolved.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 3.    INCOME TAXES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Income taxes from continuing operations for 2013, 2012, and 2011 for Entergy Corporation and Subsidiaries consist of the following:

	2013	2012	2011
	(In Thousands)
Current:
Federal	$88,291	($47,851)	$452,713
Foreign	101	143	130
State	20,584	(41,516)	152,711
Total	108,976	(89,224)	605,554
Deferred and non-current - net	126,935	131,130	(311,708)
Investment tax credit
adjustments - net	(9,930)	(11,051)	(7,583)
Income tax expense from
continuing operations	$225,981	$30,855	$286,263

Income taxes for 2013, 2012, and 2011 for Entergy’s Registrant Subsidiaries consist of the following:

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Current:
Federal	($13,574)	$12,176	($30,973)	$2,498	$15,017	$37,199	($6,199)
State	6,122	(9,939)	(5,692)	4,849	(1,221)	(843)	15,845
Total	(7,452)	2,237	(36,665)	7,347	13,796	36,356	9,646
Deferred and non-current - net	101,253	57,620	121,416	41,150	(11,952)	(4,639)	60,614
Investment tax credit
adjustments - net	(2,014)	(3,038)	(2,874)	1,260	(225)	(1,609)	(1,407)
Income taxes	$91,787	$56,819	$81,877	$49,757	$1,619	$30,108	$68,853

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Current:
Federal	$64,069	($66,081)	($132,999)	$3,188	($9,484)	($114,677)	($50,491)
State	6,712	9,535	(1,269)	(4,425)	(1,617)	4,933	(8,544)
Total	70,781	(56,546)	(134,268)	(1,237)	(11,101)	(109,744)	(59,035)
Deferred and non-current - net	26,042	112,390	8,463	59,045	18,586	144,471	137,832
Investment tax credit
adjustments - net	(2,017)	(3,228)	(3,117)	871	(245)	(1,609)	(1,682)
Income taxes	$94,806	$52,616	($128,922)	$58,679	$7,240	$33,118	$77,115

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2011	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Current:
Federal	($12,448)	($30,106)	($136,800)	($9,466)	$14,641	($33,045)	$139,529
State	(1,751)	15,950	34,832	6,069	1,724	3,153	16,825
Total	(14,199)	(14,156)	(101,968)	(3,397)	16,365	(29,892)	156,354
Deferred and non-current - net	148,978	107,250	(265,046)	32,380	(201)	80,993	(84,505)
Investment tax credit
adjustments - net	(2,014)	(3,358)	(3,197)	(182)	(302)	(1,609)	3,104
Income taxes	$132,765	$89,736	($370,211)	$28,801	$15,862	$49,492	$74,953

Total income taxes for Entergy Corporation and Subsidiaries differ from the amounts computed by applying the statutory income tax rate to income before income taxes.  The reasons for the differences for the years 2013, 2012, and 2011 are:

	2013	2012	2011
	(In Thousands)
Net income attributable to Entergy Corporation	$711,902	$846,673	$1,346,439
Preferred dividend requirements of subsidiaries	18,670	21,690	20,933
Consolidated net income	730,572	868,363	1,367,372
Income taxes	225,981	30,855	286,263
Income before income taxes	$956,553	$899,218	$1,653,635
Computed at statutory rate (35%)	$334,794	$314,726	$578,772
Increases (reductions) in tax resulting from:
State income taxes net of federal income tax effect	13,599	40,699	93,940
Regulatory differences - utility plant items	32,324	35,527	39,970
Equity component of AFUDC	(22,356)	(30,838)	(30,184)
Amortization of investment tax credits	(13,535)	(14,000)	(14,962)
Flow-through / permanent differences	(301)	(14,801)	(17,848)
Net-of-tax regulatory liability (a)	(2,899)	(4,356)	65,357
Deferred tax reversal on PPA settlement (a)	—	—	(421,819)
Deferred tax asset on additional depreciation (b)	—	(155,300)	—
Termination of business reorganization	(27,192)	—	—
Write-off of regulatory asset for income taxes	—	42,159	—
Capital losses	—	(20,188)	—
Provision for uncertain tax positions (c)	(59,249)	(159,957)	2,698
Valuation allowance	(31,573)
Other - net	2,369	(2,816)	(9,661)
Total income taxes as reported	$225,981	$30,855	$286,263
Effective Income Tax Rate	23.6%	3.4%	17.3%

(a)	See "Income Tax Audits - 2006-2007 IRS Audit" below for discussion of these items.

(b)	See "Income Tax Audits - 2004-2005 IRS Audit" below for discussion of this item.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(c)	See "Income Tax Audits - 2008-2009 IRS Audit" below for discussion of the most significant items in 2013 and 2012.

Total income taxes for the Registrant Subsidiaries differ from the amounts computed by applying the statutory income tax rate to income before taxes.  The reasons for the differences for the years 2013, 2012, and 2011 are:

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Net income	$161,948	$161,662	$252,464	$82,159	$11,683	$57,881	$113,664
Income taxes	91,787	56,819	81,877	49,757	1,619	30,108	68,853
Pretax income	$253,735	$218,481	$334,341	$131,916	$13,302	$87,989	$182,517
Computed at statutory rate (35%)	$88,807	$76,468	$117,019	$46,171	$4,656	$30,796	$63,881
Increases (reductions) in tax resulting from:
State income taxes net of federal income tax effect	10,954	7,719	11,365	4,564	1,012	(897)	5,900
Regulatory differences - utility plant items	7,938	4,865	2,140	2,603	453	3,256	11,070
Equity component of AFUDC	(3,820)	(2,822)	(10,278)	(764)	(322)	(1,626)	(2,724)
Amortization of investment tax credits	(1,989)	(3,018)	(2,846)	(260)	(216)	(1,596)	(3,476)
Flow-through / permanent differences	2,540	2,377	1,269	1,702	(4,402)	2,467	(491)
Net-of-tax regulatory liability (a)	—	—	(2,899)	—	—	—	—
Termination of business reorganization	(6,753)	(3,619)	(3,834)	(4,177)	(501)	(3,542)	(13)
Non-taxable dividend income	—	(9,612)	(27,341)	—	—	—	—
Provision for uncertain tax positions	(6,527)	(15,557)	(3,088)	(326)	795	1,027	(5,353)
Other - net	637	18	370	244	144	223	59
Total income taxes	$91,787	$56,819	$81,877	$49,757	$1,619	$30,108	$68,853
Effective Income Tax Rate	36.2%	26.0%	24.5%	37.7%	12.2%	34.2%	37.7%

(a)	See "Income Tax Audits - 2006-2007 IRS Audit" below for discussion of these items.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Net income	$152,365	$158,977	$281,081	$46,768	$17,065	$41,971	$111,866
Income taxes (benefit)	94,806	52,616	(128,922)	58,679	7,240	33,118	77,115
Pretax income	$247,171	$211,593	$152,159	$105,447	$24,305	$75,089	$188,981
Computed at statutory rate (35%)	$86,510	$74,058	$53,256	$36,906	$8,507	$26,281	$66,143
Increases (reductions) in tax resulting from:
State income taxes net of federal income tax effect	11,282	5,087	1,976	3,944	505	3,115	6,652
Regulatory differences - utility plant items	6,778	8,472	312	2,619	2,289	3,668	11,389
Equity component of AFUDC	(2,495)	(3,042)	(12,919)	(1,383)	(276)	(1,587)	(9,136)
Amortization of investment tax credits	(1,992)	(3,204)	(3,089)	(264)	(240)	(1,596)	(3,480)
Flow-through / permanent differences	3,427	(7,646)	1,397	1,961	(4,385)	1,585	(357)
Net-of-tax regulatory liability (a)	—	—	(4,356)	—	—	—	—
Non-taxable dividend income	—	(9,836)	(27,336)	—	—	—	—
Expense (benefit) of Entergy Corporation expenses	(19,403)	(17,703)	—	14,449	2,758	—	(10,241)
Provision for uncertain tax positions	11,227	8,745	(143,583)	870	(2,095)	1,651	17,966
Change in regulatory recovery	—	(553)	7,854	—	—	—	—
Other -- net	(528)	(1,762)	(2,434)	(423)	177	1	(1,821)
Total income taxes	$94,806	$52,616	($128,922)	$58,679	$7,240	$33,118	$77,115
Effective Income Tax Rate	38.4%	24.9%	(84.7%)	55.6%	29.8%	44.1%	40.8%

(a)	See "Income Tax Audits - 2006-2007 IRS Audit" below for discussion of these items.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2011	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Net income	$164,891	$201,604	$473,923	$108,729	$35,976	$80,845	$64,197
Income taxes (benefit)	132,765	89,736	(370,211)	28,801	15,862	49,492	74,953
Pretax income	$297,656	$291,340	$103,712	$137,530	$51,838	$130,337	$139,150
Computed at statutory rate (35%)	$104,180	$101,969	$36,299	$48,136	$18,143	$45,618	$48,703
Increases (reductions) in tax resulting from:
State income taxes net of federal income tax effect	13,727	9,618	943	3,211	3,350	2,033	4,436
Regulatory differences - utility plant items	10,079	8,379	1,404	2,038	3,860	4,003	10,207
Equity component of AFUDC	(3,363)	(3,181)	(11,315)	(2,963)	(215)	(1,322)	(7,825)
Amortization of investment tax credits	(1,992)	(3,336)	(3,168)	(960)	(295)	(1,596)	(3,480)
Net-of-tax regulatory liability (a)	—	—	65,357	—	—	—	—
Deferred tax reversal on PPA settlement (a)	—	—	(421,819)	—	—	—	—
Flow-through / permanent differences	(1,365)	587	(1,285)	304	(4,983)	88	529
Non-taxable dividend income	—	(11,364)	(27,336)	—	—	—	—
Expense (benefit) of Entergy Corporation expenses	—	(5,694)	—	(21,248)	(6,235)	(16)	16,559
Provision for uncertain tax positions	12,016	(7,144)	(4,880)	(2)	2,241	717	5,878
Other -- net	(517)	(98)	(4,411)	285	(4)	(33)	(54)
Total income taxes	$132,765	$89,736	($370,211)	$28,801	$15,862	$49,492	$74,953
Effective Income Tax Rate	44.6%	30.8%	(357.0%)	20.9%	30.6%	38.0%	53.9%

(a)	See "Income Tax Audits - 2006-2007 IRS Audit" below for discussion of these items.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Significant components of accumulated deferred income taxes and taxes accrued for Entergy Corporation and Subsidiaries as of December 31, 2013 and 2012 are as follows:

	2013	2012
	(In Thousands)
Deferred tax liabilities:
Plant basis differences - net	($7,941,319)	($8,240,342)
Regulatory assets	(922,312)	(898,143)
Nuclear decommissioning trusts	(1,100,439)	(848,918)
Pension, net funding	(299,951)	(305,676)
Combined unitary state taxes	(183,934)	(233,210)
Power purchase agreements	(8,096)	—
Other	(404,749)	(485,550)
Total	(10,860,800)	(11,011,839)
Deferred tax assets:
Nuclear decommissioning liabilities	754,828	733,103
Regulatory liabilities	403,370	404,852
Pension and other post-employment benefits	469,190	664,569
Sale and leaseback	176,119	195,074
Compensation	125,552	53,388
Accumulated deferred investment tax credit	106,777	110,690
Provision for allowances and contingencies	66,026	61,576
Power purchase agreements	—	43,717
Net operating loss carryforwards	548,756	960,235
Capital losses and miscellaneous tax credits	13,140	23,114
Valuation allowance	(28,146)	(86,881)
Other	109,606	78,721
Total	2,745,218	3,242,158
Noncurrent accrued taxes (including unrecognized
tax benefits)	(400,276)	(210,534)
Accumulated deferred income taxes and taxes accrued	($8,515,858)	($7,980,215)

Entergy’s estimated tax attributes carryovers and their expiration dates as of December 31, 2013 are as follows:

Carryover Description	Carryover Amount	Year(s) of expiration

Federal net operating losses	$12.8 billion	2023-2033
State net operating losses	$10.9 billion	2014-2032
State capital losses	$1.9 million	2015-2016
Miscellaneous federal and state credits	$86.7 million	2014-2032

As a result of the accounting for uncertain tax positions, the amount of the deferred tax assets reflected in the financial statements is less than the amount of the tax effect of the federal and state net operating loss carryovers, tax credit carryovers, and other tax attributes reflected on income tax returns. Because it is more likely than not that the benefit from certain state net operating loss carryovers will not be utilized, a valuation allowance of $23.5 million has been provided on the deferred tax assets relating to these state net operating loss carryovers.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

In the third quarter 2013, Entergy reduced a valuation allowance by $44 million ($28 million net of the federal income tax effect) that had been provided on a state net operating loss carryover due to the prospective utilization of such loss carryover.

Significant components of accumulated deferred income taxes and taxes accrued for the Registrant Subsidiaries as of December 31, 2013 and 2012 are as follows:

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Deferred tax liabilities:
Plant basis differences - net	($1,613,195)	($1,259,173)	($1,347,534)	($727,545)	($196,726)	($759,263)	($698,151)
Regulatory assets	(212,339)	(102,362)	(255,068)	(33,277)	—	(205,402)	(113,849)
Nuclear decommissioning trusts	(110,004)	(32,574)	(50,248)	—	—	—	(58,308)
Pension, net funding	(79,589)	(45,342)	(50,630)	(24,392)	(11,606)	(23,598)	(21,187)
Deferred fuel	(26,946)	(4,361)	(512)	(21,823)	63	(470)	(129)
Power purchase agreements	(7,053)	(20,234)	—	—	13	1,269	—
Other	(62,046)	(25,694)	(69,194)	(10,732)	(13,446)	(58,963)	(8,969)
Total	($2,111,172)	($1,489,740)	($1,773,186)	($817,769)	($221,702)	($1,046,427)	($900,593)
Deferred tax assets:
Regulatory liabilities	120,966	60,176	94,019	8,357	35,764	7,952	76,135
Nuclear decommissioning liabilities	(64,571)	49,439	92,206	—	—	—	(71,898)
Pension and other post-employment benefits	(12,132)	73,136	62,999	(1,345)	1,532	(13,417)	(2,073)
Sale and leaseback	—	—	52,054	—	—	—	124,065
Accumulated deferred investment tax credit	15,281	35,297	25,913	3,263	416	5,651	20,956
Provision for allowances and contingencies	12,313	14,784	3,347	13,066	8,535	5,980	—
Unbilled/deferred revenues	37,825	(22,340)	3,026	6,791	4,226	10,655	—
Compensation	7,131	4,701	3,470	1,778	1,696	6,774	822
Net operating loss carryforwards	85,875	—	230,592	19,400	—	—	—
Capital losses and miscellaneous tax credits	—	—	—	6,173	—	—	—
Other	3,682	4,939	4,148	4,224	2,930	3,807	2,001
Total	206,370	220,132	571,774	61,707	55,099	27,402	150,008
Noncurrent accrued taxes (including unrecognized tax benefits)	22,565	(279,269)	25,512	(6,290)	(5,015)	(37,777)	10,302
Accumulated deferred income taxes and taxes accrued	($1,882,237)	($1,548,877)	($1,175,900)	($762,352)	($171,618)	($1,056,802)	($740,283)

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Deferred tax liabilities:
Plant basis differences - net	$(1,565,988)	$(1,268,164)	$(1,544,256)	$(727,442)	$(202,496)	$(770,084)	$(759,896)
Regulatory assets	(172,915)	(100,578)	(249,051)	(27,077)	(4,790)	(220,417)	(119,209)
Nuclear decommissioning trusts	(67,025)	(25,472)	(29,493)	—	—	—	(27,809)
Pension, net funding	(76,989)	(50,790)	(53,256)	(24,226)	(12,420)	(24,335)	(21,372)
Deferred fuel	(50,068)	(1,618)	(11,815)	(11,332)	(976)	3,932	(445)
Other	(55,000)	(27,501)	(92,433)	(12,641)	(10,577)	(23,681)	(6,592)
Total	($1,987,985)	($1,474,123)	($1,980,304)	($802,718)	($231,259)	($1,034,585)	($935,323)
Deferred tax assets:
Nuclear decommissioning liabilities	(63,189)	51,593	92,930	—	—	—	(65,564)
Regulatory liabilities	79,805	47,474	173,046	8,515	47,257	3,429	45,327
Pension and other post-employment benefits	1,711	98,259	87,539	2,086	1,606	(16,054)	2,212
Sale and leaseback	—	—	57,423	—	—	—	137,651
Accumulated deferred investment tax credit	16,062	36,642	27,008	2,776	500	6,210	21,492
Provision for allowances and contingencies	4,723	33,074	48,241	9,564	(2,865)	(35,505)	—
Power purchase agreements	94	37,771	—	84	21	2,752	—
Unbilled/deferred revenues	27,651	(23,150)	(7,101)	9,242	3,352	12,986	—
Compensation	3,587	580	18	(664)	13	4,547	180
Net operating loss carryforwards	102,034	—	460,367	45,475	—	20,307	86,228
Capital losses and miscellaneous tax credits	—	—	—	3,737	—	—	—
Other	5,565	6,106	5,513	5,021	4,472	6,707	2,000
Total	178,043	288,349	944,984	85,836	54,356	5,379	229,526
Noncurrent accrued taxes (including unrecognized tax benefits)	46,930	(239,670)	218,033	(1,121)	13,630	55,113	(4,130)
Accumulated deferred income taxes and taxes accrued	($1,763,012)	($1,425,444)	($817,287)	($718,003)	($163,273)	($974,093)	($709,927)

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The Registrant Subsidiaries’ estimated tax attributes carryovers and their expiration dates as of December 31, 2013 are as follows:

	Entergy Arkansas		Entergy Gulf States Louisiana		Entergy Louisiana		Entergy Mississippi		Entergy New Orleans		Entergy Texas		System Energy

Federal net operating losses	$1.2	billion	$280	million	$2	billion	$82	million	$56	million	—		$583	million
Year(s) of expiration	2029-2031		2029-2032		2028-2033		2029-2032		2030-2032		N/A		2029-2032

State net operating losses	$109	million	$685	million	$2.8	billion	—		$23	million	—		—
Year(s) of expiration	2024-2026		2025-2027		2024-2027		N/A		2026-2027		N/A		N/A

Misc. federal credits	$2	million	$1	million	$3	million	$1	million	$1	million	—		$2	million
Year(s) of expiration	2024-2032		2024-2032		2026-2032		2024-2032		2024-2032		N/A		2024-2032

State credits	—		—		—		$12.4	million	—		$3.9	million	$18.8	million
Year(s) of expiration	N/A		N/A		N/A		2014-2018		N/A		2014-2027		2015-2018

As a result of the accounting for uncertain tax positions, the amount of the deferred tax assets reflected in the financial statements is less than the amount of the tax effect of the federal and state net operating loss carryovers and tax credit carryovers.

Unrecognized tax benefits

Accounting standards establish a “more-likely-than-not” recognition threshold that must be met before a tax benefit can be recognized in the financial statements.  If a tax deduction is taken on a tax return, but does not meet the more-likely-than-not recognition threshold, an increase in income tax liability, above what is payable on the tax return, is required to be recorded.  A reconciliation of Entergy’s beginning and ending amount of unrecognized tax benefits is as follows:

	2013	2012	2011
	(In Thousands)
Gross balance at January 1	$4,170,403	$4,387,780	$4,949,788
Additions based on tax positions related to the current year	162,338	163,612	211,966
Additions for tax positions of prior years	410,108	1,517,797	332,744
Reductions for tax positions of prior years	(103,360)	(476,873)	(259,895)
Settlements	(43,620)	(1,421,913)	(841,528)
Lapse of statute of limitations	(2,645)	—	(5,295)
Gross balance at December 31	4,593,224	4,170,403	4,387,780
Offsets to gross unrecognized tax benefits:
Credit and loss carryovers	(4,400,498)	(4,022,535)	(3,212,397)
Cash paid to taxing authorities	—	—	(363,266)
Unrecognized tax benefits net of unused tax attributes and payments (a)	$192,726	$147,868	$812,117

(a)	Potential tax liability above what is payable on tax returns

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The balances of unrecognized tax benefits include $176 million, $203 million, and $521 million as of December 31, 2013, 2012, and 2011, respectively, which, if recognized, would lower the effective income tax rates.  Because of the effect of deferred tax accounting, the remaining balances of unrecognized tax benefits of $4.417 billion, $3.968 billion, and $3.867 billion as of December 31, 2013, 2012, and 2011, respectively, if disallowed, would not affect the annual effective income tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

Entergy has made deposits with the IRS against its potential liabilities arising from audit adjustments and settlements related to its uncertain tax positions.  Entergy's practice is to make additional deposits when necessary as the cash tax benefits of uncertain tax positions are realized on tax returns. The total amount of cash deposits shown for 2011 has been fully offset against settled liabilities which arose in 2012.

Entergy accrues interest expense, if any, related to unrecognized tax benefits in income tax expense.  Entergy’s December 31, 2013, 2012, and 2011 accrued balance for the possible payment of interest is approximately $96.4 million, $146.3 million, and $99 million, respectively.

A reconciliation of the Registrant Subsidiaries’ beginning and ending amount of unrecognized tax benefits for 2013, 2012, and 2011 is as follows:

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Gross balance at January 1, 2013	$344,669	$465,721	$536,673	$16,841	$52,018	$13,954	$260,346
Additions based on tax positions related to the current year	6,427	7,276	10,611	957	583	2,170	4,170
Additions for tax positions of prior years	1,228	7,189	118,025	401	3,506	587	8,391
Reductions for tax positions of prior years	(3,943)	(15,045)	(38,428)	(1,941)	(962)	(4,186)	(967)
Settlements	(668)	(66)	(15,276)	(72)	(3,466)	492	(6,755)
Gross balance at December 31, 2013	347,713	465,075	611,605	16,186	51,679	13,017	265,185
Offsets to gross unrecognized tax benefits:
Loss carryovers	(345,674)	(136,151)	(611,605)	(16,186)	(22,078)	(266)	(225,286)
Unrecognized tax benefits net of unused tax attributes and payments	$2,039	$328,924	$—	$—	$29,601	$12,751	$39,899

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Gross balance at January 1, 2012	$335,493	$390,493	$446,187	$11,052	$56,052	$19,225	$281,183
Additions based on tax positions related to the current year	10,409	8,974	67,721	8,401	497	1,656	8,715
Additions for tax positions of prior years	429,232	392,548	331,432	4,057	445	4,834	271,172
Reductions for tax positions of prior years	(39,534)	(50,518)	(169,465)	(5,703)	(2,506)	(11,649)	(20,934)
Settlements	(390,931)	(275,776)	(139,202)	(966)	(2,470)	(112)	(279,790)
Gross balance at December 31, 2012	344,669	465,721	536,673	16,841	52,018	13,954	260,346
Offsets to gross unrecognized tax benefits:
Loss carryovers	(342,127)	(160,955)	(536,673)	(16,841)	(35,511)	(1,593)	(249,424)
Unrecognized tax benefits net of unused tax attributes and payments	$2,542	$304,766	$—	$—	$16,507	$12,361	$10,922

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2011	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Gross balance at January 1, 2011	$240,239	$353,886	$505,188	$24,163	$18,176	$14,229	$224,518
Additions based on tax positions related to the current year	11,216	9,398	8,748	457	50,212	1,760	44,419
Additions for tax positions of prior years	44,202	50,944	21,052	21,902	7,343	7,533	14,200
Reductions for tax positions of prior years	(3,255)	(21,719)	(27,991)	(5,022)	(12,289)	(3,432)	(4,942)
Settlements	43,091	(2,016)	(60,810)	(30,448)	(7,390)	(865)	2,988
Gross balance at December 31, 2011	335,493	390,493	446,187	11,052	56,052	19,225	281,183
Offsets to gross unrecognized tax benefits:
Loss carryovers	(146,429)	(26,394)	(216,720)	(5,930)	(1,211)	(10,645)	(10,752)
Cash paid to taxing authorities	(75,977)	(45,493)	—	(7,556)	(1,174)	(1,376)	(41,878)
Unrecognized tax benefits net of used tax attributes and payments	$113,087	$318,606	$229,467	($2,434)	$53,667	$7,204	$228,553

The Registrant Subsidiaries’ balances of unrecognized tax benefits included amounts which, if recognized, would have reduced income tax expense as follows:

	December 31, 2013	December 31, 2012	December 31, 2011
	(In Millions)
Entergy Arkansas	$0.6	$0.6	$—
Entergy Gulf States Louisiana	$44.0	$44.0	$107.9
Entergy Louisiana	$87.9	$92.4	$281.3
Entergy Mississippi	$3.9	$3.9	$3.8
Entergy New Orleans	$—	$—	$—
Entergy Texas	$10.1	$8.6	$7.3
System Energy	$3.3	$3.5	$—

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The Registrant Subsidiaries accrue interest and penalties related to unrecognized tax benefits in income tax expense.  Penalties have not been accrued.  Accrued balances for the possible payment of interest are as follows:

	December 31, 2013	December 31, 2012	December 31, 2011
	(In Millions)
Entergy Arkansas	$15.2	$21.8	$11.4
Entergy Gulf States Louisiana	$17.0	$33.1	$14.4
Entergy Louisiana	$1.0	$0.9	$0.8
Entergy Mississippi	$2.1	$2.4	$1.7
Entergy New Orleans	$0.9	$0.1	$2.4
Entergy Texas	$0.8	$0.7	$0.1
System Energy	$19.0	$33.2	$18.5

Income Tax Litigation

1997-1998 Tax Years

In October 2010 the U.S. Tax Court entered a decision in favor of Entergy regarding the ability to credit the U.K. Windfall Tax against U.S. income tax as a foreign tax credit for tax years 1997 and 1998.  The U.K. Windfall Tax relates to Entergy’s former investment in London Electricity.

The IRS filed an appeal of the U.K. Windfall Tax decision with the U.S. Court of Appeals for the Fifth Circuit in December 2010.  Oral arguments were heard in November 2011.  In June 2012 the U.S. Court of Appeals for the Fifth Circuit unanimously affirmed the U.S. Tax Court decision.  As a result of this decision, Entergy reversed its liability for uncertain tax positions associated with this issue.  On September 4, 2012, the U.S. Solicitor General, on behalf of the Commissioner of Internal Revenue, petitioned the U.S. Supreme Court for a writ of certiorari to review the Fifth Circuit judgment.

Concurrent with the Tax Court’s issuance of a favorable decision regarding the above issues, the Tax Court issued a favorable decision in a separate proceeding, PPL Corp. v. Commissioner, regarding the creditability of the U.K. Windfall Tax.  The IRS appealed the PPL decision to the United States Court of Appeals for the Third Circuit.  In December 2011 the Third Circuit reversed the Tax Court’s holding in PPL Corp. v. Commissioner, stating that the U.K. tax was not eligible for the foreign tax credit.  PPL Corp. petitioned the U.S. Supreme Court for a writ of certiorari to review the U.S. Court of Appeals for the Third Circuit decision.  On October 29, 2012, the U.S. Supreme Court granted PPL Corp.’s petition for certiorari.  The Solicitor General’s petition for writ of certiorari in Entergy’s case was held pending the disposition of the PPL case.

On May 20, 2013, the Supreme Court issued a unanimous decision in PPL’s favor, holding that the U.K. Windfall Tax is a creditable tax for U.S. federal income tax purposes. On May 28, 2013, the Supreme Court denied the petition for certiorari filed by the Commissioner of Internal Revenue in Entergy’s U.K. Windfall Tax case, allowing the decision in Entergy’s favor from the United States Court of Appeals for the Fifth Circuit to become final.

2000 Tax Year

In February 2008 the IRS issued a Statutory Notice of Deficiency for the year 2000.  The deficiency resulted from a disallowance of foreign tax credits (the same issue discussed above) as well as the disallowance of depreciation deductions on non-utility nuclear plants.  Entergy filed a Tax Court petition in May 2008 challenging the IRS treatment of these issues.  In June 2010 a trial on the depreciation issue was held in Washington, D.C.  In February 2011 a joint stipulation of settled issues was filed under which the IRS conceded its position with respect to the depreciation

Entergy Corporation and Subsidiaries
Notes to Financial Statements

issue.  The outcome of the foreign tax credit matter for the year 2000 is effectively settled in Entergy’s favor as determined by the U.S. Supreme Court’s unanimous decision in the PPL proceeding in May 2013 as discussed above.

Income Tax Audits

Entergy and its subsidiaries file U.S. federal and various state and foreign income tax returns.  IRS examinations are substantially completed for years before 2009. All state taxing authorities’ examinations are completed for years before 2005.

2004-2005 IRS Audit

In June 2009, Entergy filed a formal protest with the IRS Appeals Division indicating disagreement with certain issues contained in the 2004-2005 Revenue Agent’s Report (RAR).  The most significant issue disputed was the inclusion of nuclear decommissioning liabilities in cost of goods sold for the nuclear power plants owned by the Utility resulting from an Application for Change in Accounting Method for tax purposes (the “2004 CAM”).

During the fourth quarter 2012, Entergy settled the position relating to the 2004 CAM.   Under the settlement Entergy conceded its tax position, resulting in an increase in taxable income of approximately $2.97 billion for the tax years 2004 - 2007.  The settlement provides that Entergy Louisiana is entitled to additional tax depreciation of approximately $547 million for years 2006 and beyond.  The deferred tax asset net of interest charges associated with the settlement is $155 million for Entergy.  There was a related increase to Entergy Louisiana’s member’s equity account.

2006-2007 IRS Audit

The IRS issued its 2006-2007 RAR in October 2011.  In connection with the 2006-2007 IRS audit and resulting RAR, Entergy resolved the significant issues discussed below.

In August 2011, Entergy entered into a settlement agreement with the IRS relating to the mark-to-market income tax treatment of various wholesale electric power purchase and sale agreements, including Entergy Louisiana’s contract to purchase electricity from the Vidalia hydroelectric facility.  See Note 8 to the financial statements for further details regarding this contract and a previous LPSC-approved settlement regarding the tax treatment of the contract.

With respect to income tax accounting for wholesale electric power purchase agreements, Entergy recognized income for tax purposes of approximately $1.5 billion, which represents a reversal of previously deducted temporary differences on which deferred taxes had been provided.  Also in connection with this settlement, Entergy recognized a gain for income tax purposes of approximately $1.03 billion on the formation of a wholly-owned subsidiary in 2005 with a corresponding step-up in the tax basis of depreciable assets resulting in additional tax depreciation at Entergy Louisiana.  Because Entergy Louisiana is entitled to deduct additional tax depreciation of $1.03 billion in the future, Entergy Louisiana recorded a deferred tax asset for this additional tax basis.  The tax expense associated with the gain is offset by recording the deferred tax asset and by utilization of net operating losses.  With the recording of the deferred tax asset, there was a corresponding increase to Entergy Louisiana’s member’s equity account.  The agreement with the IRS effectively settled the tax treatment of various wholesale electric power purchase and sale agreements, resulting in the reversal in third quarter 2011 of approximately $422 million of deferred tax liabilities and liabilities for uncertain tax positions at Entergy Louisiana, with a corresponding reduction in income tax expense.  Under the terms of an LPSC-approved final settlement, Entergy Louisiana recorded a $199 million regulatory charge and a corresponding regulatory liability.

After consideration of the taxable income recognition and the additional depreciation deductions provided for in the settlement, Entergy’s net operating loss carryover was reduced by approximately $2.5 billion.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2008-2009 IRS Audit

In the third quarter 2008, Entergy Louisiana and Entergy Gulf States Louisiana received $679 million and $274.7 million, respectively, from the Louisiana Utilities Restoration Corporation (“LURC”).  These receipts from LURC were from the proceeds of a Louisiana Act 55 financing of the costs incurred to restore service following Hurricane Katrina and Hurricane Rita.  See Note 2 to the financial statements for further details regarding the financings.

In June 2012, Entergy effectively settled the tax treatment of the storm restoration, which resulted in an increase to 2008 taxable income of $129 million for Entergy Louisiana and $104 million for Entergy Gulf States Louisiana and a reduction of income tax expense of $172 million, including $143 million for Entergy Louisiana and $20 million for Entergy Gulf States Louisiana. Under the terms of an LPSC-approved settlement related to the Louisiana Act 55 financings, Entergy Louisiana and Entergy Gulf States Louisiana recorded, respectively, a $137 million ($84 million net-of-tax) and a $28 million ($17 million net-of-tax) regulatory charge and a corresponding regulatory liability to reflect their obligations to customers with respect to the settlement.

In the fourth quarter 2009, Entergy filed Applications for Change in Accounting Method (the “2009 CAM”) for tax purposes with the IRS for certain costs under Section 263A of the Internal Revenue Code.  In the Applications, Entergy proposed to treat the nuclear decommissioning liability associated with the operation of its nuclear power plants as a production cost properly includable in cost of goods sold.  The effect of the 2009 CAM  was a $5.7 billion reduction in 2009 taxable income.  The 2009 CAM was adjusted to $9.3 billion in 2012.

In the fourth quarter 2012 the IRS disallowed the reduction to 2009 taxable income related to the 2009 CAM.  In the third quarter 2013, the Internal Revenue Service issued its RAR for the tax years 2008-2009. As a result of the issuance of this RAR, Entergy and the IRS resolved all of the 2008-2009 issues described above except for the 2009 CAM. Entergy disagrees with the IRS’s disallowance of the 2009 CAM and filed a protest with the IRS Appeals Division on October 24, 2013. The issuance of the RAR by the IRS effectively settles all other issues, which resulted in an adjustment to the provision for uncertain tax positions.

Other Tax Matters

Entergy regularly negotiates with the IRS to achieve settlements.  The results of all pending litigations and audit issues could result in significant changes to the amounts of unrecognized tax benefits, as discussed above.

In March 2010, Entergy filed an Application for Change in Accounting Method with the IRS.  In the application, Entergy proposed to change the definition of unit of property for its generation assets to determine the appropriate characterization of costs associated with such units as capital or repair under the Internal Revenue Code and related Treasury Regulations.  The effect of this change was an approximate $1.3 billion reduction in 2011 taxable income for Entergy, including reductions of $292 million for Entergy Arkansas, $132 million for Entergy Gulf States Louisiana, $185 million for Entergy Louisiana, $48 million for Entergy Mississippi, $45 million for Entergy Texas, $13 million for Entergy New Orleans, and $180 million for System Energy.

In September 2013 the IRS issued final regulations that provide guidance on the deductibility and capitalization of costs incurred associated with tangible property. Although Entergy continues to analyze these regulations, which contain numerous complex provisions, Entergy currently estimates that the effect of the regulations would result in a $348 million reduction of Entergy’s 2014 repairs and maintenance tax deduction, including decreases in the deduction of $114 million for Entergy Arkansas, $34 million for Entergy Gulf States Louisiana, $22 million for Entergy Louisiana, $43 million for Entergy Mississippi, $137 million for Entergy Texas, and an increase of $2 million for Entergy New Orleans.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

During the second quarter 2011, Entergy filed an Application for Change in Accounting Method with the IRS related to the allocation of overhead costs between production and non-production activities.  The accounting method affects the amount of overhead that will be capitalized or deducted for tax purposes.  The accounting method is expected to be implemented for the 2014 tax year.

In March 2013, Entergy Louisiana distributed to its parent, Entergy Louisiana Holdings, Inc., Louisiana income tax credits of $20.6 million which resulted in a decrease in Entergy Louisiana’s member’s equity account.

NOTE 4.  REVOLVING CREDIT FACILITIES, LINES OF CREDIT, AND SHORT-TERM BORROWINGS (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Entergy Corporation has in place a credit facility that has a borrowing capacity of $3.5 billion and expires in March 2018.  Entergy Corporation also has the ability to issue letters of credit against 50% of the total borrowing capacity of the credit facility.  The commitment fee is currently 0.275% of the commitment amount.  Commitment fees and interest rates on loans under the credit facility can fluctuate depending on the senior unsecured debt ratings of Entergy Corporation.  The weighted average interest rate for the year ended December 31, 2013 was 1.96% on the drawn portion of the facility.  Following is a summary of the borrowings outstanding and capacity available under the facility as of December 31, 2013.

Capacity (a)	Borrowings	Letters of Credit	Capacity Available
(In Millions)
$3,500	$255	$8	$3,237

(a)	The capacity decreases to $3,490 in March 2017.

Entergy Corporation’s facility requires it to maintain a consolidated debt ratio of 65% or less of its total capitalization.  Entergy is in compliance with this covenant.  If Entergy fails to meet this ratio, or if Entergy Corporation or one of the Utility operating companies (except Entergy New Orleans) defaults on other indebtedness or is in bankruptcy or insolvency proceedings, an acceleration of the facility maturity date may occur.

Entergy Corporation has a commercial paper program with a program limit of up to $1.5 billion.  At December 31, 2013, Entergy Corporation had $1,045 million of commercial paper outstanding.  The weighted-average interest rate for the year ended December 31, 2013 was 0.84%.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and Entergy Texas each had credit facilities available as of December 31, 2013 as follows:

				Amount Drawn as of
Company	Expiration Date	Amount of Facility	Interest Rate (a)	December 31, 2013
Entergy Arkansas	April 2014	$20 million (b)	1.75%	—
Entergy Arkansas	March 2018	$150 million (c)	1.67%	—
Entergy Gulf States Louisiana	March 2018	$150 million (d)	1.67%	—
Entergy Louisiana	March 2018	$200 million (e)	1.67%	—
Entergy Mississippi	May 2014	$35 million (f)	1.92%	—
Entergy Mississippi	May 2014	$20 million (f)	1.92%	—
Entergy Mississippi	May 2014	$37.5 million (f)	1.92%	—
Entergy New Orleans	November 2014	$25 million (g)	1.64%	—
Entergy Texas	March 2018	$150 million (h)	1.92%	—

(a)	The interest rate is the rate as of December 31, 2013 that would be applied to outstanding borrowings under the facility.

(b)
The credit facility requires Entergy Arkansas to maintain a debt ratio of 65% or less of its total capitalization.  Entergy Arkansas is in compliance with this covenant. Borrowings under this Entergy Arkansas credit facility may be secured by a security interest in its accounts receivable.

(c)
The credit facility allows Entergy Arkansas to issue letters of credit against 50% of the borrowing capacity of the facility.  As of December 31, 2013, $0.2 million in letters of credit were outstanding.  The credit facility requires Entergy Arkansas to maintain a consolidated debt ratio of 65% or less of its total capitalization. Entergy Arkansas is in compliance with this covenant.

(d)
The credit facility allows Entergy Gulf States Louisiana to issue letters of credit against 50% of the borrowing capacity of the facility.  As of December 31, 2013, $15.2 million in letters of credit were outstanding.  The credit facility requires Entergy Gulf States Louisiana to maintain a consolidated debt ratio of 65% or less of its total capitalization. Entergy Gulf States Louisiana is in compliance with this covenant.

(e)
The credit facility allows Entergy Louisiana to issue letters of credit against 50% of the borrowing capacity of the facility.  As of December 31, 2013, $7.0 million in letters of credit were outstanding.  The credit facility requires Entergy Louisiana to maintain a consolidated debt ratio of 65% or less of its total capitalization. Entergy Louisiana is in compliance with this covenant.

(f)
The credit facilities require Entergy Mississippi to maintain a debt ratio of 65% or less of its total capitalization. Entergy Mississippi is in compliance with this covenant. Borrowings under the Entergy Mississippi credit facilities may be secured by a security interest in its accounts receivable.

(g)	The credit facility requires Entergy New Orleans to maintain a debt ratio of 65% or less of its total capitalization. Entergy New Orleans is in compliance with this covenant.

(h)
The credit facility allows Entergy Texas to issue letters of credit against 50% of the borrowing capacity of the facility.  As of December 31, 2013, $25 million in letters of credit were outstanding.  The credit facility requires Entergy Texas to maintain a consolidated debt ratio of 65% or less of its total capitalization. Entergy Texas is in compliance with this covenant.

The facility fees on the credit facilities range from 0.125% to 0.275% of the commitment amount.

In addition, Entergy Mississippi and Entergy New Orleans each entered into an uncommitted letter of credit facility as a means to post collateral to support its obligations related to MISO.  As of December 31, 2013, a $21 million letter of credit was outstanding under Entergy Mississippi’s letter of credit facility and an $8.5 million letter of credit was outstanding under Entergy New Orleans’s letter of credit facility. As of December 31, 2013, the letter of credit

Entergy Corporation and Subsidiaries
Notes to Financial Statements

fee on outstanding letters of credit under the Entergy Mississippi and Entergy New Orleans letter of credit facilities was 1.50%.

The short-term borrowings of the Registrant Subsidiaries are limited to amounts authorized by the FERC. The current FERC-authorized limits are effective through October 31, 2015. In addition to borrowings from commercial banks, these companies are authorized under a FERC order to borrow from the Entergy System money pool. The money pool is an inter-company borrowing arrangement designed to reduce the Utility subsidiaries’ dependence on external short-term borrowings. Borrowings from the money pool and external borrowings combined may not exceed the FERC-authorized limits. The following are the FERC-authorized limits for short-term borrowings and the outstanding short-term borrowings as of December 31, 2013 (aggregating both money pool and external short-term borrowings) for the Registrant Subsidiaries:

	Authorized	Borrowings
	(In Millions)
Entergy Arkansas	$250	—
Entergy Gulf States Louisiana	$200	—
Entergy Louisiana	$250	—
Entergy Mississippi	$175	$4
Entergy New Orleans	$100	—
Entergy Texas	$200	—
System Energy	$200	—

Variable Interest Entities (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy)

See Note 18 to the financial statements for a discussion of the consolidation of the nuclear fuel company variable interest entities (VIE).  The nuclear fuel company variable interest entities have credit facilities and also issue commercial paper to finance the acquisition and ownership of nuclear fuel as follows as of December 31, 2013:

Company	Expiration Date	Amount of Facility	Weighted Average Interest Rate on Borrowings (a)	Amount Outstanding as of December 31, 2013
	(Dollars in Millions)
Entergy Arkansas VIE	June 2016	$85	n/a	—
Entergy Gulf States Louisiana VIE	June 2016	$100	1.375%	$14.8
Entergy Louisiana VIE	June 2016	$90	1.56%	$2.9
System Energy VIE	June 2016	$125	n/a	—

(a)
Includes letter of credit fees and bank fronting fees on commercial paper issuances by the nuclear fuel company variable interest entities for Entergy Arkansas, Entergy Louisiana, and System Energy.  The nuclear fuel company variable interest entity for Entergy Gulf States Louisiana does not issue commercial paper, but borrows directly on its bank credit facility.

Amounts outstanding on the Entergy Gulf States Louisiana nuclear fuel company variable interest entity’s credit facility, if any, are included in long-term debt on its balance sheet and commercial paper outstanding for the other nuclear fuel company variable interest entities is classified as a current liability on the respective balance sheets.  The commitment fees on the credit facilities are 0.125% of the undrawn commitment amount.  Each credit facility requires the respective lessee of nuclear fuel (Entergy Arkansas, Entergy Gulf States Louisiana, Entergy

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Louisiana, or Entergy Corporation as guarantor for System Energy) to maintain a consolidated debt ratio of 70% or less of its total capitalization. The respective lessees are each in compliance with this covenant.

The nuclear fuel company variable interest entities had notes payable that are included in debt on the respective balance sheets as of December 31, 2013 as follows:

Company	Description	Amount

Entergy Arkansas VIE	5.69% Series I due July 2014	$70 million
Entergy Arkansas VIE	3.23% Series J due July 2016	$55 million
Entergy Arkansas VIE	2.62% Series K due December 2017	$60 million
Entergy Gulf States Louisiana VIE	3.25% Series Q due July 2017	$75 million
Entergy Gulf States Louisiana VIE	3.38% Series R due August 2020	$70 million
Entergy Louisiana VIE	5.69% Series E due July 2014	$50 million
Entergy Louisiana VIE	3.30% Series F due March 2016	$20 million
Entergy Louisiana VIE	3.25% Series G due July 2017	$25 million
System Energy VIE	5.33% Series G due April 2015	$60 million
System Energy VIE	4.02% Series H due February 2017	$50 million
System Energy VIE	3.78% Series I due October 2018	$85 million

In accordance with regulatory treatment, interest on the nuclear fuel company variable interest entities’ credit facilities, commercial paper, and long-term notes payable is reported in fuel expense.

In February 2014 the Entergy Louisiana nuclear fuel company variable interest entity issued $40 million of 3.92% Series H Notes due February 2021. The Entergy Louisiana nuclear fuel company variable interest entity used the proceeds to purchase additional nuclear fuel.

Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy each have obtained long-term financing authorizations from the FERC that extend through October 2015 for issuances by its nuclear fuel company variable interest entity.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 5.  LONG - TERM DEBT (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Long-term debt for Entergy Corporation and subsidiaries as of December 31, 2013 and 2012 consisted of:

Type of Debt and Maturity	Weighted Average Interest Rate December 31, 2013	Interest Rate Ranges at December 31,		Outstanding at December 31,
		2013	2012	2013	2012
				(In Thousands)
Mortgage Bonds
2013-2018	5.43%	1.88%-6.50%	1.88%-6.50%	$1,460,000	$1,930,000
2019-2023	4.24%	3.05%-7.13%	3.10%-7.13%	2,925,000	2,250,000
2024-2028	5.27%	4.44%-5.66%	4.44%-5.66%	1,158,363	1,158,369
2029-2038	6.18%	5.65%-6.40%	5.65%-6.40%	867,914	867,976
2039-2063	5.55%	4.70%-7.88%	4.90%-7.88%	1,560,000	1,335,000
Governmental Bonds (a)
2013-2018	1.84%	1.55%-2.88%	2.88%-4.60%	86,655	86,655
2019-2023	5.30%	2.38%-5.88%	4.60%-5.88%	291,000	307,030
2024-2031	5.00%	5.00%	5.00%	198,680	198,680
Securitization Bonds
2014-2021	2.92%	2.04%-5.79%	2.12%-5.79%	550,243	459,152
2022-2024	4.86%	4.38%-5.93%	2.04%-5.93%	333,000	514,584
Variable Interest Entities Notes Payable (Note 4)
2013-2020	3.50%	1.38%-5.69%	2.62%-9.00%	634,800	640,000
Entergy Corporation Notes
due September 2015	n/a	3.625%	3.625%	550,000	550,000
due January 2017	n/a	4.70%	4.70%	500,000	500,000
due September 2020	n/a	5.125%	5.125%	450,000	450,000
Note Payable to NYPA	(b)	(b)	(b)	95,011	109,679
5 Year Credit Facility (Note 4)	n/a	1.96%	2.04%	255,000	795,000
Long-term DOE Obligation (c)	—	—	—	181,253	181,157
Waterford 3 Lease Obligation (d)	n/a	7.45%	7.45%	148,716	162,949
Grand Gulf Lease Obligation (d)	n/a	5.13%	5.13%	97,414	138,893
Term Loan - Entergy Arkansas	n/a	1.13%	—	250,000	—
Unamortized Premium and Discount - Net				(11,172)	(10,744)
Other				14,367	14,454
Total Long-Term Debt				12,596,244	12,638,834
Less Amount Due Within One Year				457,095	718,516
Long-Term Debt Excluding Amount Due Within One Year				$12,139,149	$11,920,318
Fair Value of Long-Term Debt (e)				$12,439,785	$12,849,330

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(a)	Consists of pollution control revenue bonds and environmental revenue bonds, some of which are secured by collateral first mortgage bonds.

(b)	These notes do not have a stated interest rate, but have an implicit interest rate of 4.8%.

(c)
Pursuant to the Nuclear Waste Policy Act of 1982, Entergy’s nuclear owner/licensee subsidiaries have contracts with the DOE for spent nuclear fuel disposal service.  The contracts include a one-time fee for generation prior to April 7, 1983.  Entergy Arkansas is the only Entergy company that generated electric power with nuclear fuel prior to that date and includes the one-time fee, plus accrued interest, in long-term debt.

(d)	See Note 10 to the financial statements for further discussion of the Waterford 3 and Grand Gulf lease obligations.

(e)
The fair value excludes lease obligations of $149 million at Entergy Louisiana and $97 million at System Energy, long-term DOE obligations of $181 million at Entergy Arkansas, and the note payable to NYPA of $95 million at Entergy, and includes debt due within one year.  Fair values are classified as Level 2 in the fair value hierarchy discussed in Note 16 to the financial statements and are based on prices derived from inputs such as benchmark yields and reported trades.

The annual long-term debt maturities (excluding lease obligations and long-term DOE obligations) for debt outstanding as of December 31, 2013, for the next five years are as follows:

Amount
(In Thousands)
2014	$385,373
2015	$1,110,566
2016	$270,852
2017	$766,801
2018	$1,324,616

In November 2000, Entergy’s non-utility nuclear business purchased the FitzPatrick and Indian Point 3 power plants in a seller-financed transaction.  Entergy issued notes to NYPA with seven annual installments of approximately $108 million commencing one year from the date of the closing, and eight annual installments of $20 million commencing eight years from the date of the closing.  These notes do not have a stated interest rate, but have an implicit interest rate of 4.8%.  In accordance with the purchase agreement with NYPA, the purchase of Indian Point 2 in 2001 resulted in Entergy becoming liable to NYPA for an additional $10 million per year for 10 years, beginning in September 2003.  This liability was recorded upon the purchase of Indian Point 2 in September 2001. In July 2003 a payment of $102 million was made prior to maturity on the note payable to NYPA.  Under a provision in a letter of credit supporting these notes, if certain of the Utility operating companies or System Energy were to default on other indebtedness, Entergy could be required to post collateral to support the letter of credit.

Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy Texas, and System Energy have obtained long-term financing authorizations from the FERC that extend through October 2015.  Entergy Arkansas has obtained long-term financing authorization from the APSC that extends through December 2015.  Entergy New Orleans has obtained long-term financing authorization from the City Council that extends through July 2014.

Capital Funds Agreement

Pursuant to an agreement with certain creditors, Entergy Corporation has agreed to supply System Energy with sufficient capital to:

•	maintain System Energy’s equity capital at a minimum of 35% of its total capitalization (excluding short-term debt);

•	permit the continued commercial operation of Grand Gulf;

•	pay in full all System Energy indebtedness for borrowed money when due; and

Entergy Corporation and Subsidiaries
Notes to Financial Statements

•	enable System Energy to make payments on specific System Energy debt, under supplements to the agreement assigning System Energy’s rights in the agreement as security for the specific debt.

Long-term debt for the Registrant Subsidiaries as of December 31, 2013 and 2012 consisted of:

	2013	2012
	(In Thousands)
Entergy Arkansas
Mortgage Bonds:
5.40% Series due August 2013	$—	$300,000
5.0% Series due July 2018	115,000	115,000
3.75% Series due February 2021	350,000	350,000
3.05% Series due June 2023	250,000	—
5.66% Series due February 2025	175,000	175,000
5.9% Series due June 2033	100,000	100,000
6.38% Series due November 2034	60,000	60,000
5.75% Series due November 2040	225,000	225,000
4.9% Series due December 2052	200,000	200,000
4.75% Series due June 2063	125,000	—
Total mortgage bonds	1,600,000	1,525,000
Governmental Bonds (a):
4.6% Series due 2017, Jefferson County (d)	—	54,700
1.55% Series due 2017, Jefferson County (d)	54,700	—
5.0% Series due 2021, Independence County (d)	—	45,000
2.38% Series due 2021, Independence County (d)	45,000	—
Total governmental bonds	99,700	99,700
Variable Interest Entity Notes Payable (Note 4):
9% Series H due June 2013	—	30,000
5.69% Series I due July 2014	70,000	70,000
3.23% Series J due July 2016	55,000	55,000
2.62% Series K due December 2017	60,000	60,000
Total variable interest entity notes payable	185,000	215,000
Securitization Bonds:
2.30% Series Senior Secured due August 2021	88,986	101,575
Total securitization bonds	88,986	101,575
Other:
Long-term DOE Obligation (b)	181,253	181,157
Term Loan due January 2015, weighted avg rate 1.13%	250,000	—
Unamortized Premium and Discount – Net	(1,242)	(655)
Other	2,105	2,118
Total Long-Term Debt	2,405,802	2,123,895
Less Amount Due Within One Year	70,000	330,000
Long-Term Debt Excluding Amount Due Within One Year	$2,335,802	$1,793,895
Fair Value of Long-Term Debt (c)	$2,142,527	$1,876,335

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	2013	2012
	(In Thousands)
Entergy Gulf States Louisiana
Mortgage Bonds:
6.0% Series due May 2018	$375,000	$375,000
3.95% Series due October 2020	250,000	250,000
5.59% Series due October 2024	300,000	300,000
6.2% Series due July 2033	240,000	240,000
6.18% Series due March 2035	85,000	85,000
Total mortgage bonds	1,250,000	1,250,000
Governmental Bonds (a):
2.875% Series due 2015, Louisiana Public Facilities Authority (d)	31,955	31,955
5.0% Series due 2028, Louisiana Public Facilities Authority (d)	83,680	83,680
Total governmental bonds	115,635	115,635
Variable Interest Entity Notes Payable (Note 4):
5.56% Series N due May 2013	—	75,000
3.25% Series Q due July 2017	75,000	75,000
3.38% Series R due August 2020	70,000	—
Credit Facility due June 2016, weighted avg rate 1.38%	14,800	—
Total variable interest entity notes payable	159,800	150,000
Other:
Unamortized Premium and Discount – Net	(1,574)	(1,810)
Other	3,604	3,604
Total Long-Term Debt	1,527,465	1,517,429
Less Amount Due Within One Year	—	75,000
Long-Term Debt Excluding Amount Due Within One Year	$1,527,465	$1,442,429
Fair Value of Long-Term Debt (c)	$1,631,308	$1,668,819

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	2013	2012
	(In Thousands)
Entergy Louisiana
Mortgage Bonds:
1.875% Series due December 2014	$250,000	$250,000
6.50% Series due September 2018	300,000	300,000
4.8% Series due May 2021	200,000	200,000
3.3% Series due December 2022	200,000	200,000
4.05% Series due September 2023	325,000	—
5.40% Series due November 2024	400,000	400,000
4.44% Series due January 2026	250,000	250,000
6.4% Series due October 2034	70,000	70,000
6.3% Series due September 2035	100,000	100,000
6.0% Series due March 2040	150,000	150,000
5.875% Series due June 2041	150,000	150,000
5.25% Series due July 2052	200,000	200,000
4.7% Series due June 2063	100,000	—
Total mortgage bonds	2,695,000	2,270,000
Governmental Bonds (a):
5.0% Series due 2030, Louisiana Public Facilities Authority (d)	115,000	115,000
Total governmental bonds	115,000	115,000
Variable Interest Entity Notes Payable (Note 4):
5.69% Series E due July 2014	50,000	50,000
3.30% Series F due March 2016	20,000	20,000
3.25% Series G due July 2017	25,000	25,000
Total variable interest entity notes payable	95,000	95,000
Securitization Bonds:
2.04% Series Senior Secured due June 2021	164,993	181,584
Total securitization bonds	164,993	181,584
Other:
Waterford 3 Lease Obligation 7.45% (Note 10)	148,716	162,949
Unamortized Premium and Discount - Net	(2,962)	(2,230)
Other	3,769	3,792
Total Long-Term Debt	3,219,516	2,826,095
Less Amount Due Within One Year	320,231	14,236
Long-Term Debt Excluding Amount Due Within One Year	$2,899,285	$2,811,859
Fair Value of Long-Term Debt (c)	$3,148,877	$2,921,322

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	2013	2012
	(In Thousands)
Entergy Mississippi
Mortgage Bonds:
5.15% Series due February 2013	$—	$100,000
3.25% Series due June 2016	125,000	125,000
4.95% Series due June 2018	95,000	95,000
6.64% Series due July 2019	150,000	150,000
3.1% Series due July 2023	250,000	250,000
6.0% Series due November 2032	75,000	75,000
6.25% Series due April 2034	100,000	100,000
6.20% Series due April 2040	80,000	80,000
6.0% Series due May 2051	150,000	150,000
Total mortgage bonds	1,025,000	1,125,000
Governmental Bonds (a):
4.60% Series due 2022, Mississippi Business Finance Corp.(d)	—	16,030
4.90% Series due 2022, Independence County (d)	30,000	30,000
Total governmental bonds	30,000	46,030
Other:
Unamortized Premium and Discount – Net	(1,330)	(1,511)
Total Long-Term Debt	1,053,670	1,169,519
Less Amount Due Within One Year	—	100,000
Long-Term Debt Excluding Amount Due Within One Year	$1,053,670	$1,069,519
Fair Value of Long-Term Debt (c)	$1,067,006	$1,230,714

	2013	2012
	(In Thousands)
Entergy New Orleans
Mortgage Bonds:
5.25% Series due August 2013	$—	$70,000
5.10% Series due December 2020	25,000	25,000
3.9% Series due July 2023	100,000	—
5.6% Series due September 2024	33,363	33,369
5.65% Series due September 2029	37,914	37,976
5.0% Series due December 2052	30,000	30,000
Total mortgage bonds	226,277	196,345
Other:
Unamortized Premium and Discount – Net	(333)	(45)
Total Long-Term Debt	225,944	196,300
Less Amount Due Within One Year	—	70,000
Long-Term Debt Excluding Amount Due Within One Year	$225,944	$126,300
Fair Value of Long-Term Debt (c)	$217,692	$200,725

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	2013	2012
	(In Thousands)
Entergy Texas
Mortgage Bonds:
3.60% Series due June 2015	$200,000	$200,000
7.125% Series due February 2019	500,000	500,000
4.1% Series due September 2021	75,000	75,000
7.875% Series due June 2039	150,000	150,000
Total mortgage bonds	925,000	925,000
Securitization Bonds:
2.12% Series Senior Secured, Series A due February 2016	54,047	93,436
5.79% Series Senior Secured, Series A due October 2018	97,414	119,341
3.65% Series Senior Secured, Series A due August 2019	144,800	144,800
5.93% Series Senior Secured, Series A due June 2022	114,400	114,400
4.38% Series Senior Secured due November 2023	218,600	218,600
Total securitization bonds	629,261	690,577
Other:
Unamortized Premium and Discount - Net	(2,211)	(2,653)
Other	4,889	4,889
Total Long-Term Debt	1,556,939	1,617,813
Less Amount Due Within One Year	—	—
Long-Term Debt Excluding Amount Due Within One Year	$1,556,939	$1,617,813
Fair Value of Long-Term Debt (c)	$1,726,623	$1,885,672

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	2013	2012
	(In Thousands)
System Energy
Mortgage Bonds:
4.1% Series due April 2023	$250,000	$250,000
Total mortgage bonds	250,000	250,000
Governmental Bonds (a):
5.875% Series due 2022, Mississippi Business Finance Corp.	216,000	216,000
Total governmental bonds	216,000	216,000
Variable Interest Entity Notes Payable (Note 4):
6.29% Series F due September 2013	—	70,000
5.33% Series G due April 2015	60,000	60,000
4.02% Series H due February 2017	50,000	50,000
3.78% Series I due October 2018	85,000	—
Total variable interest entity notes payable	195,000	180,000
Other:
Grand Gulf Lease Obligation 5.13% (Note 10)	97,414	138,893
Unamortized Premium and Discount – Net	(981)	(1,096)
Other	3	2
Total Long-Term Debt	757,436	783,799
Less Amount Due Within One Year	48,653	111,854
Long-Term Debt Excluding Amount Due Within One Year	$708,783	$671,945
Fair Value of Long-Term Debt (c)	$664,890	$664,670

(a)	Consists of pollution control revenue bonds and environmental revenue bonds.

(b)
Pursuant to the Nuclear Waste Policy Act of 1982, Entergy’s nuclear owner/licensee subsidiaries have contracts with the DOE for spent nuclear fuel disposal service.  The contracts include a one-time fee for generation prior to April 7, 1983.  Entergy Arkansas is the only Entergy company that generated electric power with nuclear fuel prior to that date and includes the one-time fee, plus accrued interest, in long-term debt.

(c)
The fair value excludes lease obligations of $149 million at Entergy Louisiana and $97 million at System Energy and long-term DOE obligations of $181 million at Entergy Arkansas, and includes debt due within one year.  Fair values are classified as Level 2 in the fair value hierarchy discussed in Note 16 to the financial statements and are based on prices derived from inputs such as benchmark yields and reported trades.

(d)	The bonds are secured by a series of collateral first mortgage bonds.

The annual long-term debt maturities (excluding lease obligations and long-term DOE obligations) for debt outstanding as of December 31, 2013, for the next five years are as follows:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
2014	$70,000	—	$300,000	—	—	—	—
2015	$250,000	$31,955	—	—	—	$200,000	$60,000
2016	$55,000	$14,800	$20,000	$125,000	—	$54,047	—
2017	$114,700	$75,000	$25,000	—	—	—	$50,000
2018	$115,000	$375,000	$300,000	$95,000	—	$97,414	$85,000

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Arkansas Securitization Bonds

In June 2010, the APSC issued a financing order authorizing the issuance of bonds to recover Entergy Arkansas’s January 2009 ice storm damage restoration costs, including carrying costs of $11.5 million and $4.6 million of up-front financing costs.  In August 2010, Entergy Arkansas Restoration Funding, LLC, a company wholly-owned and consolidated by Entergy Arkansas, issued $124.1 million of storm cost recovery bonds.  The bonds have a coupon of 2.30% and an expected maturity date of August 2021.  Although the principal amount is not due until the date given above, Entergy Arkansas Restoration Funding expects to make principal payments on the bonds over the next five years in the amount of $12.8 million for 2014, $13.2 million for 2015, $13.4 million for 2016, $13.8 million for 2017, and $14.1 million for 2018.  With the proceeds, Entergy Arkansas Restoration Funding purchased from Entergy Arkansas the storm recovery property, which is the right to recover from customers through a storm recovery charge amounts sufficient to service the securitization bonds.  The storm recovery property is reflected as a regulatory asset on the consolidated Entergy Arkansas balance sheet.  The creditors of Entergy Arkansas do not have recourse to the assets or revenues of Entergy Arkansas Restoration Funding, including the storm recovery property, and the creditors of Entergy Arkansas Restoration Funding do not have recourse to the assets or revenues of Entergy Arkansas.  Entergy Arkansas has no payment obligations to Entergy Arkansas Restoration Funding except to remit storm recovery charge collections.

Entergy Louisiana Securitization Bonds – Little Gypsy

In August 2011, the LPSC issued a financing order authorizing the issuance of bonds to recover Entergy Louisiana’s investment recovery costs associated with the cancelled Little Gypsy repowering project.  In September 2011, Entergy Louisiana Investment Recovery Funding I, L.L.C., a company wholly-owned and consolidated by Entergy Louisiana, issued $207.2 million of senior secured investment recovery bonds.  The bonds have an interest rate of 2.04% and an expected maturity date of June 2021.  Although the principal amount is not due until the date given above, Entergy Louisiana Investment Recovery Funding expects to make principal payments on the bonds over the next five years in the amounts of $21.9 million for 2014, $20.5 million for 2015, $21.6 million for 2016, $21.7 million for 2017, and $22.3 million for 2018.  With the proceeds, Entergy Louisiana Investment Recovery Funding purchased from Entergy Louisiana the investment recovery property, which is the right to recover from customers through an investment recovery charge amounts sufficient to service the bonds.  In accordance with the financing order, Entergy Louisiana will apply the proceeds it received from the sale of the investment recovery property as a reimbursement for previously-incurred investment recovery costs.  The investment recovery property is reflected as a regulatory asset on the consolidated Entergy Louisiana balance sheet.  The creditors of Entergy Louisiana do not have recourse to the assets or revenues of Entergy Louisiana Investment Recovery Funding, including the investment recovery property, and the creditors of Entergy Louisiana Investment Recovery Funding do not have recourse to the assets or revenues of Entergy Louisiana.  Entergy Louisiana has no payment obligations to Entergy Louisiana Investment Recovery Funding except to remit investment recovery charge collections.

Entergy Texas Securitization Bonds - Hurricane Rita

In April 2007, the PUCT issued a financing order authorizing the issuance of securitization bonds to recover $353 million of Entergy Texas’s Hurricane Rita reconstruction costs and up to $6 million of transaction costs, offset by $32 million of related deferred income tax benefits.  In June 2007, Entergy Gulf States Reconstruction Funding I, LLC, a company that is now wholly-owned and consolidated by Entergy Texas, issued $329.5 million of senior secured transition bonds (securitization bonds) as follows:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Amount
(In Thousands)
Senior Secured Transition Bonds, Series A:
Tranche A-1 (5.51%) due October 2013	$93,500
Tranche A-2 (5.79%) due October 2018	121,600
Tranche A-3 (5.93%) due June 2022	114,400
Total senior secured transition bonds	$329,500

Although the principal amount of each tranche is not due until the dates given above, Entergy Gulf States Reconstruction Funding expects to make principal payments on the bonds over the next five years in the amounts of $23.2 million for 2014, $24.6 million for 2015, $26.0 million for 2016, $27.6 million for 2017, and $29.2 million for 2018.  All of the scheduled principal payments for 2014-2016 are for Tranche A-2, $23.6 million of the scheduled principal payments for 2017 are for Tranche A-2 and  $4.0 million of the scheduled principal payments for 2017 are for Tranche A-3. All of the scheduled principal payments for 2018 are for Tranche A-3.

With the proceeds, Entergy Gulf States Reconstruction Funding purchased from Entergy Texas the transition property, which is the right to recover from customers through a transition charge amounts sufficient to service the securitization bonds.  The transition property is reflected as a regulatory asset on the consolidated Entergy Texas balance sheet.  The creditors of Entergy Texas do not have recourse to the assets or revenues of Entergy Gulf States Reconstruction Funding, including the transition property, and the creditors of Entergy Gulf States Reconstruction Funding do not have recourse to the assets or revenues of Entergy Texas.  Entergy Texas has no payment obligations to Entergy Gulf States Reconstruction Funding except to remit transition charge collections.

Entergy Texas Securitization Bonds - Hurricane Ike and Hurricane Gustav

In September 2009, the PUCT authorized the issuance of securitization bonds to recover $566.4 million of Entergy Texas’s Hurricane Ike and Hurricane Gustav restoration costs, plus carrying costs and transaction costs, offset by insurance proceeds.  In November 2009, Entergy Texas Restoration funding, LLC (Entergy Texas Restoration Funding), a company wholly-owned and consolidated by Entergy Texas, issued $545.9 million of senior secured transition bonds (securitization bonds), as follows:

Amount
(In Thousands)
Senior Secured Transition Bonds
Tranche A-1 (2.12%) due February 2016	$182,500
Tranche A-2 (3.65%) due August 2019	144,800
Tranche A-3 (4.38%) due November 2023	218,600
Total senior secured transition bonds	$545,900

Although the principal amount of each tranche is not due until the dates given above, Entergy Texas Restoration Funding expects to make principal payments on the bonds over the next five years in the amount of $40.2 million for 2014, $41.2 million for 2015, $42.6 million for 2016, $44.1 million for 2017, and $45.8 million for 2018.  All of the scheduled principal payments for 2014 are for Tranche A-1, $13.8 million of the scheduled principal payments for 2015 are for Tranche A-1 and $27.4 million are for Tranche A-2. All of the scheduled principal payments for 2016-2017 are for Tranche A-2, $30.8 million of the scheduled principal payments for 2018 are for Tranche A-2 and $15.0 million are for Tranche A-3.

With the proceeds, Entergy Texas Restoration Funding purchased from Entergy Texas the transition property, which is the right to recover from customers through a transition charge amounts sufficient to service the securitization bonds.  The transition property is reflected as a regulatory asset on the consolidated Entergy Texas balance sheet.  The

Entergy Corporation and Subsidiaries
Notes to Financial Statements

creditors of Entergy Texas do not have recourse to the assets or revenues of Entergy Texas Restoration Funding, including the transition property, and the creditors of Entergy Texas Restoration Funding do not have recourse to the assets or revenues of Entergy Texas.  Entergy Texas has no payment obligations to Entergy Texas Restoration Funding except to remit transition charge collections.

NOTE 6.   PREFERRED EQUITY (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans)

The number of shares and units authorized and outstanding and dollar value of preferred stock, preferred membership interests, and non-controlling interest for Entergy Corporation subsidiaries as of December 31, 2013 and 2012 are presented below.  All series of the Utility preferred stock are redeemable at the option of the related company.

	Shares/Units Authorized		Shares/Units Outstanding
	2013	2012	2013	2012	2013	2012
Entergy Corporation					(Dollars in Thousands)
Utility:
Preferred Stock or Preferred Membership Interests without sinking fund:
Entergy Arkansas, 4.32%-6.45% Series	3,413,500	3,413,500	3,413,500	3,413,500	$116,350	$116,350
Entergy Gulf States Louisiana, Series A 8.25%	100,000	100,000	100,000	100,000	10,000	10,000
Entergy Louisiana, 6.95% Series (a)	1,000,000	1,000,000	840,000	840,000	84,000	84,000
Entergy Mississippi, 4.36%-6.25% Series	1,403,807	1,403,807	1,403,807	1,403,807	50,381	50,381
Entergy New Orleans, 4.36%-5.56% Series	197,798	197,798	197,798	197,798	19,780	19,780
Total Utility Preferred Stock or Preferred Membership Interests without sinking fund	6,115,105	6,115,105	5,955,105	5,955,105	280,511	280,511
Entergy Wholesale Commodities:
Preferred Stock without sinking fund:
Entergy Asset Management, 8.95% (b)	1,000,000	1,000,000	—	—	—	—
Entergy Finance Holding, Inc. 8.75% (c)	250,000	—	250,000	—	24,249	—
Total Subsidiaries’ Preferred Stock without sinking fund	7,365,105	7,115,105	6,205,105	5,955,105	$304,760	$280,511

(a)	In 2007, Entergy Louisiana Holdings, an Entergy subsidiary, purchased 160,000 of these shares from the holders.

(b)
Upon the sale of Class B preferred shares in December 2009, Entergy Asset Management had issued and outstanding Class A and Class B preferred shares.  On December 20, 2011, Entergy Asset Management purchased all of the outstanding Class B preferred shares from the holder thereof; currently, there are no outstanding Class B preferred shares.  On December 20, 2011, Entergy Asset Management purchased all of the outstanding Class A preferred shares (278,905 shares) that were held by a third party; currently, there are 4,759 shares held by an Entergy affiliate.

(c)	Dollar amount outstanding is net of $751 thousand of preferred stock issuance costs.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

At December 31, 2013 and 2012, Entergy Gulf States Louisiana had outstanding 100,000 units of no par value 8.25% Series Preferred Membership Interests that were initially issued by Entergy Gulf States, Inc. as preference stock.  The preference shares were converted into the preferred units as part of the jurisdictional separation.  The distributions are cumulative and payable quarterly beginning March 15, 2008.  The preferred membership interests are redeemable on or after December 15, 2015, at Entergy Gulf States Louisiana’s option, at the fixed redemption price of $100 per unit.

In December 2013, Entergy Finance Holding, Inc. issued 250,000 shares of $100 par value 8.75% Series Preferred Stock, all of which are outstanding as of December 31, 2013. The dividends are cumulative and payable quarterly beginning March 15, 2014. The preferred stock is redeemable on or after December 16, 2023, at Entergy Finance Holding, Inc.’s option, at the fixed redemption price of $100 per share.

The number of shares and units authorized and outstanding and dollar value of preferred stock and membership interests for Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans as of December 31, 2013 and 2012 are presented below.  All series of the Utility operating companies’ preferred stock and membership interests are redeemable at the respective company’s option at the call prices presented.  Dividends and distributions paid on all of Entergy’s preferred stock and membership interests series are eligible for the dividends received deduction.  The dividends received deduction is limited by Internal Revenue Code section 244 for the following preferred stock series: Entergy Arkansas 4.72%, Entergy Mississippi 4.56%, and Entergy New Orleans 4.75%.

	Shares Authorized and Outstanding		Dollars (In Thousands)		Call Price per Share as of December 31,
	2013	2012	2013	2012	2013
Entergy Arkansas Preferred Stock
Without sinking fund:
Cumulative, $100 par value:
4.32% Series	70,000	70,000	$7,000	$7,000	$103.65
4.72% Series	93,500	93,500	9,350	9,350	$107.00
4.56% Series	75,000	75,000	7,500	7,500	$102.83
4.56% 1965 Series	75,000	75,000	7,500	7,500	$102.50
6.08% Series	100,000	100,000	10,000	10,000	$102.83
Cumulative, $25 par value:
6.45% Series (a)	3,000,000	3,000,000	75,000	75,000	$25
Total without sinking fund	3,413,500	3,413,500	$116,350	$116,350

	Units Authorized and Outstanding		Dollars (In Thousands)		Call Price per Unit as of December 31,
	2013	2012	2013	2012	2013
Entergy Gulf States Louisiana Preferred Membership Interests
Without sinking fund:
Cumulative, $100 liquidation value:
8.25% Series (b)	100,000	100,000	$10,000	$10,000	$—
Total without sinking fund	100,000	100,000	$10,000	$10,000

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	Units Authorized and Outstanding		Dollars (In Thousands)		Call Price per Unit as of December 31,
	2013	2012	2013	2012	2013
Entergy Louisiana Preferred Membership Interests
Without sinking fund:
Cumulative, $100 liquidation value:
6.95% Series (a)	1,000,000	1,000,000	$100,000	$100,000	$100
Total without sinking fund	1,000,000	1,000,000	$100,000	$100,000

	Shares Authorized and Outstanding		Dollars (In Thousands)		Call Price per Share as of December 31,
	2013	2012	2013	2012	2013
Entergy Mississippi Preferred Stock
Without sinking fund:
Cumulative, $100 par value:
4.36% Series	59,920	59,920	$5,992	$5,992	$103.88
4.56% Series	43,887	43,887	4,389	4,389	$107.00
4.92% Series	100,000	100,000	10,000	10,000	$102.88
Cumulative, $25 par value
6.25% Series (a)	1,200,000	1,200,000	30,000	30,000	$25
Total without sinking fund	1,403,807	1,403,807	$50,381	$50,381

	Shares Authorized and Outstanding		Dollars (In Thousands)		Call Price per Share as of December 31,
	2013	2012	2013	2012	2013
Entergy New Orleans Preferred Stock
Without sinking fund:
Cumulative, $100 par value:
4.36% Series	60,000	60,000	$6,000	$6,000	$104.58
4.75% Series	77,798	77,798	7,780	7,780	$105.00
5.56% Series	60,000	60,000	6,000	6,000	$102.59
Total without sinking fund	197,798	197,798	$19,780	$19,780

(a)	Series is callable at par.

(b)	Series is callable at par on and after December 15, 2015.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 7.   COMMON EQUITY (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Common Stock

Common stock and treasury stock shares activity for Entergy for 2013, 2012, and 2011 is as follows:

	2013		2012		2011
	Common Shares Issued	Treasury Shares	Common Shares Issued	Treasury Shares	Common Shares Issued	Treasury Shares
Beginning Balance, January 1	254,752,788	76,945,239	254,752,788	78,396,988	254,752,788	76,006,920
Repurchases	—	—	—	—	—	3,475,000
Issuances:
Employee Stock-Based Compensation Plans	—	(557,734)	—	(1,446,305)	—	(1,079,008)
Directors’ Plan	—	(5,569)	—	(5,444)	—	(5,924)
Ending Balance, December 31	254,752,788	76,381,936	254,752,788	76,945,239	254,752,788	78,396,988

Entergy Corporation reissues treasury shares to meet the requirements of the Stock Plan for Outside Directors (Directors’ Plan), two Equity Ownership Plans of Entergy Corporation and Subsidiaries, the Equity Awards Plan of Entergy Corporation and Subsidiaries, and certain other stock benefit plans.  The Directors’ Plan awards to non-employee directors a portion of their compensation in the form of a fixed dollar value of shares of Entergy Corporation common stock.

In October 2010 the Board granted authority for a $500 million share repurchase program.  As of December 31, 2013, $350 million of authority remains under the $500 million share repurchase program.

Dividends declared per common share were $3.32 in 2013, 2012, and 2011.

Retained Earnings and Dividend Restrictions

Provisions within the articles of incorporation or pertinent indentures and various other agreements relating to the long-term debt and preferred stock of certain of Entergy Corporation’s subsidiaries could restrict the payment of cash dividends or other distributions on their common and preferred equity.  As of December 31, 2013, under provisions in their mortgage indentures, Entergy Arkansas and Entergy Mississippi had retained earnings unavailable for distribution to Entergy Corporation of $394.9 million and $68.5 million, respectively.  Entergy Corporation received dividend payments from subsidiaries totaling $702 million in 2013, $439 million in 2012, and $595 million in 2011.

Comprehensive Income

Accumulated other comprehensive loss is included in the equity section of the balance sheets of Entergy, Entergy Gulf States Louisiana, and Entergy Louisiana. The following table presents changes in accumulated other comprehensive loss for Entergy for the year ended December 31, 2013 by component:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	Cash flow hedges net unrealized gain (loss)	Pension and other postretirement liabilities	Net unrealized investment gains	Foreign currency translation	Total Accumulated Other Comprehensive Loss
	(In Thousands)

Beginning balance, December 31, 2012	$79,905	($590,712)	$214,547	$3,177	($293,083)
Other comprehensive income (loss) before reclassifications	(133,312)	260,567	143,936	243	271,434
Amounts reclassified from accumulated other comprehensive loss	(28,370)	41,922	(21,227)	—	(7,675)
Net other comprehensive income (loss) for the period	(161,682)	302,489	122,709	243	263,759

Ending balance, December 31, 2013	($81,777)	($288,223)	$337,256	$3,420	($29,324)

The following table presents changes in accumulated other comprehensive loss for Entergy Gulf States Louisiana and Entergy Louisiana for the year ended December 31, 2013:

	Pension and Other Postretirement Liabilities
	Entergy Gulf States Louisiana	Entergy Louisiana
	(In Thousands)

Beginning balance December 31, 2012	($65,229)	($46,132)

Other comprehensive income (loss) before reclassifications	33,233	33,869
Amounts reclassified from accumulated other comprehensive income	3,794	2,628
Net other comprehensive income for the period	37,027	36,497

Ending balance, December 31, 2013	($28,202)	($9,635)

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive loss (AOCI) for Entergy for the year ended December 31, 2013 are as follows:

	Amounts reclassified from AOCI	Income Statement Location
	(In Thousands)

Cash flow hedges net unrealized gain
Power contracts	$47,019	Competitive business operating revenues
Interest rate swaps	(1,565)	Miscellaneous - net
Total realized gains on cash flow hedges	45,454
	(17,084)	Income taxes
Total realized gains on cash flow hedges (net of tax)	$28,370

Pension and other postretirement liabilities
Amortization of prior-service costs	$10,556	(a)
Acceleration of prior-service cost due to curtailment	315	(a)
Amortization of loss	(68,130)	(a)
Settlement loss	(11,612)	(a)
Total amortization	(68,871)
	26,949	Income taxes
Total amortization (net of tax)	($41,922)

Net unrealized investment gain
Realized gain	$41,622	Interest and investment income
	(20,395)	Income taxes
Total realized investment gain (net of tax)	$21,227

Total reclassifications for the period (net of tax)	$7,675

(a)	These accumulated other comprehensive loss components are included in the computation of net periodic pension cost. See Note 11 to the financial statements for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive loss (AOCI) for Entergy Gulf States Louisiana and Entergy Louisiana for the year ended December 31, 2013 are as follows:

	Amounts reclassified from AOCI
	Entergy Gulf States Louisiana	Entergy Louisiana	Income Statement Location
	(In Thousands)

Pension and other postretirement liabilities
Amortization of prior-service costs	$941	$508	(a)
Acceleration of prior-service cost due to curtailment	91	41	(a)
Amortization of loss	(7,644)	(5,050)	(a)
Total amortization	(6,612)	(4,501)
	2,818	1,873	Income taxes
Total amortization (net of tax)	(3,794)	(2,628)

Total reclassifications for the period (net of tax)	($3,794)	($2,628)

(a)	These accumulated other comprehensive loss components are included in the computation of net periodic pension cost. See Note 11 to the financial statements for additional details.

NOTE 8.    COMMITMENTS AND CONTINGENCIES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Entergy and the Registrant Subsidiaries are involved in a number of legal, regulatory, and tax proceedings before various courts, regulatory commissions, and governmental agencies in the ordinary course of business.  While management is unable to predict the outcome of such proceedings, management does not believe that the ultimate resolution of these matters will have a material effect on Entergy’s results of operations, cash flows, or financial condition.  Entergy discusses regulatory proceedings in Note 2 to the financial statements and discusses tax proceedings in Note 3 to the financial statements.

Vidalia Purchased Power Agreement

Entergy Louisiana has an agreement extending through the year 2031 to purchase energy generated by a hydroelectric facility known as the Vidalia project.  Entergy Louisiana made payments under the contract of approximately $181.1 million in 2013, $125.0 million in 2012, and $185.6 million in 2011.  If the maximum percentage (94%) of the energy is made available to Entergy Louisiana, current production projections would require estimated payments of approximately $147.5 million in 2014, and a total of $2.19 billion for the years 2015 through 2031.  Entergy Louisiana currently recovers the costs of the purchased energy through its fuel adjustment clause.

In an LPSC-approved settlement related to tax benefits from the tax treatment of the Vidalia contract, Entergy Louisiana agreed to credit rates by $11 million each year for up to 10 years, beginning in October 2002.  In addition, in accordance with an LPSC settlement, Entergy Louisiana credited rates in August 2007 by $11.3 million (including interest) as a result of a settlement with the IRS of the 2001 tax treatment of the Vidalia contract.  As discussed in more detail in Note 3 to the financial statements, in August 2011, Entergy agreed to a settlement with the IRS regarding the mark-to-market income tax treatment of various wholesale electric power purchase and sale agreements, including the

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Vidalia agreement.  In October 2011 the LPSC approved a final settlement under which Entergy Louisiana agreed to share the remaining benefits of this tax accounting election by crediting customers an additional $20.235 million per year for 15 years beginning January 2012.  Entergy Louisiana recorded a $199 million regulatory charge and a corresponding regulatory liability to reflect this obligation.  The provisions of the settlement also provide that the LPSC shall not recognize or use Entergy Louisiana’s use of the cash benefits from the tax treatment in setting any of Entergy Louisiana’s rates.  Therefore, to the extent Entergy Louisiana’s use of the proceeds would ordinarily have reduced its rate base, no change in rate base shall be reflected for ratemaking purposes.

ANO Damage and Outage

On March 31, 2013, during a scheduled refueling outage at ANO 1, a contractor-owned and operated heavy-lifting apparatus collapsed while moving the generator stator out of the turbine building.  The collapse resulted in the death of an ironworker and injuries to several other contract workers, caused ANO 2 to shut down, and damaged the ANO turbine building.  The turbine building serves both ANO 1 and 2 and is a non-radiological area of the plant. ANO 2 reconnected to the grid on April 28, 2013 and ANO 1 reconnected to the grid on August 7, 2013.  The total cost of assessment, restoration of off-site power, site restoration, debris removal, and replacement of damaged property and equipment was $94 million as of December 31, 2013.  In addition, Entergy Arkansas incurred replacement power costs for ANO 2 power during its outage and incurred incremental replacement power costs for ANO 1 power because the outage extended beyond the originally-planned duration of the refueling outage.  Each of the Utility operating companies has recovery mechanisms in place designed to recover its prudently-incurred fuel and purchased power costs.

Entergy Arkansas is assessing its options for recovering damages that resulted from the stator drop, including its insurance coverage and legal action. Entergy is a member of Nuclear Electric Insurance Limited (NEIL), a mutual insurance company that provides property damage coverage to the members’ nuclear generating plants, including ANO. NEIL has notified Entergy that it believes that a $50 million course of construction sublimit applies to any loss associated with the lifting apparatus failure and stator drop at ANO. Entergy has responded that it disagrees with NEIL's position and is evaluating its options for enforcing its rights under the policy. On July 12, 2013, Entergy Arkansas filed a complaint in the Circuit Court in Pope County, Arkansas against the owner of the heavy-lifting apparatus that collapsed, an engineering firm, a general contractor, and certain individuals asserting claims of breach of contract, negligence, and gross negligence in connection with their responsibility for the stator drop.

In the second quarter 2013, Entergy Arkansas recorded an insurance receivable of $50 million based on the minimum amount that it expects to receive from NEIL. This $50 million receivable offset approximately $35 million of capital spending, $13 million of operation and maintenance expense, and $2 million of incremental deferred refueling outage costs incurred for the recovery through December 31, 2013. As of December 31, 2013, Entergy Arkansas has incurred approximately $34 million in capital spending, $9 million in operation and maintenance expense, and $1 million in incremental deferred refueling outage costs in excess of its recorded insurance receivable. In January 2014, Entergy Arkansas collected $20 million of the $50 million receivable that it expects to receive from NEIL.

Baxter Wilson Plant Event

On September 11, 2013, Entergy Mississippi’s Baxter Wilson (Unit 1) power plant experienced a significant unplanned outage event.  The cause of the event is currently under investigation.  Entergy Mississippi is still in the process of assessing the nature and extent of the damage to the unit. The current estimate of costs to return the unit to service is between $45 million and $60 million.  This estimate may change as restorative activities occur.  The costs necessary to return the plant to service are expected to continue to be incurred into the third quarter 2014.  Entergy Mississippi believes that the damage is primarily covered by its property insurance policy, subject to a $20 million deductible. In December 2013, Entergy Mississippi made a filing with the MPSC requesting approval for Entergy Mississippi to defer and accumulate the costs incurred in connection with Baxter Wilson repair activities, net of applicable insurance proceeds, with such costs to be recoverable in a manner to be determined by the MPSC. The MPSC has not acted on Entergy Mississippi's request.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Nuclear Insurance

Third Party Liability Insurance

The Price-Anderson Act requires that reactor licensees purchase insurance and participate in a secondary insurance pool that provides insurance coverage for the public in the event of a nuclear power plant accident.  The costs of this insurance are borne by the nuclear power industry.  Congress amended and renewed the Price-Anderson Act in 2005 for a term through 2025.  The Price-Anderson Act requires nuclear power plants to show evidence of financial protection in the event of a nuclear accident.  This protection must consist of two layers of coverage:

1.
The primary level is private insurance underwritten by American Nuclear Insurers (ANI) and provides public liability insurance coverage of $375 million.  If this amount is not sufficient to cover claims arising from an accident, the second level, Secondary Financial Protection, applies.

2.
Within the Secondary Financial Protection level, each nuclear reactor has a contingent obligation to pay a retrospective premium, equal to its proportionate share of the loss in excess of the primary level, regardless of proximity to the incident or fault, up to a maximum of $127.3 million per reactor per incident (Entergy’s maximum total contingent obligation per incident is $1.4 billion).  This consists of a $121.3 million maximum retrospective premium plus a five percent surcharge, which equates to $127.3 million, that may be payable, if needed, at a rate that is currently set at $19.0 million per year per incident per nuclear power reactor.

3.
In the event that one or more acts of terrorism cause a nuclear power plant accident, which results in third-party damages – off-site property and environmental damage, off-site bodily injury, and on-site third-party bodily injury (i.e. contractors); the primary level provided by ANI combined with the Secondary Financial Protection would provide $13.6 billion in coverage.  The Terrorism Risk Insurance Reauthorization Act of 2007 created a government program that provides for up to $100 billion in coverage in excess of existing coverage for a terrorist event.

Currently, 104 nuclear reactors are participating in the Secondary Financial Protection program.  The product of the maximum retrospective premium assessment to the nuclear power industry and the number of nuclear power reactors provides over $13.2 billion in secondary layer insurance coverage to compensate the public in the event of a nuclear power reactor accident.  The Price-Anderson Act provides that all potential liability for a nuclear accident is limited to the amounts of insurance coverage available under the primary and secondary layers.

Entergy Arkansas has two licensed reactors and Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy each have one licensed reactor (10% of Grand Gulf is owned by a non-affiliated company (SMEPA) that would share on a pro-rata basis in any retrospective premium assessment to System Energy under the Price-Anderson Act).  The Entergy Wholesale Commodities segment includes the ownership and operation of six nuclear power reactors and the ownership of the shutdown Indian Point 1 reactor and Big Rock Point facility.

Property Insurance

Entergy’s nuclear owner/licensee subsidiaries are members of Nuclear Electric Insurance Limited (NEIL), a mutual insurance company that provides property damage coverage, including decontamination and premature decommissioning expense, to the members’ nuclear generating plants.  Effective April 1, 2013, Entergy was insured against such losses per the following structures:

Utility Plants (ANO 1 and 2, Grand Gulf, River Bend, and Waterford 3)

•	Primary Layer (per plant) - $500 million per occurrence

•	Excess Layer (per plant) - $750 million per occurrence

•	Blanket Layer (shared among the Utility plants) - $350 million per occurrence

•	Total limit - $1.6 billion per occurrence

Entergy Corporation and Subsidiaries
Notes to Financial Statements

•	Deductibles:

•	$2.5 million per occurrence - Turbine/generator damage

•	$2.5 million per occurrence - Other than turbine/generator damage

•	$10 million per occurrence plus 10% of amount above $10 million - Damage from a windstorm, flood, earthquake, or volcanic eruption

Note:  ANO 1 and 2 share in the primary and excess layers with common policies because the policies are issued on a per site basis. Also, flood and earthquake coverage are excluded from the primary layer, which provides the first $500 million in coverage. Entergy currently purchases primary layer flood coverage for Waterford 3 and River Bend.

Entergy Wholesale Commodities Plants (FitzPatrick, Pilgrim, Vermont Yankee, Palisades, and Big Rock Point)

•	Primary Layer (per plant) - $500 million per occurrence

•	Excess Layer - $615 million per occurrence

•	Total limit - $1.115 billion per occurrence

•	Deductibles:

•	$2.5 million per occurrence - Turbine/generator damage

•	$2.5 million per occurrence - Other than turbine/generator damage

•	$10 million per occurrence plus 10% of amount above $10 million - Damage from a windstorm, flood, earthquake, or volcanic eruption

Note:  Big Rock Point has its own primary policy with no excess coverage. Also, flood and earthquake coverage are excluded from the primary layer, which provides the first $500 million in coverage. Entergy currently purchases primary layer flood and earthquake coverage for Vermont Yankee, Palisades, and Big Rock Point.

Entergy Wholesale Commodities Plant (Indian Point)

•	Primary Layer (per plant) - $500 million per occurrence

•	Excess Layer - $1.1 billion per occurrence

•	Total limit - $1.6 billion per occurrence

•	Deductibles:

•	$2.5 million per occurrence - Turbine/generator damage

•	$2.5 million per occurrence - Other than turbine/generator damage

•	$10 million per occurrence plus 10% of amount above $10 million - Damage from a windstorm, flood, earthquake, or volcanic eruption

Note: The Indian Point Units share in the primary and excess layers with common policies because the policies are issued on a per site basis. Also, flood and earthquake coverage are excluded from the primary layer, which provides the first $500 million in coverage. Entergy currently purchases primary layer flood coverage for Indian Point.

In addition, Waterford 3, Grand Gulf, and the Entergy Wholesale Commodities plants are also covered under NEIL’s Accidental Outage Coverage program.  This coverage provides certain fixed indemnities in the event of an unplanned outage that results from a covered NEIL primary property damage loss, subject to a deductible period.  The payout for damage resulting from non-nuclear events is limited to a $327.6 million per occurrence sub-limit. The following summarizes this coverage effective April 1, 2013:

Waterford 3

•	$2.95 million weekly indemnity

•	$413 million maximum indemnity

•	Deductible: 26 week deductible period

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Grand Gulf

•	$400,000 weekly indemnity (total for four policies)

•	$56 million maximum indemnity (total for four policies)

•	Deductible: 26 week deductible period

Indian Point 2, Indian Point 3, and Palisades

•	$4.5 million weekly indemnity

•	$490 million maximum indemnity

•	Deductible: 12 week deductible period

FitzPatrick and Pilgrim

•	$4.0 million weekly indemnity

•	$490 million maximum indemnity

•	Deductible: 12 week deductible period

Vermont Yankee

•	$3.5 million weekly indemnity

•	$435 million maximum indemnity

•	Deductible: 12 week deductible period

Under the property damage and accidental outage insurance programs, all NEIL insured plants could be subject to assessments should losses exceed the accumulated funds available from NEIL.  Effective April 1, 2013, the maximum amounts of such possible assessments per occurrence were as follows:

Assessments
(In Millions)
Utility:
Entergy Arkansas	$25.1
Entergy Gulf States Louisiana	$23
Entergy Louisiana	$24.2
Entergy Mississippi	$0.07
Entergy New Orleans	$0.07
Entergy Texas	N/A
System Energy	$18.9

Entergy Wholesale Commodities	$—

Potential assessments for the Entergy Wholesale Commodities plants are covered by insurance obtained through NEIL’s reinsurers.

Entergy maintains property insurance for its nuclear units in excess of the NRC’s minimum requirement of $1.06 billion per site for nuclear power plant licensees.  NRC regulations provide that the proceeds of this insurance must be used, first, to render the reactor safe and stable, and second, to complete decontamination operations.  Only after proceeds are dedicated for such use and regulatory approval is secured would any remaining proceeds be made available for the benefit of plant owners or their creditors.

In the event that one or more acts of terrorism causes property damage under one or more or all nuclear insurance policies issued by NEIL (including, but not limited to, those described above) within 12 months from the date the first property damage occurs, the maximum recovery under all such nuclear insurance policies shall be an aggregate of $3.24 billion plus the additional amounts recovered for such losses from reinsurance, indemnity, and any other sources

Entergy Corporation and Subsidiaries
Notes to Financial Statements

applicable to such losses.  The Terrorism Risk Insurance Reauthorization Act of 2007 created a government program that provides for up to $100 billion in coverage in excess of existing coverage for a terrorist event.

Conventional Property Insurance

Entergy’s conventional property insurance program provides coverage of up to $400 million on an Entergy system-wide basis for all operational perils (direct physical loss or damage due to machinery breakdown, electrical failure, fire, lightning, hail, or explosion) on an “each and every loss” basis; up to $400 million in coverage for certain natural perils (direct physical loss or damage due to earthquake, tsunami, and flood) on an annual aggregate basis; up to $125 million for certain other natural perils (direct physical loss or damage due to a named windstorm and associated storm surge) on an annual aggregate basis; and up to $400 million in coverage for all other natural perils not previously stated (direct physical loss or damage due to a tornado, ice storm, or any other natural peril except named windstorm and associated storm surge, earthquake, tsunami, and flood) on an “each and every loss” basis.  The conventional property insurance program provides up to $50 million in coverage for the Entergy New Orleans gas distribution system on an “each and every loss” basis.  This $50 million limit is subject to: the $400 million annual aggregate limit for the natural perils of earthquake, tsunami, and flood; the $125 million annual aggregate limit for the natural perils of named windstorm and associated storm surge; the $400 million per occurrence limit for all other natural perils not previously stated, which includes tornado and ice storm, but excludes named windstorm and associated storm surge, earthquake, tsunami, and flood; and the $400 million per occurrence limit for operational perils.  The coverage is subject to a $40 million self-insured retention per occurrence for the natural perils of named windstorm and associated storm surge, earthquake, flood, and tsunami; and a $20 million self-insured retention per occurrence for operational perils and all other natural perils not previously stated, which includes tornado and ice storm, but excludes named windstorm and associated storm surge, earthquake, tsunami, and flood.

Covered property generally includes power plants, substations, facilities, inventories, and gas distribution-related properties.  Excluded property generally includes above-ground transmission and distribution lines, poles, and towers for substations valued at $5 million or less, coverage for named windstorm and associated storm surge is excluded.  This coverage is in place for Entergy Corporation, the Registrant Subsidiaries, and certain other Entergy subsidiaries, including the owners of the nuclear power plants in the Entergy Wholesale Commodities segment.  Entergy also purchases $300 million in terrorism insurance coverage for its conventional property.  The Terrorism Risk Insurance Reauthorization Act of 2007 created a government program that provides for up to $100 billion in coverage in excess of existing coverage for a terrorist event.

In addition to the conventional property insurance program, Entergy has purchased additional coverage ($20 million per occurrence) for some of its non-regulated, non-generation assets.  This policy serves to buy-down the $20 million deductible and is placed on a scheduled location basis.  The applicable deductibles are $100,000 to $250,000, except for properties that are damaged by flooding and properties whose values are greater than $20 million; these properties have a $500,000 deductible.  Four nuclear locations have a $2.5 million deductible, which coincides with the nuclear property insurance deductible at each respective nuclear site.

Gas System Rebuild Insurance Proceeds (Entergy New Orleans)

Entergy New Orleans received insurance proceeds for future construction expenditures associated with rebuilding its gas system, and the October 2006 City Council resolution approving the settlement of Entergy New Orleans’s rate and storm-cost recovery filings requires Entergy New Orleans to record those proceeds in a designated sub-account of other deferred credits until the proceeds are spent on the rebuild project.  This other deferred credit is shown as “Gas system rebuild insurance proceeds” on Entergy New Orleans’s balance sheet.

Employment and Labor-related Proceedings

The Registrant Subsidiaries and other Entergy subsidiaries are responding to various lawsuits in both state and federal courts and to other labor-related proceedings filed by current and former employees, recognized bargaining

Entergy Corporation and Subsidiaries
Notes to Financial Statements

representatives, and third parties not selected for open positions or providing services directly or indirectly to one or more of the Registrant Subsidiaries and other Entergy subsidiaries.  Generally, the amount of damages being sought is not specified in these proceedings.  These actions include, but are not limited to, allegations of wrongful employment actions; wage disputes and other claims under the Fair Labor Standards Act or its state counterparts; claims of race, gender, age, and disability discrimination; disputes arising under collective bargaining agreements; unfair labor practice proceedings and other administrative proceedings before the National Labor Relations Board or concerning the National Labor Relations Act; claims of retaliation; claims of harassment and hostile work environment; and claims for or regarding benefits under various Entergy Corporation-sponsored plans. Entergy and the Registrant Subsidiaries are responding to these lawsuits and proceedings and deny liability to the claimants.  Management believes that loss exposure has been and will continue to be handled so that the ultimate resolution of these matters will not be material, in the aggregate, to the financial position, results of operation, or cash flows of Entergy or the Utility operating companies.

Asbestos Litigation (Entergy Gulf States Louisiana, Entergy Louisiana, Entergy New Orleans, and Entergy Texas)

Numerous lawsuits have been filed in federal and state courts primarily in Texas and Louisiana, primarily by contractor employees who worked in the 1940-1980s timeframe, against Entergy Gulf States Louisiana and Entergy Texas, and to a lesser extent the other Utility operating companies, as premises owners of power plants, for damages caused by alleged exposure to asbestos.  Many other defendants are named in these lawsuits as well.  Currently, there are approximately 400 lawsuits involving approximately 5,000 claimants.  Management believes that adequate provisions have been established to cover any exposure.  Additionally, negotiations continue with insurers to recover reimbursements.  Management believes that loss exposure has been and will continue to be handled so that the ultimate resolution of these matters will not be material, in the aggregate, to the financial position, results of operation, or cash flows of the Utility operating companies.

Grand Gulf - Related Agreements

Capital Funds Agreement (Entergy Corporation and System Energy)

System Energy has entered into agreements with Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans whereby they are obligated to purchase their respective entitlements of capacity and energy from System Energy’s interest in Grand Gulf, and to make payments that, together with other available funds, are adequate to cover System Energy’s operating expenses.  System Energy would have to secure funds from other sources, including Entergy Corporation’s obligations under the Capital Funds Agreement, to cover any shortfalls from payments received from Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans under these agreements.

Unit Power Sales Agreement (Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and System Energy)

System Energy has agreed to sell all of its share of capacity and energy from Grand Gulf to Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans in accordance with specified percentages (Entergy Arkansas-36%, Entergy Louisiana-14%, Entergy Mississippi-33%, and Entergy New Orleans-17%) as ordered by the FERC.  Charges under this agreement are paid in consideration for the purchasing companies’ respective entitlement to receive capacity and energy and are payable irrespective of the quantity of energy delivered.  The agreement will remain in effect until terminated by the parties and the termination is approved by the FERC, most likely upon Grand Gulf’s retirement from service.  Monthly obligations are based on actual capacity and energy costs.  The average monthly payments for 2013 under the agreement are approximately $22.3 million for Entergy Arkansas, $8.7 million for Entergy Louisiana, $19.2 million for Entergy Mississippi, and $10.8 million for Entergy New Orleans.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Availability Agreement (Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and System Energy)

Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans are individually obligated to make payments or subordinated advances to System Energy in accordance with stated percentages (Entergy Arkansas-17.1%, Entergy Louisiana-26.9%, Entergy Mississippi-31.3%, and Entergy New Orleans-24.7%) in amounts that, when added to amounts received under the Unit Power Sales Agreement or otherwise, are adequate to cover all of System Energy’s operating expenses as defined, including an amount sufficient to amortize the cost of Grand Gulf 2 over 27 years (See Reallocation Agreement terms below) and expenses incurred in connection with a permanent shutdown of Grand Gulf.  System Energy has assigned its rights to payments and advances to certain creditors as security for certain obligations.  Since commercial operation of Grand Gulf began, payments under the Unit Power Sales Agreement have exceeded the amounts payable under the Availability Agreement.  Accordingly, no payments under the Availability Agreement have ever been required.  If Entergy Arkansas or Entergy Mississippi fails to make its Unit Power Sales Agreement payments, and System Energy is unable to obtain funds from other sources, Entergy Louisiana and Entergy New Orleans could become subject to claims or demands by System Energy or its creditors for payments or advances under the Availability Agreement (or the assignments thereof) equal to the difference between their required Unit Power Sales Agreement payments and their required Availability Agreement payments.

Reallocation Agreement (Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and System Energy)

System Energy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans entered into the Reallocation Agreement relating to the sale of capacity and energy from Grand Gulf and the related costs, in which Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans agreed to assume all of Entergy Arkansas’s responsibilities and obligations with respect to Grand Gulf under the Availability Agreement.  FERC’s decision allocating a portion of Grand Gulf capacity and energy to Entergy Arkansas supersedes the Reallocation Agreement as it relates to Grand Gulf.  Responsibility for any Grand Gulf 2 amortization amounts has been individually allocated (Entergy Louisiana-26.23%, Entergy Mississippi-43.97%, and Entergy New Orleans-29.80%) under the terms of the Reallocation Agreement.  However, the Reallocation Agreement does not affect Entergy Arkansas’s obligation to System Energy’s lenders under the assignments referred to in the preceding paragraph.  Entergy Arkansas would be liable for its share of such amounts if Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans were unable to meet their contractual obligations.  No payments of any amortization amounts will be required so long as amounts paid to System Energy under the Unit Power Sales Agreement, including other funds available to System Energy, exceed amounts required under the Availability Agreement, which is expected to be the case for the foreseeable future.

Reimbursement Agreement (System Energy)

In December 1988, in two separate but substantially identical transactions, System Energy sold and leased back undivided ownership interests in Grand Gulf for the aggregate sum of $500 million.  During the term of the leases, System Energy is required to maintain letters of credit for the equity investors to secure certain amounts payable to the equity investors under the transactions.

Under the provisions of the reimbursement agreement relating to the letters of credit, System Energy has agreed to a number of covenants regarding the maintenance of certain capitalization and fixed charge coverage ratios.  System Energy agreed, during the term of the reimbursement agreement, to maintain a ratio of debt to total liabilities and equity less than or equal to 70%.  In addition, System Energy must maintain, with respect to each fiscal quarter during the term of the reimbursement agreement, a ratio of adjusted net income to interest expense of at least 1.50 times earnings.  As of December 31, 2013, System Energy was in compliance with these covenants.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE  9.   ASSET RETIREMENT OBLIGATIONS  (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Accounting standards require companies to record liabilities for all legal obligations associated with the retirement of long-lived assets that result from the normal operation of the assets.  For Entergy, substantially all of its asset retirement obligations consist of its liability for decommissioning its nuclear power plants.  In addition, an insignificant amount of removal costs associated with non-nuclear power plants is also included in the decommissioning line item on the balance sheets.

These liabilities are recorded at their fair values (which are the present values of the estimated future cash outflows) in the period in which they are incurred, with an accompanying addition to the recorded cost of the long-lived asset.  The asset retirement obligation is accreted each year through a charge to expense, to reflect the time value of money for this present value obligation.  The accretion will continue through the completion of the asset retirement activity.  The amounts added to the carrying amounts of the long-lived assets will be depreciated over the useful lives of the assets.  The application of accounting standards related to asset retirement obligations is earnings neutral to the rate-regulated business of the Registrant Subsidiaries.

In accordance with ratemaking treatment and as required by regulatory accounting standards, the depreciation provisions for the Registrant Subsidiaries include a component for removal costs that are not asset retirement obligations under accounting standards.  In accordance with regulatory accounting principles, the Registrant Subsidiaries have recorded regulatory assets (liabilities) in the following amounts to reflect their estimates of the difference between estimated incurred removal costs and estimated removal costs recovered in rates:

	December 31,
	2013	2012
	(In Millions)
Entergy Arkansas	$18.6	($12.2)
Entergy Gulf States Louisiana	($35.3)	($22.0)
Entergy Louisiana	($37.0)	($9.2)
Entergy Mississippi	$64.3	$57.4
Entergy New Orleans	$34.9	$29.9
Entergy Texas	$15.1	$11.5
System Energy	$56.0	$56.8

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The cumulative decommissioning and retirement cost liabilities and expenses recorded in 2013 by Entergy were as follows:

	Liabilities as of December 31, 2012	Accretion	Change in Cash Flow Estimate	Spending	Liabilities as of December 31, 2013
			(In Millions)
Utility:
Entergy Arkansas	$680.7	$43.1	$—	$—	$723.8
Entergy Gulf States Louisiana	$380.8	$22.3	$—	$—	$403.1
Entergy Louisiana	$418.1	$21.6	$39.4	$—	$479.1
Entergy Mississippi	$6.0	$0.4	$—	$—	$6.4
Entergy New Orleans	$2.2	$0.1	$—	$—	$2.3
Entergy Texas	$4.1	$0.2	$—	$—	$4.3
System Energy	$478.4	$35.5	$102.3	$—	$616.2
Entergy Wholesale Commodities	$1,543.3	$125.3	$38.6	($9.0)	$1,698.2

The cumulative decommissioning and retirement cost liabilities and expenses recorded in 2012 by Entergy were as follows:

	Liabilities as of December 31, 2011	Accretion	Change in Cash Flow Estimate	Spending	Liabilities as of December 31, 2012
			(In Millions)
Utility:
Entergy Arkansas	$640.2	$40.5	$—	$—	$680.7
Entergy Gulf States Louisiana	$359.8	$21.0	$—	$—	$380.8
Entergy Louisiana	$345.8	$23.4	$48.9	$—	$418.1
Entergy Mississippi	$5.7	$0.3	$—	$—	$6.0
Entergy New Orleans	$2.9	$0.2	$—	($0.9)	$2.2
Entergy Texas	$3.9	$0.2	$—	$—	$4.1
System Energy	$445.4	$33.0	$—	$—	$478.4
Entergy Wholesale Commodities	$1,492.9	$119.4	($58.5)	($10.5)	$1,543.3

Entergy periodically reviews and updates estimated decommissioning costs.  The actual decommissioning costs may vary from the estimates because of regulatory requirements, changes in technology, and increased costs of labor, materials, and equipment.  As described below, during 2013 and 2012 Entergy updated decommissioning cost estimates for certain nuclear power plants.

In the first quarter 2013, Entergy Wholesale Commodities recorded a revision to its estimated decommissioning cost liability for a nuclear site as a result of a revised decommissioning cost study. The revised estimate resulted in a $46.6 million reduction in the decommissioning cost liability, along with a corresponding reduction in the related asset retirement cost asset.

In the third quarter 2013, Entergy Wholesale Commodities recorded a revision to its estimated decommissioning cost liability for Vermont Yankee as a result of a revised decommissioning cost study. The revised estimate resulted in a $58 million increase in the decommissioning cost liability, along with a corresponding increase in the related asset retirement cost asset. The increase in the estimated decommissioning cost liability resulted from the change in expectation regarding the timing of decommissioning cash flows due to the decision to cease operations of the plant. The asset retirement cost asset was included in the carrying value used to write down Vermont Yankee and related

Entergy Corporation and Subsidiaries
Notes to Financial Statements

assets to their fair values in third quarter 2013.  See Note 1 to the financial statements for further discussion of the resulting impairment charge recorded in third quarter 2013.

In the fourth quarter 2013, System Energy recorded a revision to its estimated decommissioning cost liability for Grand Gulf as a result of a revised decommissioning cost study.  The revised estimate resulted in a $102.3 million increase in its decommissioning liability, along with a corresponding increase in the related asset retirement cost asset that will be depreciated over the remaining life of the unit.

In the fourth quarter 2013, Entergy Louisiana recorded a revision to its estimated decommissioning cost liability for Waterford 3 as a result of a revised decommissioning cost study. The revised estimate resulted in a $39.4 million increase in its decommissioning cost liability, along with a corresponding increase in the related asset retirement cost asset that will be depreciated over the remaining life of the unit.

In the fourth quarter 2013, Entergy Wholesale Commodities recorded a revision to its estimated decommissioning cost liability for Vermont Yankee. As a result of the settlement agreement regarding the remaining operation and decommissioning of Vermont Yankee, Entergy reassessed its assumptions regarding the timing of decommissioning cash flows. The reassessment resulted in a $27.2 million increase in the decommissioning cost liability and a corresponding impairment charge, which will not result in future cash expenditures. See Note 1 to the financial statements for further discussion of the Vermont Yankee plant.

Assuming the end of Vermont Yankee operations in the fourth quarter 2014, the amount required to meet the NRC minimum for decommissioning financial assurance for license termination is $569.1 million. The Vermont Yankee decommissioning trust had a balance of approximately $612.1 million as of December 31, 2013, excluding the $40 million guarantee by Entergy Corporation to satisfy NRC requirements following the 2009 review of financial assurance levels. Filings with the NRC for planned shutdown activities will determine whether any other financial assurance may be required.

In the second quarter 2012, Entergy Louisiana recorded a revision to its estimated decommissioning cost liability for Waterford 3 as a result of a revised decommissioning cost study.  The revised estimate resulted in a $48.9 million increase in its decommissioning cost liability, along with a corresponding increase in the related asset retirement costs asset that will be depreciated over the remaining life of the unit.

In the second quarter 2012, Entergy Wholesale Commodities recorded a reduction of $60.6 million in the estimated decommissioning cost liability for a plant as a result of a revised decommissioning cost study.  The revised estimate resulted in a credit to decommissioning expense of $49 million, reflecting the excess of the reduction in the liability over the amount of the undepreciated asset retirement costs asset.

In the fourth quarter of 2011, Entergy Wholesale Commodities recorded a reduction of $34.1 million in the decommissioning cost liability for a plant as a result of a revised decommissioning cost study obtained to comply with a state regulatory requirement.  The revised cost study resulted in a change in the undiscounted cash flows and a credit to decommissioning expense of $34.1 million, reflecting the excess of the reduction in the liability over the amount of undepreciated assets.

For the Indian Point 3 and FitzPatrick plants purchased in 2000, NYPA retained the decommissioning trusts and the decommissioning liabilities.  NYPA and Entergy subsidiaries executed decommissioning agreements, which specify their decommissioning obligations.  NYPA has the rights to require the Entergy subsidiaries to assume each of the decommissioning liabilities provided that it assigns the corresponding decommissioning trust, up to a specified level, to the Entergy subsidiaries.  If the decommissioning liabilities are retained by NYPA, the Entergy subsidiaries will perform the decommissioning of the plants at a price equal to the lesser of a pre-specified level or the amount in the decommissioning trusts.  Entergy recorded an asset, which is $572.6 million as of December 31, 2013, representing its estimate of the present value of the difference between the stipulated contract amount for decommissioning the plants less the decommissioning costs estimated in independent decommissioning cost studies.  The asset is increased

Entergy Corporation and Subsidiaries
Notes to Financial Statements

by monthly accretion based on the applicable discount rate necessary to ultimately provide for the estimated future value of the decommissioning contract.  The monthly accretion is recorded as interest income.

Entergy maintains decommissioning trust funds that are committed to meeting its obligations for the costs of decommissioning the nuclear power plants.  The fair values of the decommissioning trust funds and the related asset retirement obligation regulatory assets (liabilities) of Entergy as of December 31, 2013 are as follows:

	Decommissioning Trust Fair Values	Regulatory Asset (Liability)
	(In Millions)
Utility:
ANO 1 and ANO 2	$710.9	$219.1
River Bend	$573.7	($28.7)
Waterford 3	$347.3	$128.5
Grand Gulf	$603.9	$60.8
Entergy Wholesale Commodities	$2,667.3	$—

Entergy maintains decommissioning trust funds that are committed to meeting its obligations for the costs of decommissioning the nuclear power plants. The fair values of the decommissioning trust funds and the related asset retirement obligation regulatory assets (liabilities) of Entergy as of December 31, 2012 are as follows:

	Decommissioning Trust Fair Values	Regulatory Asset (Liability)
	(In Millions)
Utility:
ANO 1 and ANO 2	$600.6	$204.0
River Bend	$477.4	($1.7)
Waterford 3	$287.4	$126.7
Grand Gulf	$490.6	$58.9
Entergy Wholesale Commodities	$2,334.1	$—

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 10.   LEASES  (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

General

As of December 31, 2013, Entergy had capital leases and non-cancelable operating leases for equipment, buildings, vehicles, and fuel storage facilities (excluding nuclear fuel leases and the Grand Gulf and Waterford 3 sale and leaseback transactions) with minimum lease payments as follows:

Year	Operating Leases	Capital Leases
	(In Thousands)
2014	$106,175	$4,694
2015	89,999	4,615
2016	64,758	4,457
2017	46,731	4,457
2018	36,778	3,672
Years thereafter	111,484	30,551
Minimum lease payments	455,925	52,446
Less: Amount representing interest		18,135
Present value of net minimum lease payments		$34,311

Total rental expenses for all leases (excluding nuclear fuel leases and the Grand Gulf and Waterford 3 sale and leaseback transactions) amounted to $63.7 million in 2013, $69.9 million in 2012, and $75.3 million in 2011.

As of December 31, 2013, the Registrant Subsidiaries had capital leases and non-cancelable operating leases for equipment, buildings, vehicles, and fuel storage facilities (excluding nuclear fuel leases and the sale and leaseback transactions) with minimum lease payments as follows:

Capital Leases

Year	Entergy Arkansas	Entergy Mississippi
	(In Thousands)
2014	$237	$1,570
2015	158	1,570
2016	—	1,570
2017	—	1,570
2018	—	785
Years thereafter	—	—
Minimum lease payments	395	7,065
Less: Amount representing interest	216	1,081
Present value of net minimum lease payments	$179	$5,984

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Operating Leases

Year	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
2014	$32,124	$19,735	$11,398	$7,155	$2,121	$6,442
2015	33,069	10,294	9,825	6,162	2,083	5,620
2016	17,999	9,551	6,574	4,379	1,720	4,487
2017	11,019	8,547	4,580	2,992	1,300	3,318
2018	6,669	7,753	3,078	2,300	883	2,681
Years thereafter	3,908	34,981	3,706	4,306	1,988	2,356
Minimum lease payments	$104,788	$90,861	$39,161	$27,294	$10,095	$24,904

Rental Expenses

Year	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Millions)
2013	$12.0	$10.9	$10.1	$4.6	$1.3	$4.1	$2.5
2012	$12.6	$11.9	$11.2	$5.5	$1.5	$6.4	$1.5
2011	$13.4	$12.2	$12.2	$5.2	$1.7	$8.4	$1.6

In addition to the above rental expense, railcar operating lease payments and oil tank facilities lease payments are recorded in fuel expense in accordance with regulatory treatment.  Railcar operating lease payments were $8.6 million in 2013, $8.5 million in 2012, and $8.3 million in 2011 for Entergy Arkansas and $2.2 million in 2013, $1.7 million in 2012, and $2.0 million in 2011 for Entergy Gulf States Louisiana.  Oil tank facilities lease payments for Entergy Mississippi were $3.4 million in 2013, $3.4 million in 2012, and $3.4 million in 2011.

Sale and Leaseback Transactions

Waterford 3 Lease Obligations

In 1989, in three separate but substantially identical transactions, Entergy Louisiana sold and leased back undivided interests in Waterford 3 for the aggregate sum of $353.6 million.  The leases expire in July 2017.  At the end of the lease terms, Entergy Louisiana has the option to repurchase the leased interests in Waterford 3 at fair market value or to renew the leases for either fair market value or, under certain conditions, a fixed rate.  In the event that Entergy Louisiana does not renew or purchase the interests, Entergy Louisiana would surrender such interests and their associated entitlement of Waterford 3’s capacity and energy.

Entergy Louisiana issued $208.2 million of non-interest bearing first mortgage bonds as collateral for the equity portion of certain amounts payable under the leases.

Upon the occurrence of certain events, Entergy Louisiana may be obligated to assume the outstanding bonds used to finance the purchase of the interests in the unit and to pay an amount sufficient to withdraw from the lease transaction.  Such events include lease events of default, events of loss, deemed loss events, or certain adverse “Financial Events.”  “Financial Events” include, among other things, failure by Entergy Louisiana, following the expiration of any applicable grace or cure period, to maintain (i) total equity capital (including preferred membership interests) at least equal to 30% of adjusted capitalization, or (ii) a fixed charge coverage ratio of at least 1.50 computed on a rolling 12 month basis.  As of December 31, 2013, Entergy Louisiana was in compliance with these provisions.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

As of December 31, 2013, Entergy Louisiana had future minimum lease payments (reflecting an overall implicit rate of 7.45%) in connection with the Waterford 3 sale and leaseback transactions, which are recorded as long-term debt, as follows:

Amount
(In Thousands)

2014	$31,036
2015	28,827
2016	16,938
2017	106,335
2018	—
Years thereafter	—
Total	183,136
Less: Amount representing interest	34,420
Present value of net minimum lease payments	$148,716

Grand Gulf Lease Obligations

In 1988, in two separate but substantially identical transactions, System Energy sold and leased back undivided ownership interests in Grand Gulf for the aggregate sum of $500 million.  The initial term of the leases expire in July 2015.  In December 2013, System Energy exercised its options to renew the leases for fair market value with a renewal term for one lease expiring in July 2018 and the renewal term of the other lease expiring in July 2036. At the end of the lease renewal terms, System Energy has the option to repurchase the leased interests in Grand Gulf or renew the leases at fair market value.  In the event that System Energy does not renew or purchase the interests, System Energy would surrender such interests and their associated entitlement of Grand Gulf’s capacity and energy.

System Energy is required to report the sale-leaseback as a financing transaction in its financial statements.  For financial reporting purposes, System Energy expenses the interest portion of the lease obligation and the plant depreciation.  However, operating revenues include the recovery of the lease payments because the transactions are accounted for as a sale and leaseback for ratemaking purposes.  Consistent with a recommendation contained in a FERC audit report, System Energy initially recorded as a net regulatory asset the difference between the recovery of the lease payments and the amounts expensed for interest and depreciation and continues to record this difference as a regulatory asset or liability on an ongoing basis, resulting in a zero net balance for the regulatory asset at the end of the lease term.  The amount was a net regulatory liability of $61.6 million and $27.8 million as of December 31, 2013 and 2012, respectively.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

As of December 31, 2013, System Energy had future minimum lease payments (reflecting an implicit rate of 5.13%), which are recorded as long-term debt, as follows:

Amount
(In Thousands)

2014	$51,637
2015	52,253
2016	13,750
2017	13,750
2018	13,750
Years thereafter	247,500
Total	392,640
Less: Amount representing interest	295,226
Present value of net minimum lease payments	$97,414

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 11.  RETIREMENT, OTHER POSTRETIREMENT BENEFITS, AND DEFINED CONTRIBUTION PLANS  (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Qualified Pension Plans

Entergy has seven qualified pension plans covering substantially all employees: “Entergy Corporation Retirement Plan for Non-Bargaining Employees,” “Entergy Corporation Retirement Plan for Bargaining Employees,” “Entergy Corporation Retirement Plan II for Non-Bargaining Employees,” “Entergy Corporation Retirement Plan II for Bargaining Employees,” “Entergy Corporation Retirement Plan III,” “Entergy Corporation Retirement Plan IV for Non-Bargaining Employees,” and “Entergy Corporation Retirement Plan IV for Bargaining Employees.”  The Registrant Subsidiaries participate in two of these plans: “Entergy Corporation Retirement Plan for Non-Bargaining Employees” and “Entergy Corporation Retirement Plan for Bargaining Employees.”  Except for the Entergy Corporation Retirement Plan III, the pension plans are noncontributory and provide pension benefits that are based on employees’ credited service and compensation during the final years before retirement.  The Entergy Corporation Retirement Plan III includes a mandatory employee contribution of 3% of earnings during the first 10 years of plan participation, and allows voluntary contributions from 1% to 10% of earnings for a limited group of employees.

The assets of the seven qualified pension plans are held in a master trust established by Entergy.  Each pension plan has an undivided beneficial interest in each of the investment accounts of the master trust that is maintained by a trustee.  Use of the master trust permits the commingling of the trust assets of the pension plans of Entergy Corporation and its Registrant Subsidiaries for investment and administrative purposes.  Although assets are commingled in the master trust, the trustee maintains supporting records for the purpose of allocating the equity in net earnings (loss) and the administrative expenses of the investment accounts to the various participating pension plans.  The fair value of the trust assets is determined by the trustee and certain investment managers.  The trustee calculates a daily earnings factor, including realized and unrealized gains or losses, collected and accrued income, and administrative expenses, and allocates earnings to each plan in the master trust on a pro rata basis.

Further, within each pension plan, the record of each Registrant Subsidiary’s beneficial interest in the plan assets is maintained by the plan’s actuary and is updated quarterly.  Assets for each Registrant Subsidiary are increased for investment income and contributions, and decreased for benefit payments.  A plan’s investment net income/(loss) (i.e. interest and dividends, realized gains and losses and expenses) is allocated to the Registrant Subsidiaries participating in that plan based on the value of assets for each Registrant Subsidiary at the beginning of the quarter adjusted for contributions and benefit payments made during the quarter.

Entergy Corporation and its subsidiaries fund pension costs in accordance with contribution guidelines established by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.  The assets of the plans include common and preferred stocks, fixed-income securities, interest in a money market fund, and insurance contracts.  The Registrant Subsidiaries’ pension costs are recovered from customers as a component of cost of service in each of their respective jurisdictions.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Components of Qualified Net Pension Cost and Other Amounts Recognized as a Regulatory Asset and/or Accumulated Other Comprehensive Income (AOCI)

Entergy Corporation and its subsidiaries’ total 2013, 2012, and 2011 qualified pension costs and amounts recognized as a regulatory asset and/or other comprehensive income, including amounts capitalized, included the following components:

	2013	2012	2011
	(In Thousands)
Net periodic pension cost:
Service cost - benefits earned during the period	$172,280	$150,763	$121,961
Interest cost on projected benefit obligation	263,296	260,929	236,992
Expected return on assets	(328,227)	(317,423)	(301,276)
Amortization of prior service cost	2,125	2,733	3,350
Recognized net loss	213,194	167,279	92,977
Curtailment loss	16,318	—	—
Special termination benefit	13,139	—	—
Net periodic pension costs	$352,125	$264,281	$154,004
Other changes in plan assets and benefit obligations recognized as a regulatory asset and/or AOCI (before tax)
Arising this period:
Net (gain)/loss	($894,150)	$552,303	$1,045,624
Amounts reclassified from regulatory asset and/or AOCI to net periodic pension cost in the current year:
Amortization of prior service cost	(2,125)	(2,733)	(3,350)
Acceleration of prior service cost to curtailment	(1,307)	—	—
Amortization of net loss	(213,194)	(167,279)	(92,977)
Total	(1,110,776)	382,291	949,297
Total recognized as net periodic pension (income)/cost, regulatory asset, and/or AOCI (before tax)	($758,651)	$646,572	$1,103,301
Estimated amortization amounts from regulatory asset and/or AOCI to net periodic cost in the following year:
Prior service cost	$1,600	$2,268	$2,733
Net loss	$146,958	$219,805	$169,064

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The Registrant Subsidiaries’ total 2013, 2012, and 2011 qualified pension costs and amounts recognized as a regulatory asset and/or other comprehensive income, including amounts capitalized, for their employees included the following components:

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Net periodic pension cost:
Service cost - benefits earned during the period	$25,229	$14,258	$17,044	$7,295	$3,264	$6,475	$7,242
Interest cost on projected benefit obligation	54,473	26,741	34,857	15,802	7,462	16,303	12,170
Expected return on assets	(66,951)	(34,982)	(41,948)	(21,139)	(9,117)	(22,277)	(17,249)
Amortization of prior service cost	23	9	83	10	2	6	9
Recognized net loss	49,517	23,374	34,107	13,189	7,878	13,302	9,560
Curtailment loss	4,938	805	3,542	767	343	1,559	—
Special termination benefit	1,784	808	1,631	359	581	855	1,970
Net pension cost	$69,013	$31,013	$49,316	$16,283	$10,413	$16,223	$13,702
Other changes in plan assets and benefit obligations recognized as a regulatory asset and/or AOCI (before tax)
Arising this period:
Net gain	($177,105)	($98,610)	($123,234)	($52,525)	($25,419)	($55,772)	($35,511)
Amounts reclassified from regulatory asset and/or AOCI to net periodic pension cost in the current year:
Amortization of prior service cost	(23)	(9)	(83)	(10)	(2)	(6)	(9)
Amortization of net loss	(49,517)	(23,374)	(34,107)	(13,189)	(7,878)	(13,302)	(9,560)
Total	($226,645)	($121,993)	($157,424)	($65,724)	($33,299)	($69,080)	($45,080)
Total recognized as net periodic pension income regulatory asset, and/or AOCI (before tax)	($157,632)	($90,980)	($108,108)	($49,441)	($22,886)	($52,857)	($31,378)
Estimated amortization amounts from regulatory asset and/or AOCI to net periodic cost in the following year
Prior service cost	$—	$—	$—	$—	$—	$—	$2
Net loss	$35,984	$15,935	$24,360	$9,421	$5,802	$9,363	$9,510

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Net periodic pension cost:
Service cost - benefits earned during the period	$22,169	$12,273	$14,675	$6,410	$2,824	$5,684	$5,920
Interest cost on projected benefit obligation	55,686	25,679	35,201	16,279	7,608	16,823	12,987
Expected return on assets	(65,763)	(34,370)	(40,836)	(20,945)	(8,860)	(22,325)	(16,436)
Amortization of prior service cost	200	19	208	30	7	15	13
Recognized net loss	40,772	16,173	28,197	10,532	6,878	10,179	9,001
Net pension cost	$53,064	$19,774	$37,445	$12,306	$8,457	$10,376	$11,485
Other changes in plan assets and benefit obligations recognized as a regulatory asset and/or AOCI (before tax)
Arising this period:
Net loss	$105,133	$77,207	$76,163	$27,106	$14,282	$28,745	$10,266
Amounts reclassified from regulatory asset and/or AOCI to net periodic pension cost in the current year:
Amortization of prior service cost	(200)	(19)	(208)	(30)	(7)	(15)	(13)
Amortization of net loss	(40,772)	(16,173)	(28,197)	(10,532)	(6,878)	(10,179)	(9,001)
Total	$64,161	$61,015	$47,758	$16,544	$7,397	$18,551	$1,252
Total recognized as net periodic pension cost, regulatory asset, and/or AOCI (before tax)	$117,225	$80,789	$85,203	$28,850	$15,854	$28,927	$12,737
Estimated amortization amounts from regulatory asset and/or AOCI to net periodic cost in the following year
Prior service cost	$23	$9	$83	$10	$2	$6	$10
Net loss	$50,175	$23,731	$34,906	$13,375	$8,046	$13,494	$9,717

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2011	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Net periodic pension cost:
Service cost - benefits earned during the period	$18,072	$9,848	$11,543	$5,308	$2,242	$4,788	$4,941
Interest cost on projected benefit obligation	51,965	23,713	32,636	15,637	7,050	15,971	11,758
Expected return on assets	(62,434)	(33,358)	(38,866)	(20,152)	(8,455)	(22,005)	(15,138)
Amortization of prior service cost	459	79	280	152	35	65	16
Recognized net loss	25,681	9,118	17,990	6,717	4,666	5,579	5,284
Net pension cost	$33,743	$9,400	$23,583	$7,662	$5,538	$4,398	$6,861
Other changes in plan assets and benefit obligations recognized as a regulatory asset and/or AOCI (before tax)
Arising this period:
Net loss	$217,989	$102,329	$137,100	$56,714	$29,297	$64,662	$52,876
Amounts reclassified from regulatory asset and/or AOCI to net periodic pension cost in the current year:
Amortization of prior service cost	(459)	(79)	(280)	(152)	(35)	(65)	(16)
Amortization of net loss	(25,681)	(9,118)	(17,990)	(6,717)	(4,666)	(5,579)	(5,284)
Total	$191,849	$93,132	$118,830	$49,845	$24,596	$59,018	$47,576
Total recognized as net periodic pension cost, regulatory asset, and/or AOCI (before tax)	$225,592	$102,532	$142,413	$57,507	$30,134	$63,416	$54,437
Estimated amortization amounts from regulatory asset and/or AOCI to net periodic cost in the following year
Prior service cost	$200	$19	$208	$30	$7	$15	$13
Net loss	$41,309	$16,295	$28,486	$10,667	$6,935	$10,261	$9,135

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Qualified Pension Obligations, Plan Assets, Funded Status, Amounts Recognized in the Balance Sheet for Entergy Corporation and its Subsidiaries as of December 31, 2013 and 2012

	December 31,
	2013	2012
	(In Thousands)
Change in Projected Benefit Obligation (PBO)
Balance at beginning of year	$6,096,639	$5,187,635
Service cost	172,280	150,763
Interest cost	263,296	260,929
Curtailment	15,011	—
Special termination benefit	13,139	—
Actuarial (gain)/loss	(571,990)	693,017
Employee contributions	598	789
Benefits paid	(217,974)	(196,494)
Balance at end of year	$5,770,999	$6,096,639
Change in Plan Assets
Fair value of assets at beginning of year	$3,832,860	$3,399,916
Actual return on plan assets	650,386	458,137
Employer contributions	163,367	170,512
Employee contributions	598	789
Benefits paid	(217,974)	(196,494)
Fair value of assets at end of year	$4,429,237	$3,832,860
Funded status	($1,341,762)	($2,263,779)
Amount recognized in the balance sheet
Non-current liabilities	($1,341,762)	($2,263,779)
Amount recognized as a regulatory asset
Prior service cost	$5,027	$308
Net loss	1,494,117	2,352,234
	$1,499,144	$2,352,542
Amount recognized as AOCI (before tax)
Prior service cost	$1,292	$9,444
Net loss	383,920	633,146
	$385,212	$642,590

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Qualified Pension Obligations, Plan Assets, Funded Status, and Amounts Recognized in the Balance Sheet for the Registrant Subsidiaries as of December 31, 2013 and 2012

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Change in Projected Benefit Obligation (PBO)
Balance at beginning of year	$1,274,886	$623,068	$817,745	$369,852	$174,585	$382,176	$282,841
Service cost	25,229	14,258	17,044	7,295	3,264	6,475	7,242
Interest cost	54,473	26,741	34,857	15,802	7,462	16,303	12,170
Curtailment	4,938	805	3,542	767	343	1,559	—
Special termination benefit	1,784	808	1,631	359	581	855	1,970
Actuarial gain	(110,943)	(64,119)	(80,794)	(31,684)	(16,276)	(33,792)	(23,882)
Benefits paid	(57,727)	(21,699)	(32,675)	(16,567)	(6,252)	(17,496)	(9,552)
Balance at end of year	$1,192,640	$579,862	$761,350	$345,824	$163,707	$356,080	$270,789
Change in Plan Assets
Fair value of assets at beginning of year	$785,527	$409,971	$489,027	$248,272	$106,778	$262,110	$168,697
Actual return on plan assets	133,113	69,473	84,388	41,980	18,259	44,257	28,878
Employer contributions	35,382	11,550	21,152	8,152	4,175	6,880	8,305
Benefits paid	(57,727)	(21,699)	(32,675)	(16,567)	(6,252)	(17,496)	(9,552)
Fair value of assets at end of year	$896,295	$469,295	$561,892	$281,837	$122,960	$295,751	$196,328
Funded status	($296,345)	($110,567)	($199,458)	($63,987)	($40,747)	($60,329)	($74,461)
Amounts recognized in the balance sheet (funded status)
Non-current liabilities	($296,345)	($110,567)	($199,458)	($63,987)	($40,747)	($60,329)	($74,461)
Amounts recognized as regulatory asset
Prior service credit	$—	$—	($1)	$—	$—	$—	($4)
Net loss	457,485	178,990	299,740	120,290	69,856	120,619	121,327
	$457,485	$178,990	$299,739	$120,290	$69,856	$120,619	$121,323
Amounts recognized as AOCI (before tax)
Net loss	—	25,437	—	—	—	—	—
	$—	$25,437	$—	$—	$—	$—	$—

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Change in Projected Benefit Obligation (PBO)
Balance at beginning of year	$1,116,572	$512,432	$704,748	$326,377	$151,966	$337,669	$258,268
Service cost	22,169	12,273	14,675	6,410	2,824	5,684	5,920
Interest cost	55,686	25,679	35,201	16,279	7,608	16,823	12,987
Actuarial loss	134,691	92,275	93,817	36,329	18,000	38,328	13,691
Benefits paid	(54,232)	(19,591)	(30,696)	(15,543)	(5,813)	(16,328)	(8,025)
Balance at end of year	$1,274,886	$623,068	$817,745	$369,852	$174,585	$382,176	$282,841
Change in Plan Assets
Fair value of assets at beginning of year	$707,275	$366,555	$432,418	$223,981	$94,202	$237,438	$147,091
Actual return on plan assets	95,321	49,438	58,489	30,169	12,578	31,909	19,860
Employer contributions	37,163	13,569	28,816	9,665	5,811	9,091	9,771
Benefits paid	(54,232)	(19,591)	(30,696)	(15,543)	(5,813)	(16,328)	(8,025)
Fair value of assets at end of year	$785,527	$409,971	$489,027	$248,272	$106,778	$262,110	$168,697
Funded status	($489,359)	($213,097)	($328,718)	($121,580)	($67,807)	($120,066)	($114,144)
Amounts recognized in the balance sheet (funded status)
Non-current liabilities	($489,359)	($213,097)	($328,718)	($121,580)	($67,807)	($120,066)	($114,144)
Amounts recognized as regulatory asset
Prior service cost	$23	$8	$83	$10	$2	$7	$6
Net loss	683,790	283,847	456,800	185,903	103,072	189,589	166,276
	$683,813	$283,855	$456,883	$185,913	$103,074	$189,596	$166,282
Amounts recognized as AOCI (before tax)
Prior service cost	$—	$1	$—	$—	$—	$—	$—
Net loss	—	42,414	—	—	—	—	—
	$—	$42,415	$—	$—	$—	$—	$—

Other Postretirement Benefits

Entergy also currently provides health care and life insurance benefits for retired employees.  Substantially all employees may become eligible for these benefits if they reach retirement age and meet certain eligibility requirements while still working for Entergy.  Entergy uses a December 31 measurement date for its postretirement benefit plans.

Effective January 1, 1993, Entergy adopted an accounting standard requiring a change from a cash method to an accrual method of accounting for postretirement benefits other than pensions.  At January 1, 1993, the actuarially determined accumulated postretirement benefit obligation (APBO) earned by retirees and active employees was estimated to be approximately $241.4 million for Entergy (other than the former Entergy Gulf States) and $128 million for the former Entergy Gulf States (now split into Entergy Gulf States Louisiana and Entergy Texas).  Such obligations were being amortized over a 20-year period that began in 1993 and ended in 2012.  For the most part, the Registrant Subsidiaries

Entergy Corporation and Subsidiaries
Notes to Financial Statements

recover accrued other postretirement benefit costs from customers and are required to contribute the other postretirement benefits collected in rates to an external trust.

Entergy Arkansas, Entergy Mississippi, Entergy New Orleans, and Entergy Texas have received regulatory approval to recover accrued other postretirement benefit costs through rates.  Entergy Arkansas began recovery in 1998, pursuant to an APSC order.  This order also allowed Entergy Arkansas to amortize a regulatory asset (representing the difference between other postretirement benefit costs and cash expenditures for other postretirement benefits incurred from 1993 through 1997) over a 15-year period that began in January 1998 and ended in December 2012.

The LPSC ordered Entergy Gulf States Louisiana and Entergy Louisiana to continue the use of the pay-as-you-go method for ratemaking purposes for postretirement benefits other than pensions.  However, the LPSC retains the flexibility to examine individual companies’ accounting for other postretirement benefits to determine if special exceptions to this order are warranted.

Pursuant to regulatory directives, Entergy Arkansas, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy contribute the other postretirement benefit costs collected in rates into external trusts.  System Energy is funding, on behalf of Entergy Operations, other postretirement benefits associated with Grand Gulf.

Trust assets contributed by participating Registrant Subsidiaries are in bank-administered master trusts, established by Entergy Corporation and maintained by a trustee.  Each participating Registrant Subsidiary holds a beneficial interest in the trusts’ assets.  The assets in the master trusts are commingled for investment and administrative purposes.  Although assets are commingled, supporting records are maintained for the purpose of allocating the beneficial interest in net earnings/(losses) and the administrative expenses of the investment accounts to the various participating plans and participating Registrant Subsidiaries. Beneficial interest in an investment account’s net income/(loss) is comprised of interest and dividends, realized and unrealized gains and losses, and expenses.  Beneficial interest from these investments is allocated to the plans and participating Registrant Subsidiary based on their portion of net assets in the pooled accounts.

Other postretirement benefit changes

In December 2013, Entergy announced changes to its other postretirement benefits which include, among other things, elimination of other postretirement benefits for employees hired or rehired after June 30, 2014 and setting a dollar limit cap on Entergy's contribution to retiree medical costs, effective 2019 for those employees who commence their Entergy retirement benefits on or after January 1, 2015. In accordance with accounting standards, certain of the other postretirement benefit changes have been reflected in the December 31, 2013 other postretirement obligation. The changes affecting active bargaining unit employees will be negotiated with the unions prior to implementation, where necessary, and to the extent required by law.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Components of Net Other Postretirement Benefit Cost and Other Amounts Recognized as a Regulatory Asset and/or AOCI

Entergy Corporation’s and its subsidiaries’ total 2013, 2012, and 2011 other postretirement benefit costs, including amounts capitalized and amounts recognized as a regulatory asset and/or other comprehensive income, included the following components:

	2013	2012	2011
	(In Thousands)
Other post retirement costs:
Service cost - benefits earned during the period	$74,654	$68,883	$59,340
Interest cost on APBO	79,453	82,561	74,522
Expected return on assets	(40,323)	(34,503)	(29,477)
Amortization of transition obligation	—	3,177	3,183
Amortization of prior service credit	(14,904)	(18,163)	(14,070)
Recognized net loss	44,178	36,448	21,192
Curtailment loss	12,729	—	—
Net other postretirement benefit cost	$155,787	$138,403	$114,690
Other changes in plan assets and benefit obligations recognized as a regulatory asset and /or AOCI (before tax)
Arising this period:
Prior service credit for period	($116,571)	$—	($29,507)
Net (gain)/loss	(405,976)	92,584	236,594
Amounts reclassified from regulatory asset and /or AOCI to net periodic benefit cost in the current year:
Amortization of transition obligation	—	(3,177)	(3,183)
Amortization of prior service credit	14,904	18,163	14,070
Acceleration of prior service credit due to curtailment	1,989	—	—
Amortization of net loss	(44,178)	(36,448)	(21,192)
Total	($549,832)	$71,122	$196,782
Total recognized as net periodic benefit cost, regulatory asset, and/or AOCI (before tax)	($394,045)	$209,525	$311,472
Estimated amortization amounts from regulatory asset and/or AOCI to net periodic benefit cost in the following year
Transition obligation	$—	$—	$3,177
Prior service credit	($31,589)	($13,336)	($18,163)
Net loss	$11,197	$45,217	$43,127

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total 2013, 2012, and 2011 other postretirement benefit costs of the Registrant Subsidiaries, including amounts capitalized and deferred, for their employees included the following components:

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Other postretirement costs:
Service cost - benefits earned during the period	$9,619	$7,910	$8,541	$3,246	$1,752	$3,760	$3,580
Interest cost on APBO	13,545	8,964	9,410	4,289	3,135	6,076	2,945
Expected return on assets	(16,843)	—	—	(5,335)	(4,101)	(9,391)	(3,350)
Amortization of prior credit	(689)	(942)	(508)	(204)	(24)	(501)	(126)
Recognized net loss	7,976	4,598	5,050	2,534	1,509	3,744	1,896
Curtailment loss	4,517	1,546	1,848	596	354	1,436	760
Net other postretirement benefit cost	$18,125	$22,076	$24,341	$5,126	$2,625	$5,124	$5,705
Other changes in plan assets and benefit obligations recognized as a regulatory asset and/or AOCI (before tax)
Arising this period:
Prior service credit for the period	($11,617)	($8,705)	($18,844)	($4,714)	($4,469)	($5,359)	($4,591)
Net loss	($81,236)	($40,938)	($43,743)	($30,018)	($18,508)	($34,562)	($17,579)
Amounts reclassified from regulatory asset and/or AOCI to net periodic pension cost in the current year:
Amortization of prior service credit	689	942	508	204	24	501	126
Acceleration of prior service credit/(cost) due to curtailment	78	91	41	20	(4)	62	9
Amortization of net loss	(7,976)	(4,598)	(5,050)	(2,534)	(1,509)	(3,744)	(1,896)
Total	($100,062)	($53,208)	($67,088)	($37,042)	($24,466)	($43,102)	($23,931)
Total recognized as net periodic other postretirement cost, regulatory asset, and/or AOCI (before tax)	($81,937)	($31,132)	($42,747)	($31,916)	($21,841)	($37,978)	($18,226)
Estimated amortization amounts from regulatory asset and/or AOCI to net periodic cost in the following year
Prior service credit	($2,441)	($2,236)	($3,376)	($918)	($709)	($1,301)	($824)
Net loss	$1,267	$1,212	$1,511	$149	$56	$800	$464

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Other postretirement costs:
Service cost - benefits earned during the period	$9,089	$7,521	$7,796	$3,093	$1,689	$3,651	$3,293
Interest cost on APBO	14,452	9,590	9,781	4,716	3,422	6,650	3,028
Expected return on assets	(14,029)	—	—	(4,521)	(3,711)	(8,415)	(2,601)
Amortization of transition obligation	820	238	382	351	1,189	187	8
Amortization of prior cost/(credit)	(530)	(824)	(247)	(139)	38	(428)	(63)
Recognized net loss	8,305	4,737	4,359	2,920	1,559	4,320	1,970
Net other postretirement benefit cost	$18,107	$21,262	$22,071	$6,420	$4,186	$5,965	$5,635
Other changes in plan assets and benefit obligations recognized as a regulatory asset and/or AOCI (before tax)
Arising this period:
Net loss	$9,066	$5,818	$16,215	$271	$2,260	$191	$2,043
Amounts reclassified from regulatory asset and/or AOCI to net periodic pension cost in the current year:
Amortization of transition obligation	(820)	(238)	(382)	(351)	(1,189)	(187)	(8)
Amortization of prior service (cost)/credit	530	824	247	139	(38)	428	63
Amortization of net loss	(8,305)	(4,737)	(4,359)	(2,920)	(1,559)	(4,320)	(1,970)
Total	$471	$1,667	$11,721	($2,861)	($526)	($3,888)	$128
Total recognized as net periodic other postretirement cost, regulatory asset, and/or AOCI (before tax)	$18,578	$22,929	$33,792	$3,559	$3,660	$2,077	$5,763
Estimated amortization amounts from regulatory asset and/or AOCI to net periodic cost in the following year
Prior service cost/(credit)	($530)	($824)	($247)	($139)	$38	($428)	($62)
Net loss	$8,163	$4,693	$5,149	$2,650	$1,587	$3,905	$1,915

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2011	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Other postretirement costs:
Service cost - benefits earned during the period	$8,053	$6,158	$6,540	$2,632	$1,448	$3,074	$2,642
Interest cost on APBO	13,742	8,298	8,767	4,370	3,225	5,945	2,666
Expected return on assets	(11,528)	—	—	(3,906)	(3,200)	(7,496)	(2,115)
Amortization of transition obligation	821	239	383	352	1,190	187	9
Amortization of prior service cost/(credit)	(530)	(824)	(247)	(139)	38	(428)	(589)
Recognized net loss	6,436	2,896	2,793	2,160	968	2,803	1,477
Net other postretirement benefit cost	$16,994	$16,767	$18,236	$5,469	$3,669	$4,085	$4,090
Other changes in plan assets and benefit obligations recognized as a regulatory asset and/or AOCI (before tax)
Arising this period:
Net (gain)/loss	$32,241	$28,721	$24,837	$12,598	$8,946	$23,125	$8,499
Amounts reclassified from regulatory asset and/or AOCI to net periodic pension cost in the current year:
Amortization of transition obligation	(821)	(239)	(383)	(352)	(1,190)	(187)	(9)
Amortization of prior service (cost)/credit	530	824	247	139	(38)	428	589
Amortization of net loss	(6,436)	(2,896)	(2,793)	(2,160)	(968)	(2,803)	(1,477)
Total	$25,514	$26,410	$21,908	$10,225	$6,750	$20,563	$7,602
Total recognized as net periodic other postretirement cost, regulatory asset, and/or AOCI (before tax)	$42,508	$43,177	$40,144	$15,694	$10,419	$24,648	$11,692
Estimated amortization amounts from regulatory asset and/or AOCI to net periodic cost in the following year
Transition obligation	$820	$238	$382	$351	$1,189	$187	$8
Prior service cost/(credit)	($530)	($824)	($247)	($139)	$38	($428)	($63)
Net loss	$8,365	$4,778	$4,398	$2,926	$1,562	$4,329	$1,994

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Other Postretirement Benefit Obligations, Plan Assets, Funded Status, and Amounts Not Yet Recognized and Recognized in the Balance Sheet of Entergy Corporation and its Subsidiaries as of December 31, 2013 and 2012

	December 31,
	2013	2012
	(In Thousands)
Change in APBO
Balance at beginning of year	$1,846,922	$1,652,369
Service cost	74,654	68,883
Interest cost	79,453	82,561
Plan amendments	(116,571)	—
Curtailment	14,718	—
Plan participant contributions	19,141	18,102
Actuarial (gain)/loss	(370,004)	102,833
Benefits paid	(89,713)	(83,825)
Medicare Part D subsidy received	3,310	5,999
Balance at end of year	$1,461,910	$1,846,922
Change in Plan Assets
Fair value of assets at beginning of year	$488,448	$427,172
Actual return on plan assets	76,314	44,752
Employer contributions	75,660	82,247
Plan participant contributions	19,141	18,102
Benefits paid	(89,713)	(83,825)
Fair value of assets at end of year	$569,850	$488,448
Funded status	($892,060)	($1,358,474)
Amounts recognized in the balance sheet
Current liabilities	($40,602)	($33,813)
Non-current liabilities	(851,458)	(1,324,661)
Total funded status	($892,060)	($1,358,474)
Amounts recognized as a regulatory asset
Prior service credit	(93,332)	(5,307)
Net loss	165,270	367,519
	$71,938	$362,212
Amounts recognized as AOCI (before tax)
Prior service credit	(60,988)	(49,335)
Net loss	107,996	355,900
	$47,008	$306,565

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Other Postretirement Benefit Obligations, Plan Assets, Funded Status, and Amounts Not Yet Recognized and Recognized in the Balance Sheets of the Registrant Subsidiaries as of December 31, 2013 and 2012

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Change in APBO
Balance at beginning of year	$315,308	$207,987	$220,017	$100,508	$74,200	$142,114	$67,934
Service cost	9,619	7,910	8,541	3,246	1,752	3,760	3,580
Interest cost	13,545	8,964	9,410	4,289	3,135	6,076	2,945
Plan amendments	(11,617)	(8,705)	(18,844)	(4,714)	(4,469)	(5,359)	(4,591)
Curtailment	4,595	1,637	1,889	616	350	1,498	769
Plan participant contributions	4,564	1,998	2,509	1,292	915	1,498	860
Actuarial gain	(67,253)	(40,941)	(43,747)	(25,527)	(13,739)	(26,048)	(14,639)
Benefits paid	(18,764)	(8,958)	(11,524)	(5,416)	(4,464)	(8,455)	(3,912)
Medicare Part D subsidy received	737	410	513	245	194	334	105
Balance at end of year	$250,734	$170,302	$168,764	$74,539	$57,874	$115,418	$53,051
Change in Plan Assets
Fair value of assets at beginning of year	$194,018	$—	$—	$62,951	$58,651	$115,824	$39,474
Actual return on plan assets	30,830	—	—	9,826	8,870	17,905	6,292
Employer contributions	21,015	6,960	9,015	4,785	2,567	4,846	5,387
Plan participant contributions	4,564	1,998	2,509	1,292	915	1,498	860
Benefits paid	(18,764)	(8,958)	(11,524)	(5,416)	(4,464)	(8,455)	(3,912)
Fair value of assets at end of year	$231,663	$—	$—	$73,438	$66,539	$131,618	$48,101
Funded status	($19,071)	($170,302)	($168,764)	($1,101)	$8,665	$16,200	($4,950)
Amounts recognized in the balance sheet
Current liabilities	$—	($8,803)	($10,249)	$—	$—	$—	$—
Non-current liabilities	(19,071)	(161,499)	(158,515)	(1,101)	8,665	16,200	(4,950)
Total funded status	($19,071)	($170,302)	($168,764)	($1,101)	$8,665	$16,200	($4,950)
Amounts recognized in regulatory asset
Prior service cost/(credit)	($12,996)	$—	$—	($5,056)	($4,335)	($6,505)	($4,702)
Net loss	40,272	—	—	9,304	6,485	22,772	10,297
	$27,276	$—	$—	$4,248	$2,150	$16,267	$5,595
Amounts recognized in AOCI (before tax)
Prior service credit	$—	($10,359)	($19,390)	$—	$—	$—	$—
Net loss	—	31,577	35,001	—	—	—	—
	$—	$21,218	$15,611	$—	$—	$—	$—

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Change in APBO
Balance at beginning of year	$290,613	$191,877	$196,352	$94,570	$69,316	$133,602	$60,526
Service cost	9,089	7,521	7,796	3,093	1,689	3,651	3,293
Interest cost	14,452	9,590	9,781	4,716	3,422	6,650	3,028
Plan participant contributions	4,440	1,945	2,725	1,269	742	1,526	820
Actuarial loss	13,256	5,818	16,215	1,625	3,240	2,645	2,861
Benefits paid	(17,873)	(9,543)	(13,760)	(5,199)	(4,605)	(6,604)	(2,764)
Medicare Part D subsidy received	1,331	779	908	434	396	644	170
Balance at end of year	$315,308	$207,987	$220,017	$100,508	$74,200	$142,114	$67,934
Change in Plan Assets
Fair value of assets at beginning of year	$164,846	$—	$—	$54,452	$53,418	$105,181	$32,012
Actual return on plan assets	18,219	—	—	5,874	4,691	10,869	3,419
Employer contributions	24,386	7,598	11,035	6,555	4,405	4,852	5,987
Plan participant contributions	4,440	1,945	2,725	1,269	742	1,526	820
Benefits paid	(17,873)	(9,543)	(13,760)	(5,199)	(4,605)	(6,604)	(2,764)
Fair value of assets at end of year	$194,018	$—	$—	$62,951	$58,651	$115,824	$39,474
Funded status	($121,290)	($207,987)	($220,017)	($37,557)	($15,549)	($26,290)	($28,460)
Amounts recognized in the balance sheet
Current liabilities	$—	($7,546)	($9,152)	$—	$—	$—	$—
Non-current liabilities	(121,290)	(200,441)	(210,865)	(37,557)	(15,549)	(26,290)	(28,460)
Total funded status	($121,290)	($207,987)	($220,017)	($37,557)	($15,549)	($26,290)	($28,460)
Amounts recognized in regulatory asset
Prior service cost/(credit)	($2,146)	$—	$—	($566)	$114	($1,709)	($246)
Net loss	129,484	—	—	41,855	26,502	61,077	29,773
	$127,338	$—	$—	$41,289	$26,616	$59,368	$29,527
Amounts recognized in AOCI (before tax)
Prior service credit	$—	($2,687)	($1,095)	$—	$—	$—	$—
Net loss	—	77,113	83,795	—	—	—	—
	$—	$74,426	$82,700	$—	$—	$—	$—

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Non-Qualified Pension Plans

Entergy also sponsors non-qualified, non-contributory defined benefit pension plans that provide benefits to certain key employees.  Entergy recognized net periodic pension cost related to these plans of $54.5 million in 2013, $26.5 million in 2012, and $24.0 million in 2011.  In 2013, 2012, and 2011 Entergy recognized $33.0 million, $6.3 million, and $4.6 million, respectively in settlement charges related to the payment of lump sum benefits out of the plan that is included in the non-qualified pension plan cost above.  The projected benefit obligation was $154.3 million and $199.3 million as of December 31, 2013 and 2012, respectively.  The accumulated benefit obligation was $131.4 million and $180.6 million as of December 31, 2013 and 2012, respectively.

Entergy’s non-qualified, non-current pension liability at December 31, 2013 and 2012 was $127.5 million and $137.2 million, respectively; and its current liability was $26.8 million and $62.1 million, respectively.  The unamortized transition asset, prior service cost and net loss are recognized in regulatory assets ($59.1 million at December 31, 2013 and $81.2 million at December 31, 2012) and accumulated other comprehensive income before taxes ($26.1 million at December 31, 2013 and $32.5 million at December 31, 2012).

The Registrant Subsidiaries (except System Energy) participate in Entergy’s non-qualified, non-contributory defined benefit pension plans that provide benefits to certain key employees.  The net periodic pension cost for their employees for the non-qualified plans for 2013, 2012, and 2011, was as follows:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
2013	$448	$151	$12	$192	$92	$1,001
2012	$464	$158	$12	$183	$79	$648
2011	$498	$167	$14	$190	$65	$763

Included in the 2013 net periodic pension cost above are settlement charges of $415 thousand for Entergy Texas related to the lump sum benefits paid out of the plan.  Included in the 2012 net periodic pension cost above are settlement charges of $38 thousand for Entergy Arkansas related to the lump sum benefits paid out of the plan.  Included in the 2011 net periodic pension cost above are settlement charges of $41 thousand for Entergy Arkansas related to the lump sum benefits paid out of the plan.

The projected benefit obligation for their employees for the non-qualified plans as of December 31, 2013 and 2012 was as follows:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
2013	$4,162	$2,511	$50	$1,752	$434	$7,910
2012	$4,323	$2,909	$116	$1,841	$457	$9,732

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The accumulated benefit obligation for their employees for the non-qualified plans as of December 31, 2013 and 2012 was as follows:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
2013	$3,765	$2,510	$50	$1,528	$387	$7,496
2012	$3,856	$2,899	$116	$1,590	$427	$9,127

The following amounts were recorded on the balance sheet as of December 31, 2013 and 2012:

2013	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
Current liabilities	($367)	($262)	($6)	($118)	($20)	($786)
Non-current liabilities	(3,795)	(2,249)	(44)	(1,634)	(414)	(7,124)
Total funded status	($4,162)	($2,511)	($50)	($1,752)	($434)	($7,910)
Regulatory asset/(liability)	$1,979	$422	($87)	$637	($18)	($1,631)
Accumulated other comprehensive income (before taxes)	$—	$57	$—	$—	$—	$—

2012	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
Current liabilities	($209)	($257)	($17)	($118)	($25)	($853)
Non-current liabilities	(4,114)	(2,652)	(99)	(1,723)	(432)	(8,879)
Total funded status	($4,323)	($2,909)	($116)	($1,841)	($457)	($9,732)
Regulatory asset/(liability)	$2,359	$679	($29)	$800	$88	($465)
Accumulated other comprehensive income (before taxes)	$—	$102	$—	$—	$—	$—

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Reclassification out of Accumulated Other Comprehensive Income

Entergy and the Registrant Subsidiaries reclassified the following costs out of accumulated other comprehensive income (before taxes and including amounts capitalized) as of December 31, 2013:

	Qualified Pension Costs	Other Postretirement Costs	Non-Qualified Pension Costs	Total
	(In Thousands)
Entergy
Amortization of prior service cost	($1,866)	$12,925	($503)	$10,556
Acceleration of prior service cost due to curtailment	(1,304)	1,797	(178)	315
Amortization of loss	(43,971)	(21,590)	(2,569)	(68,130)
Settlement loss	—	—	(11,612)	(11,612)
	($47,141)	($6,868)	($14,862)	($68,871)
Entergy Gulf States Louisiana
Amortization of prior service cost	($1)	$942	$—	$941
Acceleration of prior service cost due to curtailment	—	91	—	91
Amortization of loss	(3,039)	(4,598)	(7)	(7,644)
	($3,040)	($3,565)	($7)	($6,612)
Entergy Louisiana
Amortization of prior service cost	$—	$508	$—	$508
Acceleration of prior service cost due to curtailment	—	41	—	41
Amortization of loss	—	(5,050)	—	(5,050)
	$—	($4,501)	$—	($4,501)

Accounting for Pension and Other Postretirement Benefits

Accounting standards require an employer to recognize in its balance sheet the funded status of its benefit plans.  This is measured as the difference between plan assets at fair value and the benefit obligation.  Entergy uses a December 31 measurement date for its pension and other postretirement plans.  Employers are to record previously unrecognized gains and losses, prior service costs, and any remaining transition asset or obligation (that resulted from adopting prior pension and other postretirement benefits accounting standards) as comprehensive income and/or as a regulatory asset reflective of the recovery mechanism for pension and other postretirement benefit costs in the Registrant Subsidiaries’ respective regulatory jurisdictions.  For the portion of Entergy Gulf States Louisiana that is not regulated, the unrecognized prior service cost, gains and losses, and transition asset/obligation for its pension and other postretirement benefit obligations are recorded as other comprehensive income.  Entergy Gulf States Louisiana and Entergy Louisiana recover other postretirement benefit costs on a pay as you go basis and record the unrecognized prior service cost, gains and losses, and transition obligation for its other postretirement benefit obligation as other comprehensive income.  Accounting standards also requires that changes in the funded status be recorded as other comprehensive income and/or a regulatory asset in the period in which the changes occur.

With regard to pension and other postretirement costs, Entergy calculates the expected return on pension and other postretirement benefit plan assets by multiplying the long-term expected rate of return on assets by the market-related value (MRV) of plan assets.  Entergy determines the MRV of pension plan assets by calculating a value that uses a 20-quarter phase-in of the difference between actual and expected returns.  For other postretirement benefit plan assets Entergy uses fair value when determining MRV.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Qualified Pension and Other Postretirement Plans’ Assets

The Plan Administrator’s trust asset investment strategy is to invest the assets in a manner whereby long-term earnings on the assets (plus cash contributions) provide adequate funding for retiree benefit payments.  The mix of assets is based on an optimization study that identifies asset allocation targets in order to achieve the maximum return for an acceptable level of risk, while minimizing the expected contributions and pension and postretirement expense.

In the optimization studies, the Plan Administrator formulates assumptions about characteristics, such as expected asset class investment returns, volatility (risk), and correlation coefficients among the various asset classes.  The future market assumptions used in the optimization study are determined by examining historical market characteristics of the various asset classes, and making adjustments to reflect future conditions expected to prevail over the study period. Target asset allocations adjust dynamically based on the funded status of the pension plans.  The following targets and ranges were established to produce an acceptable, economically efficient plan to manage around the targets.  The target asset allocation range below for pension shows the ranges within which the allocation may adjust based on funded status, with the expectation that the allocation to fixed income securities will increase as the pension funded status increases.  The target and range asset allocation for postretirement assets reflects changes made in 2012 as recommended in the latest optimization study

Entergy’s qualified pension and postretirement weighted-average asset allocations by asset category at December 31, 2013 and 2012 and the target asset allocation and ranges are as follows:

Pension Asset Allocation	Target	Range			Actual 2013	Actual 2012
Domestic Equity Securities	45%	34%	to	53%	46%	44%
International Equity Securities	20%	16%	to	24%	20%	20%
Fixed Income Securities	35%	31%	to	41%	33%	35%
Other	0%	0%	to	10%	1%	1%

Postretirement Asset Allocation	Non-Taxable						Taxable
	Target	Range			Actual 2013	Actual 2012	Target	Range			Actual 2013	Actual 2012
Domestic Equity Securities	39%	34%	to	44%	40%	38%	39%	34%	to	44%	39%	39%
International Equity Securities	26%	21%	to	31%	26%	28%	26%	21%	to	31%	27%	27%
Fixed Income Securities	35%	30%	to	40%	34%	34%	35%	30%	to	40%	34%	34%
Other	0%	0%	to	5%	0%	0%	0%	0%	to	5%	0%	0%

In determining its expected long-term rate of return on plan assets used in the calculation of benefit plan costs, Entergy reviews past performance, current and expected future asset allocations, and capital market assumptions of its investment consultant and investment managers.

The expected long-term rate of return for the qualified pension plans’ assets is based primarily on the geometric average of the historical annual performance of a representative portfolio weighted by the target asset allocation defined in the table above, along with other indications of expected return on current assets and expected return available for reinvestment.  The time period reflected is a long dated period spanning several decades.

The expected long-term rate of return for the non-taxable postretirement trust assets is determined using the same methodology described above for pension assets, but the asset allocation specific to the non-taxable postretirement assets is used.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

For the taxable postretirement trust assets, the investment allocation includes tax-exempt fixed income securities.  This asset allocation in combination with the same methodology employed to determine the expected return for other trust assets (as described above), with a modification to reflect applicable taxes, is used to produce the expected long-term rate of return for taxable postretirement trust assets.

Concentrations of Credit Risk

Entergy’s investment guidelines mandate the avoidance of risk concentrations.  Types of concentrations specified to be avoided include, but are not limited to, investment concentrations in a single entity, type of industry, foreign country, geographic area and individual security issuance.  As of December 31, 2013 all investment managers and assets were materially in compliance with the approved investment guidelines, therefore there were no significant concentrations (defined as greater than 10 percent of plan assets) of risk in Entergy’s pension and other postretirement benefit plan assets.

Fair Value Measurements

Accounting standards provide the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy are described below:

•
Level 1 - Level 1 inputs are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access at the measurement date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2 - Level 2 inputs are inputs other than quoted prices included in Level 1 that are, either directly or indirectly, observable for the asset or liability at the measurement date.  Assets are valued based on prices derived by an independent party that uses inputs such as benchmark yields, reported trades, broker/dealer quotes, and issuer spreads.  Prices are reviewed and can be challenged with the independent parties and/or overridden if it is believed such would be more reflective of fair value.  Level 2 inputs include the following:

-     quoted prices for similar assets or liabilities in active markets;
-     quoted prices for identical assets or liabilities in inactive markets;
-     inputs other than quoted prices that are observable for the asset or liability; or
-     inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If an asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

•	Level 3 - Level 3 refers to securities valued based on significant unobservable inputs.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The following tables set forth by level within the fair value hierarchy, measured at fair value on a recurring basis at December 31, 2013, and December 31, 2012, a summary of the investments held in the master trusts for Entergy’s qualified pension and other postretirement plans in which the Registrant Subsidiaries participate.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Qualified Pension Trust

2013	Level 1		Level 2		Level 3	Total
	(In Thousands)
Equity securities:
Corporate stocks:
Preferred	$6,847	(b)	$6,038	(a)	$—	$12,885
Common	915,996	(b)	—		—	915,996
Common collective trusts	—		1,753,958	(c)	—	1,753,958
Fixed income securities:
U.S. Government securities	180,718	(b)	152,915	(a)	—	333,633
Corporate debt instruments	—		464,652	(a)	—	464,652
Registered investment companies	316,863	(d)	486,748	(e)	—	803,611
Other	—		129,169	(f)	—	129,169
Other:
Insurance company general account (unallocated contracts)	—		36,886	(g)	—	36,886
Total investments	$1,420,424		$3,030,366		$—	$4,450,790
Cash						280
Other pending transactions						8,081
Less: Other postretirement assets included in total investments						(29,914)
Total fair value of qualified pension assets						$4,429,237

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Level 1		Level 2		Level 3	Total
	(In Thousands)
Equity securities:
Corporate stocks:
Preferred	$861	(b)	$5,906	(a)	$—	$6,767
Common	787,132	(b)	—		—	787,132
Common collective trusts	—		1,620,315	(c)	—	1,620,315
Fixed income securities:
U.S. Government securities	161,593	(b)	150,068	(a)	—	311,661
Corporate debt instruments	—		429,813	(a)	—	429,813
Registered investment companies	50,029	(d)	483,509	(e)	—	533,538
Other	—		111,001	(f)	—	111,001
Other:
Insurance company general account (unallocated contracts)	—		36,252	(g)	—	36,252
Total investments	$999,615		$2,836,864		$—	$3,836,479
Cash						571
Other pending transactions						4,594
Less: Other postretirement assets included in total investments						(8,784)
Total fair value of qualified pension assets						$3,832,860

Other Postretirement Trusts

2013	Level 1		Level 2		Level 3	Total
	(In Thousands)
Equity securities:
Common collective trust	$—		$356,700	(c)	$—	$356,700
Fixed income securities:
U.S. Government securities	40,808	(b)	43,471	(a)	—	84,279
Corporate debt instruments	—		50,563	(a)	—	50,563
Registered investment companies	4,163	(d)	—		—	4,163
Other	—		43,458	(f)	—	43,458
Total investments	$44,971		$494,192		$—	$539,163
Other pending transactions						773
Plus: Other postretirement assets included in the investments of the qualified pension trust						29,914
Total fair value of other postretirement assets						$569,850

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Level 1		Level 2		Level 3	Total
	(In Thousands)
Equity securities:
Common collective trust	$—		$314,478	(c)	$—	$314,478
Fixed income securities:
U.S. Government securities	36,392	(b)	43,398	(a)	—	79,790
Corporate debt instruments	—		42,163	(a)	—	42,163
Registered investment companies	3,229	(d)	—		—	3,229
Other	—		39,846	(f)	—	39,846
Total investments	$39,621		$439,885		$—	$479,506
Other pending transactions						158
Plus: Other postretirement assets included in the investments of the qualified pension trust						8,784
Total fair value of other postretirement assets						$488,448

(a)	Certain preferred stocks and fixed income debt securities (corporate, government, and securitized) are stated at fair value as determined by broker quotes.

(b)	Common stocks, treasury notes and bonds, and certain preferred stocks and fixed income debt securities are stated at fair value determined by quoted market prices.

(c)
The common collective trusts hold investments in accordance with stated objectives.  The investment strategy of the trusts is to capture the growth potential of equity markets by replicating the performance of a specified index.  Net asset value per share of the common collective trusts estimate fair value.

(d)	The registered investment company is a money market mutual fund with a stable net asset value of one dollar per share.

(e)	The registered investment company holds investments in domestic and international bond markets and estimates fair value using net asset value per share.

(f)	The other remaining assets are U.S. municipal and foreign government bonds stated at fair value as determined by broker quotes.

(g)
The unallocated insurance contract investments are recorded at contract value, which approximates fair value.  The contract value represents contributions made under the contract, plus interest, less funds used to pay benefits and contract expenses, and less distributions to the master trust.

Accumulated Pension Benefit Obligation

The accumulated benefit obligation for Entergy’s qualified pension plans was $5.2 billion and $5.4 billion at December 31, 2013 and 2012, respectively.

The qualified pension accumulated benefit obligation for each of the Registrant Subsidiaries for their employees as of December 31, 2013 and 2012 was as follows:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	December 31,
	2013	2012
	(In Thousands)
Entergy Arkansas	$1,107,023	$1,161,448
Entergy Gulf States Louisiana	$530,974	$559,190
Entergy Louisiana	$697,945	$735,376
Entergy Mississippi	$318,941	$336,099
Entergy New Orleans	$150,239	$157,233
Entergy Texas	$332,484	$350,351
System Energy	$247,807	$251,378

Estimated Future Benefit Payments

Based upon the assumptions used to measure Entergy’s qualified pension and other postretirement benefit obligations at December 31, 2013, and including pension and other postretirement benefits attributable to estimated future employee service, Entergy expects that benefits to be paid and the Medicare Part D subsidies to be received over the next ten years for Entergy Corporation and its subsidiaries will be as follows:

	Estimated Future Benefits Payments
	Qualified Pension	Non-Qualified Pension	Other Postretirement (before Medicare Subsidy)	Estimated Future Medicare Subsidy Receipts
	(In Thousands)
Year(s)
2014	$232,876	$26,817	$84,038	$5,372
2015	$246,217	$11,687	$79,244	$426
2016	$261,255	$10,242	$80,842	$478
2017	$276,451	$10,522	$82,974	$536
2018	$293,163	$13,421	$87,575	$1,769
2019 - 2023	$1,773,632	$66,317	$485,409	$11,725

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Based upon the same assumptions, Entergy expects that benefits to be paid and the Medicare Part D subsidies to be received over the next ten years for the Registrant Subsidiaries for their employees will be as follows:

Estimated Future Qualified Pension Benefits Payments	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Year(s)
2014	$60,456	$23,039	$34,740	$16,920	$6,615	$18,583	$10,523
2015	$61,587	$24,260	$35,623	$17,669	$7,008	$19,137	$10,883
2016	$63,083	$25,556	$36,833	$18,515	$7,437	$19,744	$11,463
2017	$64,418	$27,111	$38,247	$19,298	$7,941	$20,402	$11,851
2018	$66,281	$28,962	$39,914	$20,237	$8,582	$21,140	$12,615
2019 - 2023	$375,976	$177,010	$229,821	$114,462	$51,610	$118,750	$77,880

Estimated Future Non-Qualified Pension Benefits Payments	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
Year(s)
2014	$367	$262	$6	$119	$20	$786
2015	$345	$240	$6	$115	$20	$701
2016	$299	$233	$6	$108	$20	$775
2017	$299	$279	$6	$105	$20	$690
2018	$279	$212	$5	$99	$19	$657
2019 - 2023	$1,916	$932	$21	$648	$223	$2,951

Estimated Future Other Postretirement Benefits Payments (before Medicare Part D Subsidy)	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Year(s)
2014	$17,122	$9,385	$10,967	$4,814	$5,044	$7,540	$2,858
2015	$15,513	$8,899	$10,049	$4,267	$4,475	$6,818	$2,783
2016	$15,523	$9,137	$10,162	$4,340	$4,448	$6,934	$2,786
2017	$15,554	$9,403	$10,289	$4,447	$4,423	$7,079	$2,875
2018	$15,987	$9,912	$10,796	$4,767	$4,502	$7,471	$2,984
2019 - 2023	$82,455	$55,934	$59,068	$25,819	$21,707	$40,067	$16,928

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Estimated Future Medicare Part D Subsidy	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Year(s)
2014	$1,241	$582	$718	$462	$387	$563	$130
2015	$68	$32	$39	$25	$20	$30	$8
2016	$74	$35	$43	$27	$20	$32	$9
2017	$81	$38	$46	$29	$21	$34	$10
2018	$354	$165	$199	$123	$85	$141	$51
2019 - 2023	$2,252	$1,061	$1,235	$742	$455	$816	$379

Contributions

Entergy currently expects to contribute approximately $400 million to its qualified pension plans and approximately $74.1 million to other postretirement plans in 2014.  The expected 2014 pension and other postretirement plan contributions of the Registrant Subsidiaries for their employees are shown below.  The required pension contributions will not be known with more certainty until the January 1, 2014 valuations are completed by April 1, 2014.

The Registrant Subsidiaries expect to contribute approximately the following to the qualified pension and other postretirement plans for their employees in 2014:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Pension Contributions	$93,591	$31,342	$52,885	$21,604	$10,482	$18,482	$21,257
Other Postretirement Contributions	$25,567	$9,385	$10,967	$—	$—	$4,645	$864

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Actuarial Assumptions

The significant actuarial assumptions used in determining the pension PBO and the other postretirement benefit APBO as of December 31, 2013, and 2012 were as follows:

	2013	2012
Weighted-average discount rate:
Qualified pension	5.04%-5.26% Blended 5.14%	4.31% - 4.50% Blended 4.36%
Other postretirement	5.05%	4.36%
Non-qualified pension	4.29%	3.37%
Weighted-average rate of increase in future compensation levels	4.23%	4.23%

The significant actuarial assumptions used in determining the net periodic pension and other postretirement benefit costs for 2013,  2012, and 2011 were as follows:

	2013	2012	2011
Weighted-average discount rate:
Qualified pension	4.31% - 4.50%	5.10% - 5.20%	5.60% - 5.70%
Other postretirement	4.36%	5.10%	5.50%
Non-qualified pension	3.37%	4.40%	4.90%
Weighted-average rate of increase in future compensation levels	4.23%	4.23%	4.23%
Expected long-term rate of return on plan assets:
Pension assets	8.50%	8.50%	8.50%
Other postretirement non-taxable assets	8.50%	8.50%	7.75%
Other postretirement taxable assets	6.50%	6.50%	5.50%

Entergy’s other postretirement benefit transition obligations were amortized over 20 years ending in 2012.

The assumed health care cost trend rate used in measuring Entergy’s December 31, 2013 APBO was 7.25% for pre-65 retirees and 7.00% for post-65 retirees for 2013, gradually decreasing each successive year until it reaches 4.75% in 2022 and beyond for both pre-65 and post-65 retirees. The assumed health care cost trend rate used in measuring Entergy’s 2013 Net Other Postretirement Benefit Cost was 7.50% for pre-65 retirees and 7.25% for post-65 retirees for 2013, gradually decreasing each successive year until it reaches 4.75% in 2022 and beyond for both pre-65 and post-65 retirees.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

A one percentage point change in the assumed health care cost trend rate for 2013 would have the following effects:

	1 Percentage Point Increase		1 Percentage Point Decrease
2013	Impact on the APBO	Impact on the sum of service costs and interest cost	Impact on the APBO	Impact on the sum of service costs and interest cost
	Increase /(Decrease) (In Thousands)
Entergy Corporation and its subsidiaries	$173,530	$23,366	($143,969)	($18,781)

A one percentage point change in the assumed health care cost trend rate for 2013 would have the following effects for the Registrant Subsidiaries for their employees:

	1 Percentage Point Increase		1 Percentage Point Decrease
2013	Impact on the APBO	Impact on the sum of service costs and interest cost	Impact on the APBO	Impact on the sum of service costs and interest cost
	Increase/(Decrease) (In Thousands)
Entergy Arkansas	$27,205	$3,275	($22,483)	($2,622)
Entergy Gulf States Louisiana	$21,873	$2,792	($17,958)	($2,219)
Entergy Louisiana	$18,025	$2,514	($15,012)	($2,031)
Entergy Mississippi	$8,235	$1,072	($6,819)	($858)
Entergy New Orleans	$4,995	$562	($4,242)	($461)
Entergy Texas	$13,439	$1,483	($11,170)	($1,189)
System Energy	$7,022	$1,064	($5,746)	($847)

Medicare Prescription Drug, Improvement and Modernization Act of 2003

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 became law.  The Act introduces a prescription drug benefit cost under Medicare (Part D), which started in 2006, as well as a federal subsidy to employers who provide a retiree prescription drug benefit that is at least actuarially equivalent to Medicare Part D.

The actuarially estimated effect of future Medicare subsidies reduced the December 31, 2013 and 2012 Accumulated Postretirement Benefit Obligation by $53.7 million and $316.6 million, respectively, and reduced the 2013, 2012, and 2011 other postretirement benefit cost by $25.4 million, $31.2 million, and $33.0 million, respectively.  In 2013, Entergy received $3.3 million in Medicare subsidies for prescription drug claims.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The actuarially estimated effect of future Medicare subsidies and the actual subsidies received for the Registrant Subsidiaries for their employees was as follows:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	Increase/(Decrease) In Thousands
Impact on 12/31/2013 APBO	($9,639)	($4,875)	($5,580)	($3,060)	($1,769)	($3,324)	($1,973)
Impact on 12/31/2012 APBO	($62,877)	($32,055)	($36,015)	($19,507)	($10,902)	($21,164)	($13,586)
Impact on 2013 other postretirement benefit cost	($4,732)	($2,988)	($3,025)	($1,503)	($729)	($1,045)	($1,093)
Impact on 2012 other postretirement benefit cost	($5,791)	($3,660)	($3,643)	($1,799)	($995)	($1,321)	($1,400)
Impact on 2011 other postretirement benefit cost	($6,309)	($3,923)	($3,889)	($2,016)	($1,170)	($1,528)	($1,403)
Medicare subsidies received in 2013	$737	$410	$513	$245	$194	$334	$105

Defined Contribution Plans

Entergy sponsors the Savings Plan of Entergy Corporation and Subsidiaries (System Savings Plan).  The System Savings Plan is a defined contribution plan covering eligible employees of Entergy and its subsidiaries. The employing Entergy subsidiary makes matching contributions for all non-bargaining and certain bargaining employees to the System Savings Plan in an amount equal to 70% of the participants’ basic contributions, up to 6% of their eligible earnings per pay period.  The 70% match is allocated to investments as directed by the employee.

Entergy also sponsors the Savings Plan of Entergy Corporation and Subsidiaries IV (established in 2002), the Savings Plan of Entergy Corporation and Subsidiaries VI (established in April 2007), and the Savings Plan of Entergy Corporation and Subsidiaries VII (established in April 2007) to which matching contributions are also made.  The plans are defined contribution plans that cover eligible employees, as defined by each plan, of Entergy and its subsidiaries.

Entergy’s subsidiaries’ contributions to defined contribution plans collectively were $44.5 million in 2013, $43.7 million in 2012, and $42.6 million in 2011.  The majority of the contributions were to the System Savings Plan.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The Registrant Subsidiaries’ 2013, 2012, and 2011 contributions to defined contribution plans for their employees were as follows:

Year	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
2013	$3,351	$1,906	$2,393	$1,954	$769	$1,616
2012	$3,223	$1,842	$2,327	$1,875	$740	$1,601
2011	$3,183	$1,804	$2,260	$1,894	$725	$1,613

NOTE 12.    STOCK-BASED COMPENSATION (Entergy Corporation)

Entergy grants stock options, restricted stock, performance units, and restricted unit awards to key employees of the Entergy subsidiaries under its Equity Ownership Plans which are shareholder-approved stock-based compensation plans.  The Equity Ownership Plan, as restated in February 2003 (2003 Plan), had 784,998 authorized shares remaining for long-term incentive and restricted unit awards as of December 31, 2013.  Effective January 1, 2007, Entergy’s shareholders approved the 2007 Equity Ownership and Long-Term Cash Incentive Plan (2007 Plan).  The maximum aggregate number of common shares that can be issued from the 2007 Plan for stock-based awards is 7,000,000 with no more than 2,000,000 available for non-option grants.  The 2007 Plan, which only applies to awards made on or after January 1, 2007, will expire after 10 years.  As of December 31, 2013, there were 1,099,255 authorized shares remaining for stock-based awards, all of which are available for non-option grants.  Effective May 6, 2011, Entergy’s shareholders approved the 2011 Equity Ownership and Long-Term Cash Incentive Plan (2011 Plan).  The maximum number of common shares that can be issued from the 2011 Plan for stock-based awards is 5,500,000 with no more than 2,000,000 available for incentive stock option grants.  The 2011 Plan, which only applies to awards made on or after May 6, 2011, will expire after 10 years.  As of December 31, 2013, there were 2,974,841 authorized shares remaining for stock-based awards, including 2,000,000 for incentive stock option grants.

Stock Options

Stock options are granted at exercise prices that equal the closing market price of Entergy Corporation common stock on the date of grant.  Generally, stock options granted will become exercisable in equal amounts on each of the first three anniversaries of the date of grant.  Unless they are forfeited previously under the terms of the grant, options expire ten years after the date of the grant if they are not exercised.

The following table includes financial information for stock options for each of the years presented:

	2013	2012	2011
	(In Millions)
Compensation expense included in Entergy’s Consolidated Net Income	$4.1	$7.7	$10.4
Tax benefit recognized in Entergy’s Consolidated Net Income	$1.6	$3.0	$4.0
Compensation cost capitalized as part of fixed assets and inventory	$0.7	$1.5	$2.0

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy determines the fair value of the stock option grants by considering factors such as lack of marketability, stock retention requirements, and regulatory restrictions on exercisability in accordance with accounting standards.  The stock option weighted-average assumptions used in determining the fair values are as follows:

	2013	2012	2011
Stock price volatility	24.61%	25.11%	24.25%
Expected term in years	6.69	6.55	6.64
Risk-free interest rate	1.31%	1.22%	2.70%
Dividend yield	4.75%	4.50%	4.20%
Dividend payment per share	$3.32	$3.32	$3.32

Stock price volatility is calculated based upon the daily public stock price volatility of Entergy Corporation common stock over a period equal to the expected term of the award.  The expected term of the options is based upon historical option exercises and the weighted average life of options when exercised and the estimated weighted average life of all vested but unexercised options.  In 2008, Entergy implemented stock ownership guidelines for its senior executive officers.  These guidelines require an executive officer to own shares of Entergy Corporation common stock equal to a specified multiple of his or her salary.  Until an executive officer achieves this ownership position the executive officer is required to retain 75% of the after-tax net profit upon exercise of the option to be held in Entergy Corporation common stock.  The reduction in fair value of the stock options due to this restriction is based upon an estimate of the call option value of the reinvested gain discounted to present value over the applicable reinvestment period.

A summary of stock option activity for the year ended December 31, 2013 and changes during the year are presented below:

	Number of Options	Weighted- Average Exercise Price	Aggregate Intrinsic Value	Weighted- Average Contractual Life
Options outstanding as of January 1, 2013	9,558,346	$79.77
Options granted	600,700	$64.60
Options exercised	(450,228)	$53.69
Options forfeited/expired	(68,969)	$78.38
Options outstanding as of December 31, 2013	9,639,849	$80.06	$—	4.5 years
Options exercisable as of December 31, 2013	8,782,153	$81.32	$—	5.2 years
Weighted-average grant-date fair value of options granted during 2013	$8.00

The weighted-average grant-date fair value of options granted during the year was $9.42 for 2012 and $11.48 for 2011.  The total intrinsic value of stock options exercised was $5.7 million during 2013, $39.8 million during 2012, and $29.6 million during 2011.  The intrinsic value, which has no effect on net income, of the stock options exercised is calculated by the difference in Entergy Corporation’s common stock price on the date of exercise and the exercise price of the stock options granted.  Because Entergy’s year-end stock price was less than the weighted average exercise price, the aggregate intrinsic value of outstanding stock options as of December 31, 2013 was zero.  The intrinsic value of “in the money” stock options is $2.9 million as of December 31, 2013.  Entergy recognizes compensation cost over the vesting period of the options based on their grant-date fair value.  The total fair value of options that vested was approximately $11 million during 2013, $11 million during 2012, and $16 million during 2011.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table summarizes information about stock options outstanding as of December 31, 2013:

			Options Outstanding			Options Exercisable
Range of			As of	Weighted-Avg. Remaining Contractual Life-Yrs.	Weighted Avg. Exercise Price	Number Exercisable as of	Weighted Avg. Exercise Price
Exercise Prices			12/31/2013			12/31/2013
$51	-	$64.99	1,205,581	0.6	$61.55	613,481	$58.60
$65	-	$78.90	5,341,851	5.3	$72.91	5,076,255	$72.93
$79	-	$91.99	1,621,817	4.1	$91.82	1,621,817	$91.82
$92	-	$108.20	1,470,600	5.1	$108.20	1,470,600	$108.20
$51	-	$108.20	9,639,849	4.5	$80.06	8,782,153	$81.32

Stock-based compensation cost related to non-vested stock options outstanding as of December 31, 2013 not yet recognized is approximately $5.0 million and is expected to be recognized over a weighted-average period of 1.70 years.

Restricted Stock Awards

In January 2013 the Board approved and Entergy granted 361,700 restricted stock awards under the 2011 Equity Ownership and Long-term Cash Incentive Plan.  The restricted stock awards were made effective as of January 31, 2013 and were valued at $64.60 per share, which was the closing price of Entergy Corporation’s common stock on that date.  One-third of the restricted stock awards will vest upon each anniversary of the grant date and are expensed ratably over the three year vesting period.  Shares of restricted stock have the same dividend and voting rights as other common stock and are considered issued and outstanding shares of Entergy upon vesting.

The following table includes financial information for restricted stock for each of the years presented:

	2013	2012	2011
	(In Millions)
Compensation expense included in Entergy’s Consolidated Net Income	$16.4	$11.4	$3.9
Tax benefit recognized in Entergy’s Consolidated Net Income	$6.3	$4.4	$1.5
Compensation cost capitalized as part of fixed assets and inventory	$2.6	$2.0	$0.7

Long-Term Performance Unit Program

Entergy grants long-term incentive awards earned under its stock benefit plans in the form of performance units, which are equal to the cash value of shares of Entergy Corporation common stock at the end of the performance period, which is the last trading day of the year.  Performance units will pay out to the extent that the performance conditions are satisfied.  In addition to the potential for equivalent share appreciation or depreciation, performance units will earn the cash equivalent of the dividends paid during the 3-year performance period applicable to each plan.  The costs of incentive awards are charged to income over the 3-year period.  Beginning with the 2012-2014 performance period, upon vesting, the performance units granted under the Long-Term Performance Unit Program will be settled in shares of Entergy common stock rather than cash.  In January 2013 the Board approved and Entergy granted 201,474 performance units under the 2011 Equity Ownership and Long-Term Cash Incentive Plan.  The performance units were made effective as of January 31, 2013, and were valued at $65.36 per share. Entergy considers factors, primarily market conditions, in determining the value of the performance units. Shares of the performance units have the same dividend and voting rights as other common stock, are considered issued and outstanding shares of Entergy upon vesting, and are expensed ratably over the 3-year vesting period.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table includes financial information for the long-term performance units for each of the years presented:

	2013	2012	2011
	(In Millions)
Fair value of long-term performance units as of December 31,	$11.1	$4.3	$7.3
Compensation expense included in Entergy’s Consolidated Net Income	$6.0	($5.0)	$0.7
Tax benefit (expense) recognized in Entergy’s Consolidated Net Income	$2.3	($1.9)	$0.3
Compensation cost capitalized as part of fixed assets and inventory	$0.9	($0.9)	$0.1

There was no payout in 2013 for the performance units granted in 2010 applicable to the 2010 – 2012 performance period.

Restricted Unit Awards

Entergy grants restricted unit awards earned under its stock benefit plans in the form of stock units that are subject to time-based restrictions.  The restricted units are equal to the cash value of shares of Entergy Corporation common stock at the time of vesting.  The costs of restricted unit awards are charged to income over the restricted period, which varies from grant to grant.  The average vesting period for restricted unit awards granted is 36 months.  As of December 31, 2013, there were 85,335 unvested restricted units that are expected to vest over an average period of 17 months.

The following table includes financial information for restricted unit awards for each of the years presented:

	2013	2012	2011
	(In Millions)
Fair value of restricted awards as of December 31,	$2.5	$3.0	$6.6
Compensation expense included in Entergy’s Consolidated Net Income	$1.4	$1.3	$3.7
Tax benefit recognized in Entergy’s Consolidated Net Income	$0.6	$0.5	$1.4
Compensation cost capitalized as part of fixed assets and inventory	$0.2	$0.2	$0.7

Entergy paid $2.1 million in 2013 for awards under the Restricted Units Awards Plan.

NOTE 13. BUSINESS SEGMENT INFORMATION  (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi,  Entergy New Orleans, Entergy Texas, and System Energy)

Entergy’s reportable segments as of December 31, 2013 are Utility and Entergy Wholesale Commodities.  Utility includes the generation, transmission, distribution, and sale of electric power in portions of Arkansas, Louisiana, Mississippi, and Texas, and natural gas utility service in portions of Louisiana.  Entergy Wholesale Commodities includes the ownership and operation of six nuclear power plants located in the northern United States and the sale of the electric power produced by those plants to wholesale customers.  Entergy Wholesale Commodities also includes the ownership of interests in non-nuclear power plants that sell the electric power produced by those plants to wholesale customers.  “All Other” includes the parent company, Entergy Corporation, and other business activity.

In the fourth quarter 2012, Entergy moved two subsidiaries from All Other to the Entergy Wholesale Commodities segment to improve the alignment of certain intercompany items and income tax activity.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy’s segment financial information is as follows:

2013	Utility	Entergy Wholesale Commodities*	All Other	Eliminations	Consolidated
	(In Thousands)
Operating revenues	$9,101,786	$2,312,758	$3,558	($27,155)	$11,390,947
Deprec., amort. & decomm.	$1,157,843	$341,163	$4,142	$—	$1,503,148
Interest and investment income	$186,724	$137,727	$24,179	($149,330)	$199,300
Interest expense	$509,173	$16,323	$122,291	($43,750)	$604,037
Income taxes	$365,917	($77,471)	($62,465)	$—	$225,981
Consolidated net income (loss)	$846,215	$42,976	($53,039)	($105,580)	$730,572
Total assets	$35,539,585	$9,696,705	($486,438)	($1,343,406)	$43,406,446
Investment in affiliates - at equity	$199	$40,151	$—	$—	$40,350
Cash paid for long-lived asset additions	$2,268,083	$626,322	$49	$—	$2,894,454

2012	Utility	Entergy Wholesale Commodities*	All Other	Eliminations	Consolidated
	(In Thousands)
Operating revenues	$8,005,091	$2,326,309	$4,048	($33,369)	$10,302,079
Deprec., amort. & decomm.	$1,076,845	$248,143	$4,357	$—	$1,329,345
Interest and investment income	$150,292	$105,062	$30,656	($158,234)	$127,776
Interest expense	$476,485	$17,900	$126,913	($52,014)	$569,284
Income taxes	$49,340	$61,329	($79,814)	$—	$30,855
Consolidated net income (loss)	$960,322	$40,427	($26,167)	($106,219)	$868,363
Total assets	$35,438,130	$9,623,345	($509,985)	($1,348,988)	$43,202,502
Investment in affiliates - at equity	$199	$46,539	$—	$—	$46,738
Cash paid for long-lived asset additions	$3,182,695	$577,652	$619	$—	$3,760,966

2011	Utility	Entergy Wholesale Commodities*	All Other	Eliminations	Consolidated
	(In Thousands)
Operating revenues	$8,841,828	$2,413,773	$4,157	($30,685)	$11,229,073
Deprec., amort. & decomm.	$1,027,597	$260,643	$4,557	$—	$1,292,797
Interest and investment income	$158,737	$99,762	$16,368	($145,873)	$128,994
Interest expense	$455,739	$33,067	$60,113	($35,292)	$513,627
Income taxes	$27,311	$176,286	$82,666	$—	$286,263
Consolidated net income	$1,123,866	$491,846	($137,760)	($110,580)	$1,367,372
Total assets	$32,734,549	$9,796,529	$228,691	($2,058,070)	$40,701,699
Investment in affiliates - at equity	$199	$44,677	$—	$—	$44,876
Cash paid for long-lived asset additions	$2,351,913	$1,048,146	($402)	$—	$3,399,657

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Businesses marked with * are sometimes referred to as the “competitive businesses.”  Eliminations are primarily intersegment activity.  Almost all of Entergy’s goodwill is related to the Utility segment.

Earnings were negatively affected in 2013 by expenses of approximately $110 million ($70 million after-tax), including approximately $85 million ($55 million after-tax) for Utility and $25 million ($15 million after-tax) for Entergy Wholesale Commodities, recorded in connection with a strategic imperative intended to optimize the organization through a process known as human capital management. In July 2013 management completed a comprehensive review of Entergy’s organization design and processes. This effort resulted in a new internal organization structure, which resulted in the elimination of approximately 800 employee positions. The restructuring costs associated with this phase of human capital management included implementation costs, severance expenses, benefits-related costs, including pension curtailment losses and special termination benefits, and impairments of corporate property, plant, and equipment. The implementation costs, severance costs, and benefits-related costs are included in "Other operation and maintenance" in the consolidated income statements. The property, plant, and equipment impairments are included in "Asset impairment and related charges" in the consolidated income statements. Total restructuring charges in 2013 were comprised of the following:

	Restructuring Costs	Paid In Cash	Non-Cash Portion	Remaining Accrual
	(In Millions)
Implementation costs	$19	$19	$—	$—
Severance costs	45	6	—	39
Benefits-related costs	26	—	26	—
Property, plant, and equipment impairments	20	—	20	—
Total	$110	$25	$46	$39

Geographic Areas

For the years ended December 31, 2013, 2012, and 2011, the amount of revenue Entergy derived from outside of the United States was insignificant.  As of December 31, 2013 and 2012, Entergy had no long-lived assets located outside of the United States.

Registrant Subsidiaries

Each of the Registrant Subsidiaries has one reportable segment, which is an integrated utility business, except for System Energy, which is an electricity generation business.  Each of the Registrant Subsidiaries’ operations is managed on an integrated basis by that company because of the substantial effect of cost-based rates and regulatory oversight on the business process, cost structures, and operating results.

NOTE 14.  EQUITY METHOD INVESTMENTS (Entergy Corporation)

As of December 31, 2013, Entergy owns investments in the following companies that it accounts for under the equity method of accounting:

Investment	Ownership		Description

RS Cogen LLC	50%	member interest	Co-generation project that produces power and steam on an industrial and merchant basis in the Lake Charles, Louisiana area.

Top Deer	50%	member interest	Wind-powered electric generation joint venture.
Following is a reconciliation of Entergy’s investments in equity affiliates:

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	2013	2012	2011
	(In Thousands)
Beginning of year	$46,738	$44,876	$40,697
Income (loss) from the investments	(1,702)	1,162	(88)
Dispositions and other adjustments	(4,686)	700	4,267
End of year	$40,350	$46,738	$44,876

Transactions with equity method investees

Entergy Gulf States Louisiana purchased approximately $3.2 million, $2.8 million, and $41.1 million of electricity generated from Entergy’s share of RS Cogen in 2013, 2012, and 2011, respectively.  Entergy’s operating transactions with its other equity method investees were not significant in 2013, 2012, or 2011.

NOTE 15.  ACQUISITIONS AND DISPOSITIONS (Entergy Corporation, Entergy Arkansas, Entergy Louisiana, and Entergy Mississippi)

Acquisitions

Hot Spring Energy Facility

In November 2012, Entergy Arkansas purchased the Hot Spring Energy Facility, a 620 MW combined-cycle natural gas turbine unit located in Malvern, Arkansas, from KGen Hot Spring LLC for approximately $253 million.  The FERC and the APSC approved the transaction.

Hinds Energy Facility

In November 2012, Entergy Mississippi purchased the Hinds Energy Facility, a 450 MW combined-cycle natural gas turbine unit located in Jackson, Mississippi, from KGen Hinds LLC for approximately $206 million.  The FERC and the MPSC approved the transaction.

Acadia

In April 2011, Entergy Louisiana purchased Unit 2 of the Acadia Energy Center, a 580 MW generating unit located near Eunice, Louisiana, from an independent power producer.  The Acadia Energy Center, which entered commercial service in 2002, consists of two combined-cycle gas-fired generating units, each nominally rated at 580 MW.  Entergy Louisiana purchased 100 percent of Acadia Unit 2 and a 50 percent ownership interest in the facility’s common assets for approximately $300 million.  In a separate transaction, Cleco Power acquired Acadia Unit 1 and the other 50 percent interest in the facility’s common assets.  Cleco Power will serve as operator for the entire facility.  The FERC and the LPSC approved the transaction.

Rhode Island State Energy Center

In December 2011 a subsidiary in the Entergy Wholesale Commodities business segment purchased the Rhode Island State Energy Center, a 583 MW natural gas-fired combined-cycle generating plant located in Johnston, Rhode Island, from a subsidiary of NextEra Energy Resources, for approximately $346 million.  The Rhode Island State Energy Center began commercial operation in 2002.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Palisades Purchased Power Agreement

Entergy’s purchase of the Palisades plant in 2007 included a unit-contingent, 15-year purchased power agreement (PPA) with Consumers Energy for 100% of the plant’s output, excluding any future uprates.  Prices under the PPA range from $43.50/MWh in 2007 to $61.50/MWh in 2022, and the average price under the PPA is $51/MWh.  For the PPA, which was at below-market prices at the time of the acquisition, Entergy will amortize a liability to revenue over the life of the agreement.  The amount that will be amortized each period is based upon the difference between the present value calculated at the date of acquisition of each year’s difference between revenue under the agreement and revenue based on estimated market prices.  Amounts amortized to revenue were $18 million in 2013, $17 million in 2012, and $43 million in 2011.  The amounts to be amortized to revenue for the next five years will be $16 million in 2014, $15 million for 2015, $13 million for 2016, $12 million for 2017, and $8 million for 2018.

NYPA Value Sharing Agreements

Entergy’s purchase of the FitzPatrick and Indian Point 3 plants from NYPA included value sharing agreements with NYPA.  In October 2007, Entergy subsidiaries and NYPA amended and restated the value sharing agreements to clarify and amend certain provisions of the original terms.  Under the amended value sharing agreements, Entergy subsidiaries will make annual payments to NYPA based on the generation output of the Indian Point 3 and FitzPatrick plants from January 2007 through December 2014.  Entergy subsidiaries will pay NYPA $6.59 per MWh for power sold from Indian Point 3, up to an annual cap of $48 million, and $3.91 per MWh for power sold from FitzPatrick, up to an annual cap of $24 million.  The annual payment for each year’s output is due by January 15 of the following year.  Entergy will record the liability for payments to NYPA as power is generated and sold by Indian Point 3 and FitzPatrick.  An amount equal to the liability will be recorded to the plant asset account as contingent purchase price consideration for the plants.  In 2013, 2012, and 2011, Entergy Wholesale Commodities recorded approximately $72 million as plant for generation during each of those years.  This amount will be depreciated over the expected remaining useful life of the plants.

Dispositions

In November 2013, Entergy sold Entergy Solutions District Energy, a business wholly-owned by Entergy in the Entergy Wholesale Commodities segment that owns and operates district energy assets serving the business districts in Houston and New Orleans. Entergy sold Entergy Solutions District Energy for $140 million and realized a pre-tax gain of $44 million on the sale.

NOTE 16.  RISK MANAGEMENT AND FAIR VALUES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi,  Entergy New Orleans, Entergy Texas, and System Energy)

Market Risk

In the normal course of business, Entergy is exposed to a number of market risks. Market risk is the potential loss that Entergy may incur as a result of changes in the market or fair value of a particular instrument or commodity. All financial and commodity-related instruments, including derivatives, are subject to market risk including commodity price risk, equity price and interest rate risk. Entergy uses derivatives primarily to mitigate commodity price risk, particularly power price and fuel price risk.

The Utility has limited exposure to the effects of market risk because it operates primarily under cost-based rate regulation. To the extent approved by their retail regulators, the Utility operating companies hedge the exposure to price volatility inherent in their purchased power, fuel, and gas purchased for resale costs that are recovered from customers.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

As a wholesale generator, Entergy Wholesale Commodities’s core business is selling energy, measured in MWh, to its customers. Entergy Wholesale Commodities enters into forward contracts with its customers and sells energy and capacity in the day ahead or spot markets. In addition to its forward physical power contracts, Entergy Wholesale Commodities also uses a combination of financial contracts, including swaps, collars, put and/or call options, to mitigate forward commodity price risk. When market price falls, the combination of instruments is expected to settle in gains offsetting lower revenue from generation and resulting in a more predictable cash flow.

Entergy’s exposure to market risk is determined by a number of factors, including the size, term, composition, and diversification of positions held, as well as market volatility and liquidity. For instruments such as options, the time period during which the option may be exercised and the relationship between the current market price of the underlying instrument and the option’s contractual strike or exercise price also affects the level of market risk. A significant factor influencing the overall level of market risk to which Entergy is exposed is its use of hedging techniques to mitigate such risk. Hedging instruments and volumes are chosen based on ability to mitigate risk associated with future energy and capacity prices; however, other considerations are factored into hedge product and volume decisions including corporate liquidity, corporate credit ratings, counterparty credit risk, hedging costs, firm settlement risk, and product availability in the marketplace. Entergy manages market risk by actively monitoring compliance with stated risk management policies as well as monitoring the effectiveness of its hedging policies and strategies. Entergy’s risk management policies limit the amount of total net exposure and rolling net exposure during the stated periods. These policies, including related risk limits, are regularly assessed to ensure their appropriateness given Entergy’s objectives.

Derivatives

Some derivative instruments are classified as cash flow hedges due to their financial settlement provisions while others are classified as normal purchase/normal sale transactions due to their physical settlement provisions. Normal purchase/normal sale risk management tools include power purchase and sales agreements, fuel purchase agreements, capacity contracts, and tolling agreements. Financially-settled cash flow hedges can include natural gas and electricity swaps and options and interest rate swaps. Entergy may enter into financially settled swap and option contracts to manage market risk that may or may not be designated as hedging instruments.

Entergy enters into derivatives only to manage natural risks inherent in its physical or financial assets or liabilities. The maximum length of time over which Entergy is currently hedging the variability in future cash flows with derivatives for forecasted power transactions at December 31, 2013 is approximately 3 years.  Planned generation currently under contract from Entergy Wholesale Commodities nuclear power plants is 74% for 2014, of which approximately 62% is sold under financial derivatives and the remainder under normal purchase/normal sale contracts.  Total planned generation for 2014 is 39 TWh.

Entergy manages fuel price volatility for its Louisiana jurisdictions (Entergy Gulf States Louisiana, Entergy Louisiana, and Entergy New Orleans) and Entergy Mississippi primarily through the purchase of short-term natural gas swaps that financially settle against NYMEX futures. These swaps are marked-to-market with offsetting regulatory assets or liabilities. All benefits or costs of the program are recorded in fuel costs. The notional volumes of these swaps are based on a portion of projected annual exposure to gas for electric generation and projected winter purchases for gas distribution at Entergy Gulf States Louisiana and Entergy New Orleans. The total volume of natural gas swaps outstanding as of December 31, 2013 is 27,480,000 MMBtu for Entergy, including 10,340,000 MMBtu for Entergy Gulf States Louisiana, 13,050,000 MMBtu for Entergy Louisiana, 3,590,000 MMBtu for Entergy Mississippi, and 500,000 MMBtu for Entergy New Orleans.  Credit support for these natural gas swaps is covered by master agreements that do not require collateralization based on mark-to-market value, but do carry adequate assurance language that may lead to collateralization requests.

In connection with joining MISO, Entergy received a direct allocation of FTRs in November 2013. FTRs are derivative instruments which represent economic hedges of future congestion charges that will be incurred in serving Entergy’s load. They are not designated as hedging instruments. Entergy initially records FTRs at their estimated fair value and subsequently adjusts the carrying value to their estimated fair value at the end of each accounting period

Entergy Corporation and Subsidiaries
Notes to Financial Statements

prior to settlement. Unrealized gains or losses on FTRs held by Entergy Wholesale Commodities are included in operating revenues. The Utility operating companies recognize regulatory liabilities or assets for unrealized gains or losses on FTRs. The total volume of FTRs outstanding as of December 31, 2013 is 37,647 GWh for Entergy, including 8,769 GWh for Entergy Arkansas, 6,125 GWh for Entergy Gulf States Louisiana, 9,202 GWh for Entergy Louisiana, 6,112 GWh for Entergy Mississippi, 1,402 GWh for Entergy New Orleans, and 6,038 GWh for Entergy Texas. Credit support for FTRs held by the Utility operating companies is covered by cash or letters of credit issued by each Entergy Utility operating company as required by MISO. Credit support for FTRs held by Entergy Wholesale Commodities is covered by cash.

The fair values of Entergy’s derivative instruments in the consolidated balance sheet as of December 31, 2013 are shown in the table below. Certain investments, including those not designated as hedging instruments, are subject to master netting arrangements and are presented in the balance sheet on a net basis in accordance with accounting guidance for derivatives and hedging.

Instrument	Balance Sheet Location	Fair Value (a)	Offset (b)	Net (c) (d)	Business
		(In Millions)

Derivatives designated as hedging instruments

Assets:
Electricity swaps and options	Prepayments and other (current portion)	$118	($99)	$19	Entergy Wholesale Commodities
Electricity swaps and options	Other deferred debits and other assets (non-current portion)	$17	($17)	$—	Entergy Wholesale Commodities

Liabilities:
Electricity swaps and options	Other current liabilities (current portion)	$197	($131)	$66	Entergy Wholesale Commodities
Electricity swaps and options	Other non-current liabilities (non-current portion)	$46	($17)	$29	Entergy Wholesale Commodities

Derivatives not designated as hedging instruments

Assets:
Electricity swaps and options	Prepayments and other (current portion)	$177	($122)	$55	Entergy Wholesale Commodities
Natural gas swaps	Prepayments and other	$6	$—	$6	Utility
FTRs	Prepayments and other	$36	($2)	$34	Utility and Entergy Wholesale Commodities

Liabilities:
Electricity swaps and options	Other current liabilities (current portion)	$201	($89)	$112	Entergy Wholesale Commodities

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair values of Entergy’s derivative instruments in the consolidated balance sheet as of December 31, 2012 are shown in the table below. Certain investments, including those not designated as hedging instruments, are subject to master netting arrangements and are presented in the balance sheet on a net basis in accordance with accounting guidance for derivatives and hedging.

Instrument	Balance Sheet Location	Fair Value (a)	Offset (b)	Net (c) (d)	Business
		(In Millions)

Derivatives designated as hedging instruments

Assets:
Electricity swaps and options	Prepayments and other (current portion)	$123	$—	$123	Entergy Wholesale Commodities
Electricity swaps and options	Other deferred debits and other assets (non-current portion)	$46	($10)	$36	Entergy Wholesale Commodities

Liabilities:
Electricity swaps and options	Other non-current liabilities (non-current portion)	$18	($11)	$7	Entergy Wholesale Commodities

Derivatives not designated as hedging instruments

Assets:
Electricity swaps and options	Prepayments and other (current portion)	$22	$—	$22	Entergy Wholesale Commodities
Electricity swaps and options	Other deferred debits and other assets (non-current portion)	$24	($14)	$10	Entergy Wholesale Commodities

Liabilities:
Electricity swaps and options	Other non-current liabilities (non-current portion)	$19	($13)	$6	Entergy Wholesale Commodities
Natural gas swaps	Other current liabilities	$8	$—	$8	Utility

(a)	Represents the gross amounts of recognized assets/liabilities

(b)	Represents the netting of fair value balances with the same counterparty

(c)	Represents the net amounts of assets/liabilities presented on the Entergy Consolidated Balance Sheets

(d)	Excludes cash collateral in the amounts of $47 million posted and $4 million held as of December 31, 2013 and $56 million held as of December 31, 2012

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The effect of Entergy’s derivative instruments designated as cash flow hedges on the consolidated income statements for the years ended December 31, 2013, 2012, and 2011 are as follows:

Instrument	Amount of gain (loss) recognized in other comprehensive income	Income Statement location	Amount of gain reclassified from AOCI into income

2013
Electricity swaps and options	($190 million)	Competitive businesses operating revenues	$47 million

2012
Electricity swaps and options	$111 million	Competitive businesses operating revenues	$268 million

2011
Electricity swaps and options	$296 million	Competitive businesses operating revenues	$168 million

Electricity over-the-counter instruments that financially settle against day-ahead power pool prices are used to manage price exposure for Entergy Wholesale Commodities generation.  Unrealized gains or losses recorded in other comprehensive income result from hedging power output at the Entergy Wholesale Commodities power plants.  The related gains or losses from hedging power are included in operating revenues when realized. Gains totaling approximately $47 million, $268 million, and $168 million were realized on the maturity of cash flow hedges, before taxes of $18 million, $94 million, and $59 million, for the years ended December 31, 2013, 2012, and 2011, respectively. The change in fair value of Entergy’s cash flow hedges due to ineffectiveness was ($6) million, ($14) million, and ($6) million for the years ended December 31, 2013, 2012, and 2011, respectively. The ineffective portion of cash flow hedges is recorded in competitive businesses operating revenues.

Based on market prices as of December 31, 2013, unrealized gains recorded in AOCI on cash flow hedges relating to power sales totaled $118 million of net unrealized gains.  Approximately $80 million is expected to be reclassified from AOCI to operating revenues in the next twelve months.  The actual amount reclassified from AOCI, however, could vary due to future changes in market prices.

Certain of the agreements to sell the power produced by Entergy Wholesale Commodities power plants contain provisions that require an Entergy subsidiary to provide collateral to secure its obligations when the current market prices exceed the contracted power prices.  The primary form of collateral to satisfy these requirements is an Entergy Corporation guarantee.  As of December 31, 2013, hedge contracts with 9 counterparties were in a liability position (approximately $187 million total) and, in addition to the corporate guarantee, $47 million in cash collateral was required to be posted. As of December 31, 2012, hedge contracts with 2 counterparties were in a liability position (approximately $2 million total), but were significantly below the amount of the guarantee provided under the contract and no cash collateral was required. If the Entergy Corporation credit rating falls below investment grade, the effect of the corporate guarantee is typically ignored and Entergy would have to post collateral equal to the estimated outstanding liability under the contract at the applicable date.

Entergy may effectively liquidate a cash flow hedge instrument by entering into a contract offsetting the original hedge, and then de-designating the original hedge in this situation.  Gains or losses accumulated in other comprehensive income prior to de-designation continue to be deferred in other comprehensive income until they are included in income as the original hedged transaction occurs. From the point of de-designation, the gains or losses on the original hedge

Entergy Corporation and Subsidiaries
Notes to Financial Statements

and the offsetting contract are recorded as assets or liabilities on the balance sheet and offset as they flow through to earnings.

The effect of Entergy’s derivative instruments not designated as hedging instruments on the consolidated income statements for the years ended December 31, 2013, 2012, and 2011 is as follows:

Instrument	Amount of gain recognized in AOCI	Income Statement location	Amount of gain (loss) recorded in income

2013
Natural gas swaps	—	Fuel, fuel-related expenses, and gas purchased for resale	$13 million
FTRs	—	Purchased power expense	$3 million
Electricity swaps and options de-designated as hedged items	$1 million	Competitive businesses operating revenues	($50 million)

2012
Natural gas swaps	—	Fuel, fuel-related expenses, and gas purchased for resale	($42 million)
Electricity swaps and options de-designated as hedged items	$1 million	Competitive businesses operating revenues	$1 million

2011
Natural gas swaps	—	Fuel, fuel-related expenses, and gas purchased for resale	($62 million)
Electricity swaps and options de-designated as hedged items	$1 million	Competitive businesses operating revenues	$11 million

Due to regulatory treatment, the natural gas swaps are marked-to-market through fuel, fuel-related expenses, and gas purchased for resale and then such amounts are simultaneously reversed and recorded as an offsetting regulatory asset or liability.  The gains or losses recorded as fuel expenses when the swaps are settled are recovered or refunded through fuel cost recovery mechanisms.

Due to regulatory treatment, the changes in the estimated fair value of FTRs are recorded through purchased power expenses and then such amounts are simultaneously reversed and recorded as an offsetting regulatory asset or liability.  The gains or losses recorded as purchased power expense when the FTRs are settled are recovered or refunded through fuel cost recovery mechanisms.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair values of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their balance sheets as of December 31, 2013 and 2012 are as follows:

Instrument	Balance Sheet Location	Fair Value	Registrant

2013
Assets:
Natural gas swaps	Gas hedge contracts	$2.2 million	Entergy Gulf States Louisiana
Natural gas swaps	Gas hedge contracts	$2.9 million	Entergy Louisiana
Natural gas swaps	Prepayments and other	$0.7 million	Entergy Mississippi
Natural gas swaps	Prepayments and other	$0.1 million	Entergy New Orleans

FTRs	Prepayments and other	$6.7 million	Entergy Gulf States Louisiana
FTRs	Prepayments and other	$5.7 million	Entergy Louisiana
FTRs	Prepayments and other	$1.0 million	Entergy Mississippi
FTRs	Prepayments and other	$2.0 million	Entergy New Orleans
FTRs	Prepayments and other	$18.4 million	Entergy Texas

2012
Liabilities:
Natural gas swaps	Gas hedge contracts	$2.6 million	Entergy Gulf States Louisiana
Natural gas swaps	Gas hedge contracts	$3.4 million	Entergy Louisiana
Natural gas swaps	Other current liabilities	$2.2 million	Entergy Mississippi

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The effects of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their income statements for the years ended December 31, 2013, 2012, and 2011 are as follows:

Instrument	Income Statement Location	Amount of gain (loss) recorded in income	Registrant

2013
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$4.5 million	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$6.0 million	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$2.5 million	Entergy Mississippi
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$0.1 million	Entergy New Orleans

FTRs	Purchased power expense	$(0.1) million	Entergy Arkansas
FTRs	Purchased power expense	$0.3 million	Entergy Gulf States Louisiana
FTRs	Purchased power expense	$0.2 million	Entergy Louisiana
FTRs	Purchased power expense	$1.0 million	Entergy Mississippi
FTRs	Purchased power expense	$1.2 million	Entergy New Orleans
FTRs	Purchased power expense	$0.8 million	Entergy Texas

2012
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($12.9 million)	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($16.2 million)	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($11.2 million)	Entergy Mississippi
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($1.5 million)	Entergy New Orleans
2011
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($17.9 million)	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($25.6 million)	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($15.0 million)	Entergy Mississippi
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($3.2 million)	Entergy New Orleans

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Fair Values

The estimated fair values of Entergy’s financial instruments and derivatives are determined using historical prices, bid prices, market quotes, and financial modeling. Considerable judgment is required in developing the estimates of fair value. Therefore, estimates are not necessarily indicative of the amounts that Entergy could realize in a current market exchange. Gains or losses realized on financial instruments other than those instruments held by the Entergy Wholesale Commodities business are reflected in future rates and therefore do not affect net income. Entergy considers the carrying amounts of most financial instruments classified as current assets and liabilities to be a reasonable estimate of their fair value because of the short maturity of these instruments.

Accounting standards define fair value as an exit price, or the price that would be received to sell an asset or the amount that would be paid to transfer a liability in an orderly transaction between knowledgeable market participants at the date of measurement. Entergy and the Registrant Subsidiaries use assumptions or market input data that market participants would use in pricing assets or liabilities at fair value. The inputs can be readily observable, corroborated by market data, or generally unobservable. Entergy and the Registrant Subsidiaries endeavor to use the best available information to determine fair value.

Accounting standards establish a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy establishes the highest priority for unadjusted market quotes in an active market for the identical asset or liability and the lowest priority for unobservable inputs. The three levels of the fair value hierarchy are:

•
Level 1 - Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of individually owned common stocks, cash equivalents (temporary cash investments, securitization recovery trust account, and escrow accounts), debt instruments, and gas hedge contracts. Cash equivalents includes all unrestricted highly liquid debt instruments with an original or remaining maturity of three months or less at the date of purchase.

•
Level 2 - Level 2 inputs are inputs other than quoted prices included in Level 1 that are, either directly or indirectly, observable for the asset or liability at the measurement date. Assets are valued based on prices derived by independent third parties that use inputs such as benchmark yields, reported trades, broker/dealer quotes, and issuer spreads. Prices are reviewed and can be challenged with the independent parties and/or overridden by Entergy if it is believed such would be more reflective of fair value. Level 2 inputs include the following:

-	quoted prices for similar assets or liabilities in active markets;

-	quoted prices for identical assets or liabilities in inactive markets;

-	inputs other than quoted prices that are observable for the asset or liability; or

-	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 2 consists primarily of individually-owned debt instruments or shares in common trusts. Common trust funds are stated at estimated fair value based on the fair market value of the underlying investments.

•
Level 3 - Level 3 inputs are pricing inputs that are generally less observable or unobservable from objective sources. These inputs are used with internally developed methodologies to produce management’s best estimate of fair value for the asset or liability. Level 3 consists primarily of FTRs and derivative power contracts used as cash flow hedges of power sales at merchant power plants.

The values for power contract assets or liabilities are based on both observable inputs including public market prices and interest rates, and unobservable inputs such as implied volatilities, unit contingent discounts, expected basis

Entergy Corporation and Subsidiaries
Notes to Financial Statements

differences, and credit adjusted counterparty interest rates.  They are classified as Level 3 assets and liabilities.  The valuations of these assets and liabilities were performed by the Entergy Wholesale Commodities Risk Control Group and sent to the Entergy Wholesale Commodities Back Office and Entergy Nuclear Finance groups for evaluation.  The primary functions of the Entergy Wholesale Commodities Risk Control Group included: gathering, validating and reporting market data, providing market and credit risk analyses and valuations in support of Entergy Wholesale Commodities’ commercial transactions, developing and administering protocols for the management of market and credit risks, implementing and maintaining controls around changes to market data in the energy trading and risk management system, reviewing creditworthiness of counterparties, supporting contract negotiations with new counterparties, administering credit support for contracts, and managing the daily margining process.  The Risk Control group was also responsible for managing the energy trading and risk management system, forecasting revenues, forward positions and analysis.  The primary functions of the Entergy Wholesale Commodities Back Office were market and counterparty settlements, revenue reporting and analysis and general ledger. The Entergy Wholesale Commodities Risk Control Group reported to the Vice President - Entergy Wholesale Commodities Chief Financial Officer while the Entergy Wholesale Commodities Back Office reported to the Controller, Competitive Operations.  Entergy Nuclear Finance was primarily responsible for the financial planning of Entergy’s utility and non-utility nuclear businesses. The VP, Chief Financial Officer - Nuclear Operations within Entergy Nuclear Finance reported to the Chief Accounting Officer.

The amounts reflected as the fair value of electricity swaps are based on the estimated amount that the contracts are in-the-money at the balance sheet date (treated as an asset) or out-of-the-money at the balance sheet date (treated as a liability) and would equal the estimated amount receivable to or payable by Entergy if the contracts were settled at that date. These derivative contracts include cash flow hedges that swap fixed for floating cash flows for sales of the output from the Entergy Wholesale Commodities business. The fair values are based on the mark-to-market comparison between the fixed contract prices and the floating prices determined each period from quoted forward power market prices. The differences between the fixed price in the swap contract and these market-related prices multiplied by the volume specified in the contract and discounted at the counterparties’ credit adjusted risk free rate are recorded as derivative contract assets or liabilities. For contracts that have unit contingent terms, a further discount is applied based on the historical relationship between contract and market prices for similar contract terms.

The amounts reflected as the fair values of electricity options are valued based on a Black Scholes model, and are calculated at the end of each month for accounting purposes.  Inputs to the valuation  include end of day forward market prices for the period when the transactions will settle, implied volatilities based on market volatilities provided by a third party data aggregator, and US Treasury rates for a risk-free return rate.  As described further below, prices and implied volatilities are reviewed and can be adjusted if it is determined that there is a better representation of fair value.

On a daily basis, Entergy Wholesale Commodities calculated the mark-to-market for all derivative transactions.  Entergy Wholesale Commodities Risk Control Group also validated forward market prices by comparing them to other sources of forward market prices and/or to settlement prices of actual market transactions. Significant differences were analyzed and potentially adjusted based on these other sources of forward market prices and/or settlement prices of actual market transactions. Implied volatilities used to value options were also validated using actual counterparty quotes for Entergy Wholesale Commodities transactions when available, and used multiple sources of market implied volatilities. Moreover, on at least a monthly basis, the Office of Corporate Risk Oversight confirmed the mark-to-market calculations and prepared price scenarios and credit downgrade scenario analysis.  The scenario analysis was communicated to senior management within Entergy and within Entergy Wholesale Commodities.  Finally, for all proposed derivative transactions, an analysis was completed to assess the risk of adding the proposed derivative to Entergy Wholesale Commodities’s portfolio.  In particular, the credit, liquidity, and financial metrics impacts were calculated for this analysis.  This analysis was communicated to senior management within Entergy and Entergy Wholesale Commodities.

The values of FTRs are based on unobservable inputs, including estimates of future congestion costs in MISO between applicable sink and source pricing nodes based on prices published by MISO. They are classified as Level

Entergy Corporation and Subsidiaries
Notes to Financial Statements

3 assets and liabilities. The valuations of these assets and liabilities were performed by the Entergy Wholesale Commodities Back Office for the unregulated business, and by the Risk Control Group within System Planning and Operations for the Utility operating companies. Entergy’s Accounting Policy group evaluated these valuations, with the assistance of others within the organization with knowledge of the various inputs and assumptions used in the valuation. The Risk Control Group within System Planning and Operations performed a similar role for the Utility operating companies that the Entergy Wholesale Commodities Back Office performed for the unregulated business. The Risk Control Group within System Planning and Operations reported to the Vice President - System Planning. The Accounting Policy group reported to the Vice President, Corporate Controller.

The following tables set forth, by level within the fair value hierarchy, Entergy’s assets and liabilities that are accounted for at fair value on a recurring basis as of December 31, 2013 and December 31, 2012.  The assessment of the significance of a particular input to a fair value measurement requires judgment and may affect their placement within the fair value hierarchy levels.

2013	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$609	$—		$—	$609
Decommissioning trust funds (a):
Equity securities	472	2,601	(b)	—	3,073
Debt securities	783	1,047		—	1,830
Power contracts	—	—		74	74
Securitization recovery trust account	46	—		—	46
Escrow accounts	115	—		—	115
Gas hedge contracts	6	—		—	6
FTRs	—	—		34	34
	$2,031	$3,648		$108	$5,787
Liabilities:
Power contracts	$—	$—		$207	$207

2012	Level 1	Level 2		Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$420	$—		$—	$420
Decommissioning trust funds (a):
Equity securities	358	2,101		—	2,459
Debt securities	769	962	(b)	—	1,731
Power contracts	—	—		191	191
Securitization recovery trust account	46	—		—	46
Escrow accounts	386	—		—	386
	$1,979	$3,063		$191	$5,233
Liabilities:
Power contracts	$—	$—		$13	$13
Gas hedge contracts	8	—		—	8
	$8	$—		$13	$21

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(a)
The decommissioning trust funds hold equity and fixed income securities. Equity securities are invested to approximate the returns of major market indices.  Fixed income securities are held in various governmental and corporate securities.  See Note 17 for additional information on the investment portfolios.

(b)	Commingled equity funds may be redeemed bi-monthly.

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the years ended December 31, 2013, 2012, and 2011:

	2013	2012	2011
	(In Millions)
Balance as of January 1,	$178	$312	$197
Realized gains (losses) included in earnings	(38)	(11)	(13)
Unrealized gains (losses) included in earnings	(35)	(4)	6
Unrealized gains (losses) included in OCI	(204)	140	275
Issuances of FTRs	37	—	—
Purchases	14	9	15
Settlements	(50)	(268)	(168)
Balance as of December 31,	($98)	$178	$312

The following table sets forth a description of the types of transactions classified as Level 3 in the fair value hierarchy and significant unobservable inputs to each which cause that classification, as of December 31, 2013:

Transaction Type	Fair Value as of December 31, 2013	Significant Unobservable Inputs	Range from Average %	Effect on Fair Value

Electricity swaps	($159 million)	Unit contingent discount	+/-3%	($5 million)
Electricity options	$26 million	Implied volatility	+/-79%	$26 million

The following table sets forth an analysis of each of the types of unobservable inputs impacting the fair value of items classified as Level 3 within the fair value hierarchy, and the sensitivity to changes to those inputs:

Significant Unobservable Input	Transaction Type	Position	Change to Input	Effect on Fair Value

Unit contingent discount	Electricity swaps	Sell	Increase (Decrease)	Decrease (Increase)
Implied volatility	Electricity options	Sell	Increase (Decrease)	Increase (Decrease)
Implied volatility	Electricity options	Buy	Increase (Decrease)	Increase (Decrease)

The following table sets forth, by level within the fair value hierarchy, the Registrant Subsidiaries’ assets that are accounted for at fair value on a recurring basis as of December 31, 2013 and December 31, 2012.  The assessment of the significance of a particular input to a fair value measurement requires judgment and may affect its placement within the fair value hierarchy levels.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Arkansas

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$122.8	$—	$—	$122.8
Decommissioning trust funds (a):
Equity securities	13.6	449.7	—	463.3
Debt securities	58.6	189.0	—	247.6
Securitization recovery trust account	3.8	—	—	3.8
Escrow accounts	26.0	—	—	26.0
	$224.8	$638.7	$—	$863.5

2012	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$24.9	$—	$—	$24.9
Decommissioning trust funds (a):
Equity securities	9.5	374.5	—	384.0
Debt securities	94.3	122.3	—	216.6
Securitization recovery trust account	4.4	—	—	4.4
Escrow accounts	38.0	—	—	38.0
	$171.1	$496.8	$—	$667.9

Entergy Gulf States Louisiana

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$13.8	$—	$—	$13.8
Decommissioning trust funds (a):
Equity securities	27.6	343.2	—	370.8
Debt securities	71.7	131.2	—	202.9
Escrow accounts	21.5	—	—	21.5
Gas hedge contracts	2.2	—	—	2.2
FTRs	—	—	6.7	6.7
	$136.8	$474.4	$6.7	$617.9

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$0.6	$—	$—	$0.6
Decommissioning trust funds (a):
Equity securities	5.5	283.0	—	288.5
Debt securities	49.5	139.4	—	188.9
Escrow accounts	87.0	—	—	87.0
	$142.6	$422.4	$—	$565.0
Liabilities:
Gas hedge contracts	$2.6	$—	$—	$2.6

Entergy Louisiana

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$123.6	$—	$—	$123.6
Decommissioning trust funds (a):
Equity securities	13.5	210.7	—	224.2
Debt securities	61.7	61.4	—	123.1
Securitization recovery trust account	4.5	—	—	4.5
Gas hedge contacts	2.9	—	—	2.9
FTRs	—	—	5.7	5.7
	$206.2	$272.1	$5.7	$484.0

2012	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$29.3	$—	$—	$29.3
Decommissioning trust funds (a):
Equity securities	2.0	173.5	—	175.5
Debt securities	52.6	59.3	—	111.9
Securitization recovery trust account	4.4	—	—	4.4
Escrow accounts	187.0	—	—	187.0
	$275.3	$232.8	$—	$508.1
Liabilities:
Gas hedge contracts	$3.4	$—	$—	$3.4

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Mississippi

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Escrow accounts	$51.8	$—	$—	$51.8
Gas hedge contracts	0.7	—	—	0.7
FTRs	—	—	1.0	1.0
	$52.5	$—	$1.0	$53.5

2012	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$52.4	$—	$—	$52.4
Escrow accounts	61.8	—	—	61.8
	$114.2	$—	$—	$114.2

Liabilities:
Gas hedge contracts	$2.2	$—	$—	$2.2

Entergy New Orleans

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$33.2	$—	$—	$33.2
Escrow accounts	10.5	—	—	10.5
Gas hedge contracts	0.1	—	—	0.1
FTRs	—	—	2.0	2.0
	$43.8	$—	$2.0	$45.8

2012	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$9.1	$—	$—	$9.1
Escrow accounts	10.6	—	—	10.6
	$19.7	$—	$—	$19.7

Entergy Texas

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$44.1	$—	$—	$44.1
Securitization recovery trust account	37.5	—	—	37.5
FTRs	—	—	18.4	18.4
	$81.6	$—	$18.4	$100.0

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2012	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$59.7	$—	$—	$59.7
Securitization recovery trust account	37.3	—	—	37.3
	$97.0	$—	$—	$97.0

System Energy

2013	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$64.6	$—	$—	$64.6
Decommissioning trust funds (a):
Equity securities	2.2	377.8	—	380.0
Debt securities	152.9	71.0	—	223.9
	$219.7	$448.8	$—	$668.5

2012	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$83.5	$—	$—	$83.5
Decommissioning trust funds (a):
Equity securities	1.6	282.0	—	283.6
Debt securities	141.1	65.9	—	207.0
	$226.2	$347.9	$—	$574.1

(a)
The decommissioning trust funds hold equity and fixed income securities. Equity securities are invested to approximate the returns of major market indices.  Fixed income securities are held in various governmental and corporate securities.  See Note 17 for additional information on the investment portfolios.

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the year ended December 31, 2013.

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
		(In Millions)

Balance as of January 1,	$—	$—	$—	$—	$—	$—
Issuances of FTRs	—	7.2	6.2	1.1	2.2	20.0
Unrealized gains (losses) included as a regulatory liability/asset	(0.1)	(0.2)	(0.3)	0.9	1.0	(0.8)
Settlements	0.1	(0.3)	(0.2)	(1.0)	(1.2)	(0.8)
Balance as of December 31,	$—	$6.7	$5.7	$1.0	$2.0	$18.4

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 17.    DECOMMISSIONING TRUST FUNDS (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy)

Entergy holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The NRC requires Entergy subsidiaries to maintain trusts to fund the costs of decommissioning ANO 1, ANO 2, River Bend, Waterford 3, Grand Gulf, Pilgrim, Indian Point 1 and 2, Vermont Yankee, and Palisades (NYPA currently retains the decommissioning trusts and liabilities for Indian Point 3 and FitzPatrick).  The funds are invested primarily in equity securities, fixed-rate debt securities, and cash and cash equivalents.

Entergy records decommissioning trust funds on the balance sheet at their fair value.  Because of the ability of the Registrant Subsidiaries to recover decommissioning costs in rates and in accordance with the regulatory treatment for decommissioning trust funds, the Registrant Subsidiaries have recorded an offsetting amount of unrealized gains/(losses) on investment securities in other regulatory liabilities/assets.  For the nonregulated portion of River Bend, Entergy Gulf States Louisiana has recorded an offsetting amount of unrealized gains/(losses) in other deferred credits.  Decommissioning trust funds for Pilgrim, Indian Point 1 and 2, Vermont Yankee, and Palisades do not meet the criteria for regulatory accounting treatment.  Accordingly, unrealized gains recorded on the assets in these trust funds are recognized in the accumulated other comprehensive income component of shareholders’ equity because these assets are classified as available for sale.  Unrealized losses (where cost exceeds fair market value) on the assets in these trust funds are also recorded in the accumulated other comprehensive income component of shareholders’ equity unless the unrealized loss is other than temporary and therefore recorded in earnings.  Generally, Entergy records realized gains and losses on its debt and equity securities using the specific identification method to determine the cost basis of its securities.

The securities held as of December 31, 2013 and 2012 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2013
Equity Securities	$3,073	$1,260	$—
Debt Securities	1,830	47	29
Total	$4,903	$1,307	$29

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2012
Equity Securities	$2,459	$662	$1
Debt Securities	1,731	116	5
Total	$4,190	$778	$6

Deferred taxes on unrealized gains/(losses) are recorded in other comprehensive income for the decommissioning trusts which do not meet the criteria for regulatory accounting treatment as described above. Unrealized gains/(losses) above are reported before deferred taxes of $329 million and $211 million as of December 31, 2013 and 2012, respectively.  The amortized cost of debt securities was $1,843 million as of December 31, 2013 and $1,637 million as of December 31, 2012.  As of December 31, 2013, the debt securities have an average coupon rate of approximately 3.43%, an average duration of approximately 4.98 years, and an average maturity of approximately 7.51 years.  The equity securities are generally held in funds that are designed to approximate or somewhat exceed the return of the

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Standard & Poor’s 500 Index.  A relatively small percentage of the securities are held in funds intended to replicate the return of the Wilshire 4500 Index or the Russell 3000 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$892	$24
More than 12 months	—	—	60	5
Total	$—	$—	$952	$29

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2012:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$37	$1	$175	$1
More than 12 months	20	—	48	4
Total	$57	$1	$223	$5

The unrealized losses in excess of twelve months on equity securities above relate to Entergy’s Utility operating companies and System Energy.

The fair value of debt securities, summarized by contractual maturities, as of December 31, 2013 and 2012 are as follows:

	2013	2012
	(In Millions)
less than 1 year	$83	$53
1 year - 5 years	752	681
5 years - 10 years	620	562
10 years - 15 years	169	164
15 years - 20 years	52	61
20 years+	154	210
Total	$1,830	$1,731

During the years ended December 31, 2013, 2012, and 2011, proceeds from the dispositions of securities amounted to $2,032 million, $2,074 million, and $1,360 million, respectively.  During the years ended December 31, 2013, 2012, and 2011, gross gains of $91 million, $39 million, and $29 million, respectively, and gross losses of $11 million, $7 million, and $11 million, respectively, were reclassified out of other comprehensive income into earnings.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Arkansas

Entergy Arkansas holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of December 31, 2013 and 2012 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2013
Equity Securities	$463.3	$214.0	$—
Debt Securities	247.6	5.3	5.2
Total	$710.9	$219.3	$5.2
2012
Equity Securities	$384.0	$116.1	$—
Debt Securities	216.6	14.5	0.2
Total	$600.6	$130.6	$0.2

The amortized cost of debt securities was $248.9 million as of December 31, 2013 and $202.3 million as of December 31, 2012.  As of December 31, 2013, the debt securities have an average coupon rate of approximately 2.73%, an average duration of approximately 4.82 years, and an average maturity of approximately 5.52 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$153.2	$4.8
More than 12 months	—	—	6.9	0.4
Total	$—	$—	$160.1	$5.2

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2012:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$0.2	$—	$24.4	$0.2
More than 12 months	—	—	1.0	—
Total	$0.2	$—	$25.4	$0.2

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value of debt securities, summarized by contractual maturities, as of December 31, 2013 and 2012 are as follows:

	2013	2012
	(In Millions)
less than 1 year	$8.1	$8.8
1 year - 5 years	110.9	98.6
5 years - 10 years	118.0	93.1
10 years - 15 years	3.9	5.1
15 years - 20 years	0.9	—
20 years+	5.8	11.0
Total	$247.6	$216.6

During the years ended December 31, 2013, 2012, and 2011, proceeds from the dispositions of securities amounted to $266.4 million, $144.3 million, and $125.4 million, respectively.  During the years ended December 31, 2013, 2012, and 2011, gross gains of $16.8 million, $3.4 million, and $3.9 million, respectively, and gross losses of $0.6 million, $0.1 million, and $0.2 million, respectively, were recorded in earnings.

Entergy Gulf States Louisiana

Entergy Gulf States Louisiana holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of December 31, 2013 and 2012 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2013
Equity Securities	$370.8	$141.8	$—
Debt Securities	202.9	7.4	3.5
Total	$573.7	$149.2	$3.5
2012
Equity Securities	$288.5	$69.8	$—
Debt Securities	188.9	15.8	0.1
Total	$477.4	$85.6	$0.1

The amortized cost of debt securities was $199.1 million as of December 31, 2013 and $174.1 million as of December 31, 2012.  As of December 31, 2013, the debt securities have an average coupon rate of approximately 4.03%, an average duration of approximately 5.13 years, and an average maturity of approximately 7.31 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$91.9	$3.1
More than 12 months	—	—	4.6	0.4
Total	$—	$—	$96.5	$3.5

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2012:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$1.2	$—	$9.1	$0.1
More than 12 months	1.0	—	—	—
Total	$2.2	$—	$9.1	$0.1

The fair value of debt securities, summarized by contractual maturities, as of December 31, 2013 and 2012 are as follows:

	2013	2012
	(In Millions)
less than 1 year	$7.9	$8.0
1 year - 5 years	51.2	43.5
5 years - 10 years	75.5	63.5
10 years - 15 years	55.8	55.8
15 years - 20 years	4.6	8.5
20 years+	7.9	9.6
Total	$202.9	$188.9

During the years ended December 31, 2013, 2012, and 2011, proceeds from the dispositions of securities amounted to $193.8 million, $131.0 million, and $76.8 million, respectively.  During the years ended December 31, 2013, 2012, and 2011, gross gains of $16.0 million, $6.7 million, and $2.8 million, respectively, and gross losses of $0.1 million, $0.04 million, and $0.5 million, respectively, were recorded in earnings.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Louisiana

Entergy Louisiana holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of December 31, 2013 and 2012 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2013
Equity Securities	$224.2	$96.1	$—
Debt Securities	123.1	4.7	1.9
Total	$347.3	$100.8	$1.9
2012
Equity Securities	$175.5	$48.9	$0.1
Debt Securities	111.9	9.4	0.1
Total	$287.4	$58.3	$0.2

The amortized cost of debt securities was $120.6 million as of December 31, 2013 and $102.6 million as of December 31, 2012.  As of December 31, 2013, the debt securities have an average coupon rate of approximately 2.99%, an average duration of approximately 4.48 years, and an average maturity of approximately 7.48 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$38.3	$1.7
More than 12 months	—	—	1.7	0.2
Total	$—	$—	$40.0	$1.9

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2012:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$0.7	$—	$3.4	$—
More than 12 months	5.6	0.1	0.5	0.1
Total	$6.3	$0.1	$3.9	$0.1

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value of debt securities, summarized by contractual maturities, as of December 31, 2013 and 2012 are as follows:

	2013	2012
	(In Millions)
less than 1 year	$14.8	$1.9
1 year - 5 years	41.9	42.3
5 years - 10 years	37.0	24.9
10 years - 15 years	6.6	18.8
15 years - 20 years	6.2	1.7
20 years+	16.6	22.3
Total	$123.1	$111.9

During the years ended December 31, 2013, 2012, and 2011, proceeds from the dispositions of securities amounted to $109.9 million, $27.6 million, and $19.9 million, respectively.  During the years ended December 31, 2013, 2012, and 2011, gross gains of $6.0 million, $0.2 million, and $0.3 million, respectively, and gross losses of $0.1 million, $0.04 million, and $0.2 million, respectively, were recorded in earnings.

System Energy

System Energy holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of December 31, 2013 and 2012 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2013
Equity Securities	$380.0	$150.8	$—
Debt Securities	223.9	3.5	1.8
Total	$603.9	$154.3	$1.8
2012
Equity Securities	$283.6	$63.6	$0.2
Debt Securities	207.0	9.3	0.1
Total	$490.6	$72.9	$0.3

The amortized cost of debt securities was $223.4 million as of December 31, 2013 and $197.8 million as of December 31, 2012.  As of December 31, 2013, the debt securities have an average coupon rate of approximately 2.44%, an average duration of approximately 4.42 years, and an average maturity of approximately 6.02 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2013:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$—	$—	$121.7	$1.7
More than 12 months	—	—	0.9	0.1
Total	$—	$—	$122.6	$1.8

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2012:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$1.4	$—	$15.5	$0.1
More than 12 months	13.0	0.2	—	—
Total	$14.4	$0.2	$15.5	$0.1

The fair value of debt securities, summarized by contractual maturities, as of December 31, 2013 and 2012 are as follows:

	2013	2012
	(In Millions)
less than 1 year	$5.5	$1.3
1 year - 5 years	144.9	128.7
5 years - 10 years	44.3	53.9
10 years - 15 years	9.3	2.3
15 years - 20 years	1.6	1.4
20 years+	18.3	19.4
Total	$223.9	$207.0

During the years ended December 31, 2013, 2012, and 2011, proceeds from the dispositions of securities amounted to $215.5 million, $349.4 million, and $203.4 million, respectively.  During the years ended December 31, 2013, 2012, and 2011, gross gains of $1.5 million, $3.6 million, and $2.7 million, respectively, and gross losses of $1.3 million, $0.3 million, and $1.2 million, respectively, were recorded in earnings.

Other-than-temporary impairments and unrealized gains and losses

Entergy, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy evaluate unrealized losses at the end of each period to determine whether an other-than-temporary impairment has occurred.  The assessment of whether an investment in a debt security has suffered an other-than-temporary impairment is based on whether Entergy has the intent to sell or more likely than not will be required to sell the debt security before recovery

Entergy Corporation and Subsidiaries
Notes to Financial Statements

of its amortized costs.  Further, if Entergy does not expect to recover the entire amortized cost basis of the debt security, an other-than-temporary impairment is considered to have occurred and it is measured by the present value of cash flows expected to be collected less the amortized cost basis (credit loss).  Entergy did not have any material other-than-temporary impairments relating to credit losses on debt securities for the years ended December 31, 2013, 2012, and 2011.  The assessment of whether an investment in an equity security has suffered an other-than-temporary impairment continues to be based on a number of factors including, first, whether Entergy has the ability and intent to hold the investment to recover its value, the duration and severity of any losses, and, then, whether it is expected that the investment will recover its value within a reasonable period of time.  Entergy’s trusts are managed by third parties who operate in accordance with agreements that define investment guidelines and place restrictions on the purchases and sales of investments.  Entergy did not record material charges to other income in 2013, 2012, and 2011, respectively, resulting from the recognition of the other-than-temporary impairment of certain equity securities held in its decommissioning trust funds.

NOTE 18.  VARIABLE INTEREST ENTITIES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Under applicable authoritative accounting guidance, a variable interest entity (VIE) is an entity that conducts a business or holds property that possesses any of the following characteristics: an insufficient amount of equity at risk to finance its activities, equity owners who do not have the power to direct the significant activities of the entity (or have voting rights that are disproportionate to their ownership interest), or where equity holders do not receive expected losses or returns. An entity may have an interest in a VIE through ownership or other contractual rights or obligations, and is required to consolidate a VIE if it is the VIE’s primary beneficiary. The primary beneficiary of a VIE is the entity that has the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance, and has the obligation to absorb losses or has the right to residual returns that would potentially be significant to the entity.

Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy consolidate the respective companies from which they lease nuclear fuel, usually in a sale and leaseback transaction. This is because Entergy directs the nuclear fuel companies with respect to nuclear fuel purchases, assists the nuclear fuel companies in obtaining financing, and, if financing cannot be arranged, the lessee (Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, or System Energy) is responsible to repurchase nuclear fuel to allow the nuclear fuel company (the VIE) to meet its obligations. During the term of the arrangements, none of the Entergy operating companies have been required to provide financial support apart from their scheduled lease payments. See Note 4 to the financial statements for details of the nuclear fuel companies’ credit facility and commercial paper borrowings and long-term debt that are reported by Entergy, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy. These amounts also represent Entergy’s and the respective Registrant Subsidiary’s maximum exposure to losses associated with their respective interests in the nuclear fuel companies.

Entergy Gulf States Reconstruction Funding I, LLC, and Entergy Texas Restoration Funding, LLC, companies wholly-owned and consolidated by Entergy Texas, are variable interest entities and Entergy Texas is the primary beneficiary. In June 2007, Entergy Gulf States Reconstruction Funding issued senior secured transition bonds (securitization bonds) to finance Entergy Texas’s Hurricane Rita reconstruction costs. In November 2009, Entergy Texas Restoration Funding issued senior secured transition bonds (securitization bonds) to finance Entergy Texas’s Hurricane Ike and Hurricane Gustav restoration costs. With the proceeds, the variable interest entities purchased from Entergy Texas the transition property, which is the right to recover from customers through a transition charge amounts sufficient to service the securitization bonds. The transition property is reflected as a regulatory asset on the consolidated Entergy Texas balance sheet. The creditors of Entergy Texas do not have recourse to the assets or revenues of the variable interest entities, including the transition property, and the creditors of the variable interest entities do not have recourse to the assets or revenues of Entergy Texas. Entergy Texas has no payment obligations to the variable interest entities except to remit transition charge collections. See Note 5 to the financial statements for additional details regarding the securitization bonds.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Arkansas Restoration Funding, LLC, a company wholly-owned and consolidated by Entergy Arkansas, is a variable interest entity and Entergy Arkansas is the primary beneficiary. In August 2010, Entergy Arkansas Restoration Funding issued storm cost recovery bonds to finance Entergy Arkansas’s January 2009 ice storm damage restoration costs. With the proceeds, Entergy Arkansas Restoration Funding purchased from Entergy Arkansas the storm recovery property, which is the right to recover from customers through a storm recovery charge amounts sufficient to service the securitization bonds.  The storm recovery property is reflected as a regulatory asset on the consolidated Entergy Arkansas balance sheet. The creditors of Entergy Arkansas do not have recourse to the assets or revenues of Entergy Arkansas Restoration Funding, including the storm recovery property, and the creditors of Entergy Arkansas Restoration Funding do not have recourse to the assets or revenues of Entergy Arkansas.  Entergy Arkansas has no payment obligations to Entergy Arkansas Restoration Funding except to remit storm recovery charge collections. See Note 5 to the financial statements for additional details regarding the storm cost recovery bonds.

Entergy Louisiana Investment Recovery Funding I, L.L.C., a company wholly-owned and consolidated by Entergy Louisiana, is a variable interest entity and Entergy Louisiana is the primary beneficiary. In September 2011, Entergy Louisiana Investment Recovery Funding issued investment recovery bonds to recover Entergy Louisiana’s investment recovery costs associated with the canceled Little Gypsy repowering project.  With the proceeds, Entergy Louisiana Investment Recovery Funding purchased from Entergy Louisiana the investment recovery property, which is the right to recover from customers through an investment recovery charge amounts sufficient to service the bonds. The investment recovery property is reflected as a regulatory asset on the consolidated Entergy Louisiana balance sheet.  The creditors of Entergy Louisiana do not have recourse to the assets or revenues of Entergy Louisiana Investment Recovery Funding, including the investment recovery property, and the creditors of Entergy Louisiana Investment Recovery Funding do not have recourse to the assets or revenues of Entergy Louisiana.  Entergy Louisiana has no payment obligations to Entergy Louisiana Investment Recovery Funding except to remit investment recovery charge collections. See Note 5 to the financial statements for additional details regarding the investment recovery bonds.

Entergy Louisiana and System Energy are also considered to each hold a variable interest in the lessors from which they lease undivided interests in the Waterford 3 and Grand Gulf nuclear plants, respectively.  Entergy Louisiana and System Energy are the lessees under these arrangements, which are described in more detail in Note 10 to the financial statements.  Entergy Louisiana made payments on its lease, including interest, of $26.3 million in 2013, $39.1 million in 2012, and $50.4 million in 2011.  System Energy made payments on its lease, including interest, of $50.5 million in 2013, $50.0 million in 2012, and $49.4 million in 2011.  The lessors are banks acting in the capacity of owner trustee for the benefit of equity investors in the transactions pursuant to trust agreements entered solely for the purpose of facilitating the lease transactions.  It is possible that Entergy Louisiana and System Energy may be considered as the primary beneficiary of the lessors, but Entergy is unable to apply the authoritative accounting guidance with respect to these VIEs because the lessors are not required to, and could not, provide the necessary financial information to consolidate the lessors.  Because Entergy accounts for these leasing arrangements as capital financings, however, Entergy believes that consolidating the lessors would not materially affect the financial statements.  In the unlikely event of default under a lease, remedies available to the lessor include payment by the lessee of the fair value of the undivided interest in the plant, payment of the present value of the basic rent payments, or payment of a predetermined casualty value.  Entergy believes, however, that the obligations recorded on the balance sheets materially represent each company’s potential exposure to loss.

Entergy has also reviewed various lease arrangements, power purchase agreements, and other agreements in which it holds a variable interest.  In these cases, Entergy has determined that it is not the primary beneficiary of the related VIE because it does not have the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance, or it does not have the obligation to absorb losses or the right to residual returns that would potentially be significant to the entity, or both.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 19.   TRANSACTIONS WITH AFFILIATES (Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Each Registrant Subsidiary purchases electricity from or sells electricity to the other Registrant Subsidiaries, or both, under rate schedules filed with FERC.  The Registrant Subsidiaries receive management, technical, advisory, operating, and administrative services from Entergy Services; receive management, technical, and operating services from Entergy Operations; and until the first quarter 2011 purchased fuel from System Fuels.  These transactions are on an “at cost” basis.  In addition, Entergy Power sells electricity to Entergy Arkansas, Entergy Louisiana, and Entergy New Orleans.  RS Cogen sells electricity to Entergy Gulf States Louisiana.

As described in Note 1 to the financial statements, all of System Energy’s operating revenues consist of billings to Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans.

As described in Note 4 to the financial statements, the Registrant Subsidiaries participate in Entergy’s money pool and earn interest income from the money pool.  Entergy Arkansas, Entergy Mississippi, and Entergy New Orleans also received interest income from System Fuels until the first quarter 2011, when System Fuels repaid each company’s investment in System Fuels.  As described in Note 2 to the financial statements, Entergy Gulf States Louisiana and Entergy Louisiana receive preferred membership distributions from Entergy Holdings Company.

The tables below contain the various affiliate transactions of the Utility operating companies, System Energy, and other Entergy affiliates.
Intercompany Revenues

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Millions)
2013	$349.9	$383.1	$114.9	$107.3	$27.0	$369.4	$735.1
2012	$324.0	$380.6	$138.2	$36.1	$43.9	$313.2	$622.1
2011	$293.8	$574.5	$139.0	$125.1	$96.9	$264.1	$563.4

Intercompany Operating Expenses

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Millions)
	(a)	(b)	(c)		(d)
2013	$656.1	$672.8	$667.6	$399.0	$279.6	$418.1	$175.2
2012	$580.7	$532.3	$597.4	$352.7	$247.2	$386.1	$147.4
2011	$752.7	$563.1	$574.0	$337.2	$226.6	$486.6	$131.5

(a)	Includes $3.3 million in 2013, $1.4 million in 2012, and $1.2 million in 2011 for power purchased from Entergy Power.

(b)	Includes power purchased from RS Cogen of $3.2 million in 2013, $2.8 million in 2012, and $41.1 million in 2011.

(c)	Includes power purchased from Entergy Power of $8.1 million in 2013, $14.3 million in 2012, and $14.5 million in 2011.

(d)	Includes power purchased from Entergy Power of $8.0 million in 2013, $14.1 million in 2012, and $14.2 million in 2011.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Intercompany Interest and Investment Income

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Millions)
2013	$—	$27.5	$78.2	$—	$—	$—	$—
2012	$—	$28.2	$78.2	$—	$—	$0.1	$—
2011	$0.1	$32.5	$78.1	$0.1	$0.1	$—	$0.6

NOTE 20.  QUARTERLY FINANCIAL DATA (UNAUDITED) (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Operating results for the four quarters of 2013 and 2012 for Entergy Corporation and subsidiaries were:

	Operating Revenues	Operating Income (Loss)	Consolidated Net Income (Loss)	Net Income (Loss) Attributable to Entergy Corporation
	(In Thousands)
2013:
First Quarter	$2,608,874	$394,045	$166,982	$161,400
Second Quarter	$2,738,208	$346,512	$168,055	$163,723
Third Quarter	$3,351,959	$388,894	$244,182	$239,850
Fourth Quarter	$2,691,906	$225,548	$151,353	$146,929
2012:
First Quarter	$2,383,659	($56,857)	($146,740)	($151,683)
Second Quarter	$2,518,600	$342,984	$370,583	$365,001
Third Quarter	$2,963,560	$690,852	$342,670	$337,088
Fourth Quarter	$2,436,260	$324,202	$301,850	$296,267
Earnings per Average Common Share

	2013		2012
	Basic	Diluted	Basic	Diluted
First Quarter	$0.91	$0.90	($0.86)	($0.86)
Second Quarter	$0.92	$0.92	$2.06	$2.06
Third Quarter	$1.35	$1.34	$1.90	$1.89
Fourth Quarter	$0.82	$0.82	$1.67	$1.67

As discussed in more detail in Note 1 to the financial statements, operating results for 2013 and 2012 include a $321.5 million ($202.2 million after-tax) and $355.5 million ($223.5 million after-tax), respectively, of impairment and other related charges primarily to write down the carrying value of Vermont Yankee and related assets to their fair values. Also, as discussed in more detail in Note 13 to the financial statements, operating results include approximately $110 million ($70 million after-tax) in costs in 2013 associated with the human capital management strategic initiative, primarily implementation costs, severance expenses, pension curtailment losses, and special termination benefits expense. In December 2013, Entergy deferred for future recovery approximately $45 million ($30 million after-tax) of these costs in the Arkansas and Louisiana jurisdictions, as approved by the APSC and the LPSC, respectively.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The business of the Utility operating companies is subject to seasonal fluctuations with the peak periods occurring during the third quarter.  Operating results for the Registrant Subsidiaries for the four quarters of 2013 and 2012 were:
Operating Revenues

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
2013:
First Quarter	$542,392	$419,955	$606,085	$291,641	$146,466	$306,173	$168,578
Second Quarter	$508,653	$492,361	$635,805	$326,039	$142,841	$455,100	$172,177
Third Quarter	$647,671	$558,331	$782,789	$397,833	$178,641	$526,978	$192,679
Fourth Quarter	$491,443	$470,486	$602,256	$319,027	$152,208	$440,548	$201,655
2012:
First Quarter	$475,178	$399,622	$482,358	$261,760	$129,156	$326,924	$126,034
Second Quarter	$502,022	$401,356	$561,787	$277,204	$129,244	$358,067	$113,699
Third Quarter	$656,201	$434,451	$614,044	$321,771	$161,565	$489,078	$188,680
Fourth Quarter	$493,603	$419,465	$491,254	$259,631	$149,775	$407,427	$193,705

Operating Income (Loss)

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
2013:
First Quarter	$43,314	$52,083	$64,728	$37,123	$4,272	$26,277	$52,052
Second Quarter	$80,942	$53,856	$88,691	$46,809	$3,627	$38,355	$51,632
Third Quarter	$157,681	$85,284	$145,847	$70,186	$15,895	$79,430	$52,029
Fourth Quarter	$23,123	$56,114	$56,128	$36,112	$3,070	$30,071	$47,367
2012:
First Quarter	$39,816	$55,226	$36,142	$28,338	$3,250	$25,063	$35,456
Second Quarter	$87,899	$56,037	($41,253)	$42,225	$10,009	$48,983	$38,245
Third Quarter	$152,836	$85,561	$121,725	$59,331	$19,565	$61,234	$58,934
Fourth Quarter	$26,833	$52,138	$32,397	$30,621	$3,066	$34,533	$58,776

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Net Income (Loss)

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
2013:
First Quarter	$14,719	$27,165	$45,376	$13,934	$1,307	$922	$28,006
Second Quarter	$40,483	$29,720	$61,377	$18,954	$598	$10,953	$27,734
Third Quarter	$82,577	$62,642	$100,597	$33,813	$8,086	$35,801	$35,105
Fourth Quarter	$24,169	$42,135	$45,114	$15,458	$1,692	$10,205	$22,819
2012:
First Quarter	$13,874	$28,358	$33,295	$8,682	$40	$1,745	$26,536
Second Quarter	$45,755	$50,389	$130,714	$15,914	$7,186	$16,204	$35,368
Third Quarter	$82,551	$50,210	$80,208	$27,080	$10,555	$19,234	$30,616
Fourth Quarter	$10,185	$30,020	$36,864	($4,908)	($716)	$4,788	$19,346

Earnings (Loss) Applicable to Common Equity

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans
	(In Thousands)
2013:
First Quarter	$13,001	$26,959	$43,638	$13,227	$1,066
Second Quarter	$38,765	$29,514	$59,639	$18,247	$357
Third Quarter	$80,859	$62,436	$98,859	$33,106	$7,845
Fourth Quarter	$22,450	$41,928	$43,378	$14,751	$1,450
2012:
First Quarter	$12,156	$28,152	$31,557	$7,975	($201)
Second Quarter	$44,037	$50,183	$128,976	$15,207	$6,945
Third Quarter	$80,833	$50,004	$78,470	$26,373	$10,314
Fourth Quarter	$8,466	$29,813	$35,128	($5,615)	($958)